REGISTRATION NO. 333-
============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------
                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              Metris Master Trust
                 (Issuer with respect to Offered Certificates)
                             --------------------

                           Metris Receivables, Inc.
                  (Originator of the Trust described herein)
            (Exact name of registrant as specified in its charter)
                              ------------------


                  DELAWARE                                    41-1810301
       (State or other jurisdiction of                     (I.R.S. employer
        incorporation or organization)                   identification number)

                                4400 BAKER ROAD
                                  SUITE F470
                             MINNETONKA, MN 55343
                                (612) 936-5077

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            JILL B. BARCLIFT, ESQ.
                             600 SOUTH HIGHWAY 169
                                  SUITE 1800
                           ST. LOUIS PARK, MN 55426
                                (612) 525-5090
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               Copies to:

  ANDREW M. FAULKNER, ESQ.     MICHAEL P. SHERMAN, ESQ.   RENWICK MARTIN, ESQ.
SKADDEN, ARPS, SLATE, MEAGHER  FINGERHUT COMPANIES, INC.    BROWN & WOOD LLP
        & FLOM LLP                 4400 BAKER ROAD     ONE WORLD TRADE CENTER
    919 THIRD AVENUE             MINNETONKA, MN 55343          58TH FLOOR
    NEW YORK, NY 10022             (612) 932-3585         NEW YORK, NY 10048
      (212) 735-2853                                        (212) 839-5319

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of the Registration
Statement.

   If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                             ------------------


                      CALCULATION OF REGISTRATION FEE
======================================================================================
  TITLE OF EACH
      CLASS
 OF SECURITIES TO                 PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
        BE        AMOUNT TO BE   OFFERING PRICE PER  AGGREGATE OFFERING  REGISTRATION
    REGISTERED     REGISTERED      CERTIFICATE (1)       PRICE (1)            FEE
--------------------------------------------------------------------------------------
____% Asset            $500,000         100%            $500,000            $151.52
Backed
Certificates,
Series 1997-2,
Class A...........
---------------------------------------------------------------------------------------
____% Asset            $500,000         100%            $500,000            $151.52
Backed
Certificates,
Series 1997-2,
Class B...........
---------------------------------------------------------------------------------------
Total.............    $1,000,000        100%          $1,000,000            $303.04
=======================================================================================

(1)   Estimated solely for purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


SUBJECT TO COMPLETION, DATED __________, 1997




Prospectus

                              METRIS MASTER TRUST

      $__________ ___% ASSET BACKED CERTIFICATES, SERIES 1997-2, CLASS A $__________ ___% ASSET BACKED CERTIFICATES, SERIES 1997-2, CLASS B



      METRIS RECEIVABLES, INC.         DIRECT MERCHANTS CREDIT CARD BANK,
                 TRANSFEROR                NATIONAL ASSOCIATION SERVICER

                              ------------------


   Each of the ____% Asset Backed Certificates, Series 1997-2, Class A (the "Class A Certificates") and each of the ____% Asset Backed Certificates, Series 1997-2, Class B (the "Class B Certificates," and, together with the Class A Certificates, the "Offered Certificates") will represent an undivided interest in the Metris Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement among Metris Receivables, Inc., as transferor (the "Transferor"), Direct Merchants Credit Card Bank, National Association, as servicer (the "Servicer") and The Bank of New York (Delaware), as trustee (the "Trustee"). The fractional undivided interests in the Trust represented by the Class B Certificates will be subordinated to fund certain payments with respect to the Class A Certificates as described in "Description of the Offered Certificates--Application of Collections," "--Reallocated Principal Collections," and "--Investor Charge-Offs." The property of the Trust includes a portfolio of receivables (the "Receivables") generated or acquired from time to time in the ordinary course of business in a portfolio of MasterCard(R) and VISA(R) or other revolving consumer credit card accounts (the "Accounts"), all monies due or to become due in payment of such Receivables and the benefit of funds on deposit in certain accounts, including the Pre-Funding Account (as defined herein). Certain capitalized terms used herein are defined in the "Glossary of Terms" beginning on page 109 herein.


   POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 29 HEREIN.

                             ------------------


      THE OFFERED CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF THE TRANSFEROR, METRIS COMPANIES INC., DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION OR ANY AFFILIATE THEREOF. AN OFFERED CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE OFFERED CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=========================================================================
                          PRICE TO    UNDERWRITING      PROCEEDS TO
                          PUBLIC(1)     DISCOUNT    THE TRANSFEROR(1)(2)

-------------------------------------------------------------------------
Per Class A Certificate       %             %                 %
-------------------------------------------------------------------------
Per Class B Certificate       %             %                 %
-------------------------------------------------------------------------
Total..................       $             $                 $
=========================================================================
(1)   Plus accrued interest, if any, from               , 1997.
(2)   Before deduction of expenses estimated to be $            .

       The Offered Certificates are offered by the Underwriters as described in "Underwriting," subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form on or about , 1997 through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System.

UNDERWRITERS OF THE CLASS A CERTIFICATES
BEAR, STEARNS & CO. INC.

                    UNDERWRITER OF THE CLASS B CERTIFICATES
BEAR, STEARNS & CO. INC.

                              ------------------


             The date of this Prospectus is         , 1997.


       Concurrently with the issuance of the Offered Certificates, the Trust will issue the Asset Backed Certificates, Series 1997-2, Class C (the "Class C Certificates"), which may be privately placed, and will issue the Asset Backed Certificates, Series 1997-2, Class D (the "Class D Certificates," and, together with the Class C Certificates and the Offered Certificates, the "Certificates") to the Transferor. The Class C Certificates and the Class D Certificates are not being offered pursuant to this Prospectus. The Offered Certificates, the Class C Certificates and the Class D Certificates constitute "Series 1997-2". The fractional undivided interests in the Trust represented by the Class C Certificates will be subordinated to fund certain payments with respect to the Offered Certificates and the fractional undivided interests in the Trust represented by the Class D Certificates will be subordinated to fund certain payments with respect to the Class C Certificates and the Offered Certificates. See "Description of the Offered Certificates--Application of Collections," "--Reallocated Principal Collections," and "--Investor Charge-Offs." The Transferor will own the remaining undivided interest in the Trust not represented by the Certificates and any other investor certificates issued by the Trust, which retained interest will be represented by the Exchangeable Transferor Certificate (as defined herein). The Transferor from time to time may offer other series of certificates that evidence undivided interests in certain assets of the Trust by exchanging a portion of its interest in the Trust therefor. Only the Offered Certificates are being offered hereby.

       Interest will accrue on the Class A Certificates at the rate of % per annum (the "Class A Certificate Rate"). Interest will accrue on the Class B Certificates at the rate of % per annum (the "Class B Certificate Rate"). Interest with respect to the Certificates will be paid on , 1997 and on the 20th day of each month thereafter (or, if any such 20th day is not a business day, the next succeeding business day) (each a "Distribution Date"). Principal with respect to the Class A Certificates and the Class B Certificates is scheduled to be distributed on the Distribution Date (the "Expected Final Payment Date"), but may be distributed earlier or later under certain circumstances described herein. Principal payments will not be made to Class B Certificateholders unless and until the Class A Invested Amount is paid in full. See "Maturity Considerations" and "Description of the Offered Certificates--Pay Out Events."

       There currently is no secondary market for the Offered Certificates, and there is no assurance that one will develop or, if one does develop, that it will continue until the Offered Certificates are paid in full.

       Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Offered Certificates. Such transactions may include stabilizing and the purchase of Offered Certificates to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.



                         REPORTS TO CERTIFICATEHOLDERS

       Unless and until Definitive Certificates (as defined herein) are issued (which will occur under the limited circumstances described herein), monthly and annual reports, containing information concerning the Trust and prepared by the Servicer pursuant to the Pooling and Servicing Agreement (as defined herein), will be sent on behalf of the Trust to Cede & Co., as nominee of The Depository Trust Company ("DTC") which will be the only registered holder (a "Certificateholder") of the Offered Certificates. See "Description of the Offered Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. None of Metris Companies Inc., Direct Merchants Credit Card Bank, National Association, or any successor servicer intends to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Offered Certificates ("Certificate Owners"). The Transferor will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder for so long as the Offered Certificates are outstanding.

                           AVAILABLE INFORMATION

       Metris Receivables, Inc., as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on behalf of the Trust with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public references facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission. Periodic reports with respect to the Trust that have been filed under the Exchange Act and the rules and regulations of the Commission thereunder and other information filed by the Transferor can be inspected and copied at the public reference facilities maintained by the Commission referred to above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       All reports and other documents filed by the Transferor, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       The Transferor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Metris Receivables, Inc., 4400 Baker Road, Suite F470, Minnetonka, Minnesota 55343. Telephone requests for such copies should be directed to Metris Receivables, Inc. at (612) 936-5077.


                               OTHER INFORMATION

       Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Transferor or such Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

       The distribution of this Prospectus and the offering of the Offered Certificates in certain jurisdictions may be restricted by law. Persons into whose possession this Prospectus comes are required by the Underwriters to inform themselves about and to observe any such restrictions.


                              PROSPECTUS SUMMARY

       The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined in the "Glossary of Terms" beginning on page 109 or elsewhere in this Prospectus. Unless the context requires otherwise, certain capitalized terms, when used in this Prospectus, relate only to the Certificates and not to other certificates which may exist from time to time.

Offered Certificates.............   $               aggregate principal
                                      amount of Class A Certificates and
                                      $         aggregate principal amount of
                                      Class B  Certificates are being offered
                                      hereby.

                                    The Offered Certificates represent
                                      interests in the Trust only and do not
                                      represent interests in or recourse
                                      obligations of Metris Companies Inc.
                                      ("Metris"), Direct Merchants Credit
                                      Card Bank, National Association
                                      ("Direct Merchants Bank"), the
                                      Transferor, or any affiliate of any of
                                      them.

                                    The Class B Certificates will be
                                      subordinated to fund certain payments
                                      with respect to the Class A
                                      Certificates as described herein. See
                                      "Description of the Offered Certifi-
                                      cates--Subordination of the Class
                                      B Certificates."

Other Certificates...............   $            aggregate principal amount
                                      of Class C Certificates and $
                                      aggregate principal amount of Class D
                                      Certificates are being issued
                                      concurrently to the Transferor. The
                                      Trust has previously issued three other
                                      Series. See "Annex I: Other Series" for
                                      a summary of the terms of these other
                                      Series. The Transferor from time to
                                      time may create other Series of
                                      certificates that evidence undivided
                                      interests in assets of the Trust (other
                                      than any Enhancement for, or
                                      Collections allocated initially to, any
                                      other Series), by exchanging a portion
                                      of its interest in the Trust. Only the
                                      Offered Certificates are being offered
                                      hereby.

Transferor.......................   Metris Receivables, Inc. is the
                                      Transferor. The principal executive
                                      offices of the Transferor are located
                                      at 4400 Baker Road, Suite F470,
                                      Minnetonka, MN 55343, telephone number
                                      (612) 936-5077. See "The Transferor."

Servicer.........................   Direct Merchants Bank will be the initial
                                      Servicer. The principal executive
                                      offices of the Servicer are located at
                                      1455 West 2200 South, Salt Lake City,
                                      Utah 84119, telephone number (801)
                                      974-4699. A substitute Servicer may be
                                      appointed in certain circumstances. See
                                      "Description of the Offered
                                      Certificates--Certain Matters Regarding
                                      the Transferor and the Servicer."

Trustee..........................   The Bank of New York (Delaware), is the
                                      Trustee. Under certain circumstances
                                      specified herein, the Transferor and
                                      the holders of the Certificates will
                                      have the right to remove the Trustee.
                                      See "Description of the Offered
                                      Certificates--The Trustee."

Credit Card Originators..........   The Credit Card Originators are Direct
                                      Merchants Bank and its successors or
                                      assigns under the Bank Purchase
                                      Agreement or any other transferee of
                                      Accounts from Direct Merchants Bank. In
                                      addition, Credit Card Originators may
                                      include any other originator of
                                      Accounts that enters into a receivables
                                      purchase agreement with Direct
                                      Merchants Bank, Metris (or any
                                      successor to or assignee of Metris that
                                      is a party to a receivables purchase
                                      agreement with the Transferor) or the
                                      Transferor in accordance with the
                                      provisions of the Pooling and Servicing
                                      Agreement, from time to time.

Trust............................   Metris Master Trust (the "Trust") was
                                      formed pursuant to the Pooling and
                                      Servicing Agreement, which has been
                                      supplemented by the Supplements
                                      thereto relating to the Previously
                                      Issued Series and will be
                                      supplemented by the Series 1997-2
                                      Supplement relating to the
                                      Certificates and the Supplements
                                      applicable to any other Series that
                                      may be issued in the future. See "The
                                      Trust."

                                    As more fully described below and
                                      elsewhere herein, the Trust's assets
                                      include the Receivables (the
                                      "Receivables") that arise under
                                      certain MasterCard(R)and VISA(R)1
                                      accounts and may arise under other
                                      revolving consumer credit card
                                      accounts (the "Accounts") and the
                                      proceeds thereof arising under the
                                      Accounts from time to time.
                                      Collections on the Receivables are
                                      deposited into the Collection Account
                                      maintained in the name of the Trust
                                      and allocated on each business day
                                      between collections on Finance Charge
                                      Receivables ("Finance Charge
                                      Collections") and Collections
                                      received with respect to Principal
                                      Receivables ("Principal
                                      Collections"). Finance Charge
                                      Collections and Principal Collections
                                      are allocated on each business day
                                      among the Transferor Interest and the
                                      respective interests of the
                                      certificateholders of each Series
                                      issued and outstanding from time to
                                      time in accordance with the Pooling
                                      and Servicing Agreement and
                                      applicable Supplements. In general,
                                      in accordance with such allocations
                                      and the provisions of the Pooling and
                                      Servicing Agreement and the
                                      applicable Supplements, (i) Finance
                                      Charge Collections and certain other
                                      amounts are applied on each business
                                      day to fund interest on the
                                      certificates of any Series then
                                      outstanding, to pay certain fees and
                                      expenses, to cover investor default
                                      amounts, to reimburse investor
                                      charge-offs and to make required
                                      payments to the Transferor, and (ii)
                                      Principal Collections and certain
                                      other amounts are applied on each
                                      business day to fund principal on the
                                      certificates of any Series then
                                      outstanding, except that during any
                                      revolving period applicable to a
                                      Series, Principal Collections
                                      otherwise allocable to the
                                      certificateholders of such Series are
                                      paid to the holder of the
                                      Exchangeable Transferor Certificate
                                      or, with respect to amounts allocated
                                      to any class of certificates of such
                                      Series which are not retained by the
                                      Transferor, paid to the
                                      certificateholders of any other
                                      Series then outstanding. See
                                      "Description of the Offered
                                      Certificates--Application of
                                      Collections--Payment of Fees,
                                      Interest and Other Items."

Trust Assets.....................   The Trust assets include (i) all
                                      Receivables generated or acquired
                                      from time to time by Direct Merchants
                                      Bank satisfying certain criteria
                                      described herein (see "Description of
                                      the Offered Certificates--Eligible
                                      Receivables"), (ii) all funds to be
                                      collected from Obligors in respect of
                                      the Receivables (which shall not
                                      include fees and charges for
                                      insurance and insurance type
                                      products), (iii) all right, title,
                                      and interest of the Transferor in,
                                      to, and under the Purchase Agreement
                                      and the Bank Purchase Agreement, (iv)
                                      the benefit of funds on deposit in
                                      certain bank accounts maintained for
                                      the benefit of certificateholders of
                                      each Series, including the Excess
                                      Funding Account, (v) the benefit of
                                      funds on deposit in certain bank
                                      accounts maintained for the benefit
                                      of the Certificateholders, including
                                      the Pre-Funding Account and the
                                      Principal Funding Account, (vi)
                                      Recoveries, and (vii) proceeds of the
                                      foregoing. The Offered Certificates
                                      will not have the benefit of any
                                      Enhancement other than the
                                      subordination of the Class B
                                      Certificates, Class C Certificates
                                      and Class D Certificates for the
                                      benefit of each Class of Certificates
                                      with an earlier alphabetical
                                      designation as described above. The
                                      Trust assets do not currently include
                                      interchange fees received by Direct
                                      Merchants Bank in connection with the
                                      Receivables, but such fees may be
                                      included as Trust assets at some
                                      future date.

                                    Pursuant to the Bank Purchase Agreement,
                                      Metris purchases from Direct
                                      Merchants Bank all of the Receivables
                                      arising from time to time under
                                      Accounts. See "Description of the
                                      Purchase Agreements--Purchases of
                                      Receivables."

                                    Pursuant to the Purchase Agreement, the
                                      Transferor purchases from Metris all
                                      of the Receivables arising from time
                                      to time under Accounts. See
                                      "Description of the Purchase
                                      Agreements--Purchases of
                                      Receivables."

                                    Direct Merchants Bank, Metris or the
                                      Transferor may, from time to time,
                                      enter into similar receivables
                                      purchase agreements with other Credit
                                      Card Originators.

----------------
 1 Mastercard(R) and VISA(R) are federally registered servicemarks of Mastercard International Inc. and VISA USA Incorporated, respectively.

                                    Pursuant to the Pooling and Servicing
                                      Agreement, the Transferor
                                      automatically transfers to the Trust
                                      all of its right, title and interest
                                      in and to the Receivables purchased
                                      by it pursuant to the Purchase
                                      Agreement. See "Risk
                                      Factors--Transfer of the Receivables;
                                      Insolvency Risk Considerations" for a
                                      discussion of certain legal
                                      considerations relating to such
                                      transfer.

Receivables......................   The Receivables consist of amounts owing
                                      on MasterCard(R)credit cards and
                                      VISA(R) credit cards and may include
                                      amounts owing on other revolving
                                      credit cards (see "Description of the
                                      Offered Certificates--Eligible
                                      Receivables"). The Receivables in the
                                      Trust are divided into two
                                      components: Principal Receivables and
                                      Finance Charge Receivables. At any
                                      time, "Finance Charge Receivables"
                                      means all amounts billed from time to
                                      time to the Obligors on any Account
                                      in respect of Periodic Finance
                                      Charges, overlimit fees, late
                                      charges, returned check fees, annual
                                      membership fees and annual service
                                      charges, if any, transaction charges,
                                      cash advance fees and similar fees
                                      and charges (excluding fees and
                                      charges for insurance and insurance
                                      type products and interchange fees),
                                      plus Recoveries, investment earnings
                                      on amounts credited to the Excess
                                      Funding Account and Discount Option
                                      Receivables, if any. "Principal
                                      Receivables" equals all other
                                      Eligible Receivables.

                                    All new Receivables arising in the
                                      Accounts are purchased by Metris from
                                      Direct Merchants Bank pursuant to the
                                      Bank Purchase Agreement and
                                      subsequently are purchased by the
                                      Transferor from Metris pursuant to
                                      the Purchase Agreement and thereafter
                                      will be automatically transferred to
                                      the Trust. Accordingly, the amount of
                                      Receivables fluctuates from day to
                                      day as new Receivables are generated
                                      and as existing Receivables are
                                      collected, written off as
                                      uncollectible, or otherwise adjusted.

Collections......................   The Servicer deposits all collections of
                                      Receivables in the Collection Account
                                      ("Collections"). The Collections on
                                      the Receivables received on any
                                      business day are allocated by the
                                      Servicer between Principal
                                      Collections and Finance Charge
                                      Collections in accordance with the
                                      definitions thereof. All such amounts
                                      are then allocated in accordance with
                                      the respective interests of the
                                      Certificateholders, the
                                      certificateholders of any other
                                      Series, and the holder of the
                                      Exchangeable Transferor Certificate
                                      in the Principal Receivables and in
                                      the Finance Charge Receivables in the
                                      Trust. See "Description of the
                                      Offered Certificates--Allocation
                                      Percentages."

Allocation of Trust Assets.......   The Trust's assets will be allocated
                                      among the Class A Certificateholders'
                                      Interest, the Class B
                                      Certificateholders' Interest, the
                                      Class C Certificateholders' Interest,
                                      the Class D Certificateholders'
                                      Interest, the interest of the
                                      Certificateholders of the Previously
                                      Issued Series and any other Series
                                      issued pursuant to the Pooling and
                                      Servicing Agreement and applicable
                                      Supplements, and the Transferor
                                      Interest. The interest of the
                                      certificateholders of any class of
                                      any Series in the assets of the Trust
                                      will be limited to the
                                      certificateholders' interest for such
                                      class and Series, and such
                                      certificateholders will not have any
                                      recourse against any assets of the
                                      Trust other than those allocated to
                                      such certificateholders' interest
                                      pursuant to the Pooling and Servicing
                                      Agreement and any applicable
                                      Supplement. The Transferor Interest
                                      represents the right to the assets of
                                      the Trust not allocated to the
                                      Certificateholders' Interest or the
                                      interest of the certificateholders of
                                      any other Series issued pursuant to
                                      the Pooling and Servicing Agreement
                                      and applicable Supplements. The
                                      principal amount of the Transferor
                                      Interest will fluctuate as the amount
                                      of Receivables in the Trust, the
                                      invested amount of each Series
                                      (including the Variable Funding
                                      Certificates) and the amounts on
                                      deposit in the Excess Funding Account
                                      and the Pre-Funding Account change
                                      from time to time. See "Description
                                      of the Offered Certificates--General,"
                                      "--Previously Issued Series," "--Excess
                                      Funding Account" and "--Pre-Funding
                                      Account."

                                    The Class A Certificates will evidence
                                      undivided interests in the assets of
                                      the Trust allocated to the Class A
                                      Certificateholders' Interest and will
                                      represent the right to receive from
                                      such assets funds up to (but not in
                                      excess of) the amounts required to
                                      make payments of interest on the
                                      Class A Certificates at the Class A
                                      Certificate Rate, the payment of
                                      principal to the extent of the Class
                                      A Invested Amount (which may be less
                                      than the aggregate unpaid principal
                                      amount of the Class A Certificates,
                                      in certain circumstances, if the
                                      Investor Default Amount exceeds funds
                                      allocable thereto and the Class B
                                      Invested Amount, the Class C Invested
                                      Amount and the Class D Invested
                                      Amount are reduced to zero) and
                                      amounts on deposit in the Pre-Funding
                                      Account allocated to the Class A
                                      Certificates. See "Description of the
                                      Offered Certificates--Subordination
                                      of the Class B Certificates,"
                                      "--Pre-Funding Account,"
                                      "--Allocation Percentages" and
                                      "--Investor Charge-Offs."

                                    The Class B Certificates will evidence
                                      undivided interests in the assets of
                                      the Trust allocated to the Class B
                                      Certificateholders' Interest and will
                                      represent the right to receive from
                                      such assets funds up to (but not in
                                      excess of) the amounts required to
                                      make payments of interest on the
                                      Class B Certificates at the Class B
                                      Certificate Rate, the payment of
                                      principal to the extent of the Class
                                      B Invested Amount (which may be less
                                      than the aggregate unpaid principal
                                      amount of the Class B Certificates,
                                      in certain circumstances, if the
                                      Investor Default Amount exceeds funds
                                      allocable thereto and the Class C
                                      Invested Amount and the Class D
                                      Invested Amount are reduced to zero)
                                      and amounts on deposit in the
                                      Pre-Funding Account allocated to the
                                      Class B Certificates. See
                                      "Description of the Offered
                                      Certificates--Subordination of the
                                      Class B Certificates," "--Pre-Funding
                                      Account," "--Allocation Percentages"
                                      and "--Investor Charge-Offs."

                                    The Class C Certificates will evidence
                                      undivided interests in the assets of
                                      the Trust allocated to the Class C
                                      Certificateholders' Interest and will
                                      represent the right to receive from
                                      such assets funds up to (but not in
                                      excess of) the amounts required to
                                      make payments of interest on the
                                      Class C Certificates at the Class C
                                      Certificate Rate, the payment of
                                      principal to the extent of the Class
                                      C Invested Amount (which may be less
                                      than the aggregate unpaid principal
                                      amount of the Class C Certificates,
                                      in certain circumstances, if the
                                      Investor Default Amount exceeds funds
                                      allocable thereto and the Class D
                                      Invested Amount is reduced to zero)
                                      and amounts on deposit in the
                                      Pre-Funding Account allocated to the
                                      Class C Certificates. See
                                      "Description of the Offered
                                      Certificates--Subordination of the
                                      Class B Certificates," "--Pre-Funding
                                      Account," "--Allocation Percentages"
                                      and "--Investor Charge-Offs." The
                                      Class C Certificates are not being
                                      offered hereby.

                                    The Class D Certificates will evidence
                                      undivided interests in the assets of
                                      the Trust allocated to the Class D
                                      Certificateholders' Interest and will
                                      represent the right to receive from
                                      such assets funds up to (but not in
                                      excess of) the amounts required to
                                      make payments of principal and
                                      interest (if any) to the extent of
                                      the Class D Invested Amount. The
                                      Class D Certificates are not being
                                      offered hereby.

                                    The aggregate amount of Receivables in
                                      the Accounts as of             , 1997
                                      was $         comprised of $        of
                                      Finance Charge Receivables and
                                      $         of Principal Receivables. The
                                      "Initial Invested Amount" will be equal
                                      to the sum of (i) an amount equal to
                                      the initial principal balance of the
                                      Class A Certificates less the Class A
                                      Percentage on the Closing Date of the
                                      initial deposit to the Pre-Funding
                                      Account, plus the Class A Percentage of
                                      any withdrawals from the Pre-Funding
                                      Account during the Funding Period in
                                      connection with increases in the
                                      aggregate amount of Principal
                                      Receivables in the Trust; (ii) an
                                      amount equal to the initial principal
                                      balance of the Class B Certificates
                                      less the Class B Percentage on the
                                      Closing Date of the initial deposit to
                                      the Pre-Funding Account, plus the Class
                                      B Percentage of any withdrawals from
                                      the Pre-Funding Account during the
                                      Funding Period in connection with
                                      increases in the aggregate amount of
                                      Principal Receivables in the Trust;
                                      (iii) an amount equal to the initial
                                      principal balance of the Class C
                                      Certificates less the Class C
                                      Percentage on the Closing Date of the
                                      initial deposit to the Pre-Funding
                                      Account, plus the Class C Percentage of
                                      any withdrawals from the Pre-Funding
                                      Account during the Funding Period in
                                      connection with increases in the
                                      aggregate amount of Principal
                                      Receivables in the Trust; and (iv) an
                                      amount equal to the initial principal
                                      balance of the Class D Certificates.
                                      The Invested Amount will, except as
                                      otherwise provided herein, increase up
                                      to a maximum amount of $           (the
                                      "Full Invested Amount") during the
                                      Funding Period, remain fixed at the
                                      Full Invested Amount during the
                                      Revolving Period and decline thereafter
                                      during any Amortization Period or Early
                                      Amortization Period as principal is
                                      paid on the Certificates. The Invested
                                      Amount is subject to increase during
                                      the Funding Period to the extent
                                      amounts are withdrawn from the
                                      Pre-Funding Account and paid to the
                                      Transferor in connection with the
                                      addition of Principal Receivables to
                                      the Trust or, at the end of the Funding
                                      Period, deposited in the Excess Funding
                                      Account. During the Accumulation
                                      Period, the Adjusted Invested Amount
                                      will be reduced concurrently with
                                      deposits to the Principal Funding
                                      Account. The aggregate principal amount
                                      of the Certificates, except as
                                      otherwise provided herein, will remain
                                      fixed at the initial amount thereof
                                      during the period beginning on the
                                      Closing Date and ending with the date
                                      on which the first principal payment is
                                      made with respect to the Certificates
                                      during the Amortization Period. No
                                      payment of principal with respect to
                                      the Class B Certificates may be made
                                      until the final principal payment of
                                      the Class A Invested Amount with
                                      respect to the Class A Certificates has
                                      been made. No payment of principal with
                                      respect to the Class C Certificates may
                                      be made until the final principal
                                      payment of the Class A Invested Amount
                                      with respect to the Class A
                                      Certificates and the final principal
                                      payment of the Class B Invested Amount
                                      with respect to the Class B
                                      Certificates have been made. During the
                                      Accumulation Period, the Class D
                                      Invested Amount will be reduced
                                      concurrently with deposits to the
                                      Principal Funding Account for the
                                      benefit of the Offered Certificates and
                                      the Class C Certificates to an amount
                                      equal to the Stated Class D Amount. See
                                      "Description of the Offered
                                      Certificates--Principal Payments."

                                    The Class A Certificateholders' Interest,
                                      the Class B Certificateholders'
                                      Interest, the Class C Certificate-
                                      holders' Interest, and the Class D
                                      Certificateholders' Interest will
                                      each include the right to receive
                                      (but only to the extent needed to
                                      make required payments under the
                                      Pooling and Servicing Agreement)
                                      varying percentages of Finance Charge
                                      Collections and Principal Collections
                                      during each Monthly Period. Finance
                                      Charge Collections prior to the
                                      occurrence of a Pay Out Event, the
                                      amount of Receivables in Defaulted
                                      Accounts at all times, and Principal
                                      Collections during the Revolving
                                      Period will be allocated on each
                                      business day to the Class A
                                      Certificateholders' Interest, the
                                      Class B Certificateholders' Interest,
                                      the Class C Certificateholders'
                                      Interest, and the Class D
                                      Certificateholders' Interest based on
                                      the Class A Floating Allocation
                                      Percentage, the Class B Floating
                                      Allocation Percentage, the Class C
                                      Floating Allocation Percentage, and
                                      the Class D Floating Allocation
                                      Percentage, respectively. On and
                                      after the date on which a Pay Out
                                      Event is deemed to occur, Finance
                                      Charge Collections will be allocated
                                      on each business day to the Class A
                                      Certificate holders' Interest, the
                                      Class B Certificateholders' Interest,
                                      the Class C Certificateholders'
                                      Interest and the Class D
                                      Certificateholders' Interest based on
                                      the Fixed/Floating Allocation
                                      Percentage. During the Revolving
                                      Period for each Series, all Principal
                                      Collections that would otherwise be
                                      allocated to the Certificateholders
                                      will be allocated on each business
                                      day and paid to the holder of the
                                      Exchangeable Transferor Certificate
                                      (except for Shared Principal
                                      Collections used to make payments to
                                      other Series). During the
                                      Amortization Period, until the Class
                                      B Principal Payment Commencement
                                      Date, Principal Collections will
                                      generally be allocated on each
                                      business day to the Class A
                                      Certificateholders' Interest based on
                                      the Fixed/Floating Allocation
                                      Percentage. On and after the Class B
                                      Principal Payment Commencement Date,
                                      Principal Collections will generally
                                      be allocated on each business day to
                                      the Class B Certificateholders'
                                      Interest based on the Fixed/Floating
                                      Allocation Percentage. On and after
                                      the Class C Principal Payment
                                      Commencement Date, all Principal
                                      Collections will generally be
                                      allocated on each business day to the
                                      Class C Certificateholders' Interest
                                      based on the Fixed/Floating
                                      Allocation Percentage. See
                                      "Description of the Offered
                                      Certificates--Allocation
                                      Percentages."

Exchanges........................   The Pooling and Servicing Agreement
                                      provides that the Trustee will issue
                                      two types of certificates: (i)
                                      investor certificates in one or more
                                      Series each of which may have
                                      multiple classes of certificates of
                                      which one or more such classes may be
                                      transferable, and (ii) the
                                      Exchangeable Transferor Certificate.
                                      The Exchangeable Transferor
                                      Certificate will evidence the
                                      Transferor Interest, will initially
                                      be held by the Transferor, and will
                                      be transferable only as provided in
                                      the Pooling and Servicing Agreement,
                                      including through the issuance of a
                                      Supplemental Certificate. See
                                      "Description of the Offered
                                      Certificates--Exchanges." The
                                      Exchangeable Transferor Certificate
                                      is not being registered under the
                                      Securities Act. The Pooling and
                                      Servicing Agreement also provides
                                      that, pursuant to any one or more
                                      Supplements, the Transferor may
                                      tender the Exchangeable Transferor
                                      Certificate or, if provided in the
                                      relevant Supplement, certificates
                                      comprising any Series and the
                                      Exchangeable Transferor Certificate,
                                      to the Trustee in exchange for
                                      certificates comprising one or more
                                      new Series and a reissued
                                      Exchangeable Transferor Certificate.
                                      However, at all times, the interest
                                      in the Principal Receivables in the
                                      Trust and amounts on deposit in the
                                      Excess Funding Account represented by
                                      the Transferor Interest must equal or
                                      exceed the Minimum Transferor
                                      Interest. Under the Pooling and
                                      Servicing Agreement, the Transferor
                                      may define, with respect to any new
                                      Series, the Principal Terms of such
                                      Series. See "Description of the
                                      Offered Certificates--Exchanges." The
                                      Transferor may offer any Series for
                                      sale in transactions either
                                      registered under the Securities Act
                                      or exempt from registration
                                      thereunder, directly, through one or
                                      more underwriters or placement
                                      agents, in fixed-price offerings, in
                                      negotiated transactions or otherwise.
                                      The Transferor currently intends to
                                      offer, from time to time, additional
                                      Series issued by the Trust.

                                    Under the Pooling and Servicing
                                      Agreement, an Exchange of the
                                      Exchangeable Transferor Certificate
                                      for certificates comprising one or
                                      more Series and a reissued
                                      Exchangeable Transferor Certificate
                                      may occur only upon delivery to the
                                      Trustee of the following: (i) a
                                      Supplement specifying the Principal
                                      Terms of each Series to be issued in
                                      connection therewith, (ii) a Tax
                                      Opinion, (iii) if required by such
                                      Supplement, the form of Enhancement
                                      and an appropriate Enhancement
                                      agreement with respect thereto, (iv)
                                      written confirmation from each Rating
                                      Agency that the Exchange will not
                                      result in such Rating Agency reducing
                                      or withdrawing its rating on any then
                                      outstanding Series rated by it, (v)
                                      an officer's certificate of the
                                      Transferor stating that, after giving
                                      effect to such Exchange, the
                                      Transferor Interest would be at least
                                      equal to the Minimum Transferor
                                      Interest, and (vi) the existing
                                      Exchangeable Transferor Certificate
                                      and, if applicable, the existing
                                      certificates representing the Series
                                      to be exchanged. See "Description of
                                      the Offered Certificates--Exchanges."

Interest.........................   Interest on the Offered Certificates will
                                      be payable on , 1997 and on the 20th
                                      day of each month thereafter or, if
                                      such day is not a business day, on
                                      the next succeeding business day
                                      (each, a "Distribution Date"), in an
                                      amount equal to (i) with respect to
                                      the Class A Certificates, one-twelfth
                                      of the product of the Class A
                                      Certificate Rate and the outstanding
                                      principal balance of the Class A
                                      Certificates as of the preceding
                                      Record Date (or in the case of the
                                      first Distribution Date, the initial
                                      principal amount of the Class A
                                      Certificates) and (ii) with respect
                                      to the Class B Certificates,
                                      one-twelfth of the product of the
                                      Class B Certificate Rate and the
                                      outstanding principal balance of the
                                      Class B Certificates as of the
                                      preceding Record Date (or in the case
                                      of the first Distribution Date, the
                                      initial principal amount of the Class
                                      B Certificates). Interest for the
                                      first Distribution Date will include
                                      accrued interest at the applicable
                                      Certificate Rate (the "Certificate
                                      Rates") from the Closing Date through
                                      , 1997. Interest will be calculated
                                      on the basis of a 360-day year of
                                      twelve 30-day months.

                                    Interest payments on the Class A
                                      Certificates on each Distribution
                                      Date will be funded from Available
                                      Series Finance Charge Collections
                                      with respect to the preceding Monthly
                                      Period (or, with respect to the first
                                      Distribution Date, such Collections
                                      from and including the Closing Date
                                      to and including , 1997 plus the
                                      amount of the initial deposit to the
                                      Interest Funding Account to be made
                                      on the Closing Date) and from certain
                                      other funds allocated as set forth in
                                      the Pooling and Servicing Agreement
                                      to the respective classes of the
                                      Certificates and deposited on each
                                      business day during such Monthly
                                      Period in the Interest Funding
                                      Account. See "Description of the
                                      Offered Certificates--Interest
                                      Payments."

                                    Subject to the prior payment of interest
                                      on the Class A Certificates, interest
                                      payments on the Class B Certificates
                                      on each Distribution Date will be
                                      funded from the portion of Available
                                      Series Finance Charge Collections
                                      with respect to the preceding Monthly
                                      Period and from certain other funds
                                      allocated as set forth in the Pooling
                                      and Servicing Agreement to the Class
                                      B Certificates and deposited on each
                                      business day during such Monthly
                                      Period in the Interest Funding
                                      Account. See "Description of the
                                      Offered Certificates--Interest
                                      Payments" and "--Application of
                                      Collections."

Funding Period...................   During the period from and including the
                                      Closing Date to but excluding the
                                      earlier of (x) the first day for
                                      which the Invested Amount equals the
                                      Full Invested Amount; (y) the first
                                      day on which a Pay Out Event is
                                      deemed to occur; and (z) the first
                                      business day of the _________ Monthly
                                      Period (the "Funding Period"), the
                                      Pre-Funded Amount will be maintained
                                      in a trust account to be established
                                      with The Bank of New York (the
                                      "Pre-Funding Account"). The
                                      "Pre-Funded Amount" will equal the
                                      amount of the initial deposit to the
                                      Pre-Funding Account, less the amounts
                                      of any increases in the Invested
                                      Amount pursuant to the Series 1997-2
                                      Supplement in connection with the
                                      increase in the amount of Receivables
                                      in the Trust. On the Closing Date a
                                      cash deposit will be made to the
                                      Pre-Funding Account such that the
                                      amount of Principal Receivables plus
                                      the amount of such cash deposit on
                                      such date will at least equal the sum
                                      of the initial outstanding principal
                                      balances of the Class A Certificates,
                                      the Class B Certificates, the Class C
                                      Certificates and the Class D
                                      Certificates, and the then current
                                      outstanding principal amount of the
                                      Previously Issued Series. Funds on
                                      deposit in the Pre-Funding Account
                                      will be invested by the Trustee at
                                      the direction of the Servicer in Cash
                                      Equivalents.

                                    During the Funding Period, funds on
                                      deposit in the Pre-Funding Account
                                      will be withdrawn and paid to the
                                      Transferor to the extent of any
                                      increases in the Invested Amount as a
                                      result of the increase in the amount
                                      of Receivables in the Trust. The
                                      Transferor expects that the funds on
                                      deposit in the Pre-Funding Account
                                      will be fully invested in Receivables
                                      by the end of the _________ Monthly
                                      Period. In the event of the
                                      occurrence of a Pay Out Event during
                                      the Funding Period, the amounts
                                      remaining on deposit in the
                                      Pre-Funding Account, will be payable
                                      as principal first to the Class A
                                      Certificateholders until the Class A
                                      Invested Amount is paid in full and
                                      then to the Class B
                                      Certificateholders until the Class B
                                      Invested Amount is paid in full and
                                      then to the Class C Certificate-
                                      holders until the Class C
                                      Invested Amount is paid in full.
                                      Should the Pre-Funded Amount be
                                      greater than zero on the first day of
                                      the __________ Monthly Period, such
                                      amount will be deposited in the
                                      Excess Funding Account and the
                                      Invested Amount will be increased in
                                      an amount equal to such deposit.
                                      Amounts on deposit in the Excess
                                      Funding Account are treated as assets
                                      of the Trust allocated to all Series
                                      then outstanding and the Exchangeable
                                      Transferor Certificate and will be
                                      applied as described in "Description
                                      of the Offered Certificates--Excess
                                      Funding Account."

Revolving Period.................   The "Revolving Period" with respect to
                                      the Certificates means the period
                                      from and including the Closing Date
                                      to, but excluding, the earlier of (a)
                                      the commencement of the Accumulation
                                      Period and (b) the commencement of
                                      the Early Amortization Period. See
                                      "Description of the Certificates--Pay
                                      Out Events" herein for a discussion
                                      of the events which might lead to the
                                      termination of the Revolving Period
                                      prior to the commencement of the
                                      Accumulation Period. The accumulation
                                      period with respect to the
                                      Certificates (the "Accumulation
                                      Period") is scheduled to begin at the
                                      close of business on the last day of
                                      the _________ Monthly Period. Subject
                                      to the conditions set forth herein
                                      under "Description of the Offered
                                      Certificates--Postponement of
                                      Accumulation Period," the day on
                                      which the Revolving Period ends and
                                      the Accumulation Period begins may be
                                      delayed to no later than the close of
                                      business on the last day of the
                                      _________ Monthly Period. During the
                                      Revolving Period, Principal
                                      Collections otherwise allocable to
                                      the Certificateholders (other than
                                      any Shared Principal Collections paid
                                      to the holders of certificates of
                                      other Series and any Reallocated
                                      Principal Collections) will, subject
                                      to certain limitations, be paid from
                                      the Trust to the holder of the
                                      Exchangeable Transferor Certificate.
                                      See "Description of the Offered
                                      Certificates--Pay Out Events" for a
                                      discussion of the events which might
                                      lead to the termination of the
                                      Revolving Period for the Certificates
                                      prior to the end of the ________
                                      Monthly Period.

Principal Payment;
   Accumulation Period...........   Unless a Pay Out Event shall have
                                      occurred, the Accumulation Period
                                      will begin at the close of business
                                      on the last day of the Revolving
                                      Period and will end on the earliest
                                      to occur of (i) the commencement of
                                      the Early Amortization Period, (ii)
                                      payment of the Invested Amount in
                                      full and (iii) the Termination Date.
                                      With respect to each Monthly Period
                                      during the Accumulation Period, prior
                                      to the payment in full of the Class A
                                      Invested Amount, the Class B Invested
                                      Amount and the Class C Invested
                                      Amount, amounts equal to the least of
                                      (i) the Available Investor Principal
                                      Collections for such Monthly Period,
                                      (ii) the sum of the Controlled
                                      Accumulation Amount plus any
                                      Accumulation Shortfall for such
                                      Monthly Period and (iii) the ABC
                                      Adjusted Invested Amount, will be
                                      deposited monthly in the Principal
                                      Funding Account until the Principal
                                      Funding Account Balance is equal to
                                      the sum of the Class A Invested
                                      Amount, the Class B Invested Amount
                                      and the Class C Invested Amount.
                                      Although it is anticipated that
                                      during each Monthly Period in the
                                      Accumulation Period prior to the
                                      Expected Final Payment Date funds
                                      will be deposited in the Principal
                                      Funding Account in an amount equal to
                                      the applicable Controlled Deposit
                                      Amount and that scheduled principal
                                      will be available for distribution to
                                      the Class A Certificateholders and
                                      the Class B Certificateholders on the
                                      Expected Final Payment Date, no
                                      assurance can be given in that
                                      regard. See "Maturity
                                      Considerations." If the Principal
                                      Collections for any Monthly Period
                                      are less than the applicable
                                      Controlled Deposit Amount, the amount
                                      of such deficiency will be the
                                      applicable "Accumulation Shortfall"
                                      for the succeeding Monthly Period.
                                      See "Description of the Offered
                                      Certificates--Application of
                                      Collections" herein.

                                    Funds on deposit in the Principal Funding
                                      Account will be available to pay the
                                      Class A Certificateholders in respect
                                      of the Class A Invested Amount on the
                                      Expected Final Payment Date. If the
                                      aggregate principal amount of
                                      deposits made to the Principal
                                      Funding Account are insufficient to
                                      pay in full the Class A Invested
                                      Amount on the Expected Final Payment
                                      Date, the Early Amortization Period
                                      will commence as described below, and
                                      the Class A Certificateholders will
                                      receive distributions of Class A
                                      Principal and Class A Monthly
                                      Interest on each Distribution Date
                                      thereafter until the Class A Invested
                                      Amount is paid in full.

                                    On the Expected Final Payment Date,
                                      provided that the Class A Invested
                                      Amount is paid in full and the Early
                                      Amortization Period has not
                                      commenced, funds remaining on deposit
                                      in the Principal Funding Account will
                                      be used to pay the Class B Invested
                                      Amount as described herein. If the
                                      funds remaining on deposit in the
                                      Principal Funding Account are
                                      insufficient to pay in full the Class
                                      B Invested Amount on the Expected
                                      Final Payment Date, the Early
                                      Amortization Period will commence as
                                      described below, and the Class B
                                      Certificateholders will receive
                                      distributions of Class B Principal
                                      and Class B Monthly Interest on each
                                      Distribution Date thereafter until
                                      the Class B Invested Amount is paid
                                      in full.

                                    If a Pay Out Event occurs during the
                                      Accumulation Period, the Early
                                      Amortization Period will commence and
                                      any amount on deposit in the
                                      Principal Funding Account will be
                                      paid to the Certificateholders of
                                      each Class of Certificates,
                                      sequentially, in alphabetical order,
                                      on the Distribution Date following
                                      the Monthly Period in which the Early
                                      Amortization Period commences.

                                    Other Series offered by the Trust may or
                                      may not have accumulation periods
                                      like the Accumulation Period or
                                      amortization periods like the Early
                                      Amortization Period, and such periods
                                      may have different lengths and begin
                                      on different dates than the
                                      Accumulation Period or Early
                                      Amortization Period described herein.
                                      Thus, certain Series may be in their
                                      revolving periods while others are in
                                      periods during which Principal
                                      Collections are distributed to or
                                      accumulated for such other Series. In
                                      addition, other Series may allocate
                                      Principal Collections based upon
                                      different investor percentages. See
                                      "Description of the Offered
                                      Certificates--Exchanges" for a
                                      discussion of the potential terms of
                                      other Series. See "Annex I: Other
                                      Series" for a description of the
                                      terms of the Previously Issued
                                      Series.

Early Amortization Period........   During the Early Amortization Period,
                                      Principal Collections allocable to
                                      the respective Certificateholders'
                                      Interest and certain other amounts
                                      (including Shared Principal
                                      Collections from any other Series,
                                      funds on deposit in the Excess
                                      Funding Account and, on the first
                                      Distribution Date with respect to the
                                      Early Amortization Period, funds on
                                      deposit in the Pre-Funding Account or
                                      the Principal Funding Account) will
                                      no longer be reinvested in the Trust
                                      or otherwise used to maintain the
                                      Certificateholders' Interest of such
                                      Series, but instead will be
                                      distributed as principal payments
                                      monthly on each Distribution Date
                                      beginning with the first Distribution
                                      Date following the Monthly Period in
                                      which a Pay Out Event occurs or is
                                      deemed to have occurred to the Class
                                      A Certificateholders in respect of
                                      the Class A Invested Amount and,
                                      following the payment in full of the
                                      Class A Invested Amount, to the Class
                                      B Certificateholders in respect of
                                      the Class B Invested Amount and,
                                      following the payment in full of the
                                      Class B Invested Amount, to the Class
                                      C Certificateholders in respect of
                                      the Class C Invested Amount and,
                                      following the payment in full of the
                                      Class C Invested Amount, to the Class
                                      D Certificateholders until the Class
                                      D Invested Amount is paid in full.
                                      See "Description of the Offered
                                      Certificates--Pay Out Events."

Shared Principal Collections.....   To the extent that Principal Collections
                                      and other amounts that are allocated
                                      to the Certificateholders' Interest
                                      of any class of any Series are not
                                      needed to make payments to the
                                      Certificateholders of such class or
                                      required to be deposited in the
                                      Principal Account, they may be
                                      applied to cover principal payments
                                      due to or for the benefit of
                                      certificateholders of another Series,
                                      including principal payments which
                                      the Transferor elects to make with
                                      respect to any Variable Funding
                                      Certificates. Any such reallocation
                                      will not result in a reduction in the
                                      Certificateholders' Interest of the
                                      Series to which such Principal
                                      Collections were initially allocated.
                                      In addition, Principal Collections
                                      and certain other amounts otherwise
                                      allocable to other Series, to the
                                      extent such collections are not
                                      needed to make payments to the
                                      certificateholders of such other
                                      Series, may be applied to cover
                                      principal payments due to or for the
                                      benefit of the holders of the
                                      Certificates. See "Description of the
                                      Offered Certificates--Application of
                                      Collections."

Excess Funding Account...........   At any time at which the Transferor
                                      Interest is less than the Minimum
                                      Transferor Interest, funds (to the
                                      extent available therefor as
                                      described herein) otherwise payable
                                      to the Transferor will be deposited
                                      in the Excess Funding Account on each
                                      business day until the Transferor
                                      Interest is at least equal to the
                                      Minimum Transferor Interest. Funds on
                                      deposit in the Excess Funding Account
                                      may at the option of the Transferor
                                      be withdrawn and paid to the
                                      Transferor to the extent that on any
                                      day the Transferor Interest exceeds
                                      the Minimum Transferor Interest.

                                    Any funds on deposit in the Excess
                                      Funding Account at the beginning of
                                      the Amortization Period will be
                                      deposited in the Principal Account as
                                      part of Class A Principal, Class B
                                      Principal, or Class C Principal, as
                                      applicable, for any Distribution
                                      Date. In addition, no funds allocated
                                      to investor certificates will be
                                      deposited in the Excess Funding
                                      Account during any amortization
                                      period or early amortization period
                                      for any Series until the Principal
                                      Account for such Series for such
                                      Distribution Date has been fully
                                      funded or the investor certificates
                                      of such Series have been paid in
                                      full. See "Description of the Offered
                                      Certificates--Excess Funding
                                      Account."

Distribution of Available Series
   Finance Charge Collections
   Allocable to Certificate-
   holders.......................   Available Series Finance Charge
                                      Collections will be applied on each
                                      business day in a Monthly Period in
                                      the following order of priority:

                                    (i)   an amount equal to the amount of
                                          Class A Monthly Interest and any
                                          overdue Class A Monthly Interest
                                          not previously deposited in the
                                          Interest Funding Account for such
                                          Monthly Period and interest on any
                                          overdue interest amounts will be
                                          deposited in the Interest Funding
                                          Account;

                                    (ii)  an amount equal to the amount of
                                          Class B Monthly Interest and any
                                          overdue Class B Monthly Interest
                                          not previously deposited in the
                                          Interest Funding Account for such
                                          Monthly Period and interest on
                                          any overdue interest amounts will
                                          be deposited in the Interest
                                          Funding Account;

                                    (iii) an amount equal to the amount of
                                          Class C Monthly Interest and any
                                          overdue Class C Monthly Interest
                                          not previously deposited in the
                                          Interest Funding Account for such
                                          Monthly Period and interest on any
                                          overdue interest amounts will be
                                          deposited in the Interest Funding
                                          Account;

                                    (iv)  an amount equal to the Monthly
                                          Servicing Fee plus any Monthly
                                          Servicing Fee that was due but
                                          not paid on any prior business
                                          day will be paid to the Servicer;

                                    (v)   an amount equal to the Investor
                                          Default Amount on such business
                                          day and, to the extent not
                                          previously paid, the Investor
                                          Default Amount for each prior
                                          business day in such Monthly
                                          Period will be (a) during the
                                          Revolving Period, treated as
                                          Shared Principal Collections and
                                          (b) during the Amortization
                                          Period, treated as Available
                                          Investor Principal Collections
                                          for the benefit of the
                                          Certificates;

                                    (vi)  an amount equal to the Series
                                          Allocation Percentage of any
                                          Adjustment Payment which the
                                          Transferor is required but fails
                                          to make pursuant to the Pooling
                                          and Servicing Agreement will be
                                          (a) during the Revolving Period,
                                          treated as Shared Principal
                                          Collections and (b) during the
                                          Amortization Period, treated as
                                          Available Investor Principal
                                          Collections for the benefit of
                                          the Certificates;

                                    (vii) an amount equal to unreimbursed
                                          Class A Investor Charge-Offs on
                                          such business day will be (a)
                                          during the Revolving Period,
                                          treated as Shared Principal
                                          Collections and (b) during the
                                          Amortization Period, treated as
                                          Available Investor Principal
                                          Collections for the benefit of
                                          the Certificates;

                                   (viii) an amount equal to the accrued and
                                          unpaid interest on the
                                          outstanding aggregate principal
                                          amount of the Class B
                                          Certificates not previously
                                          deposited in the Interest Funding
                                          Account for such Monthly Period
                                          will be deposited in the Interest
                                          Funding Account;

                                    (ix)  an amount equal to the accrued and
                                          unpaid interest on the
                                          outstanding aggregate principal
                                          amount of the Class C
                                          Certificates not previously
                                          deposited in the Interest Funding
                                          Account for such Monthly Period
                                          will be deposited in the Interest
                                          Funding Account;

                                    (x)   an amount equal to unreimbursed
                                          Class B Investor Charge-Offs on
                                          such business day will be (a)
                                          during the Revolving Period,
                                          treated as Shared Principal
                                          Collections and (b) during the
                                          Amortization Period, treated as
                                          Available Investor Principal
                                          Collections for the benefit of the
                                          Certificates;

                                    (xi)  an amount equal to unreimbursed
                                          Class C Investor Charge-Offs on
                                          such business day will be (a)
                                          during the Revolving Period,
                                          treated as Shared Principal
                                          Collections and (b) during the
                                          Amortization Period, treated as
                                          Available Investor Principal
                                          Collections for the benefit of the
                                          Certificates;

                                    (xii) an amount equal to unreimbursed
                                          Class D Investor Charge-Offs on
                                          such business day will be (a)
                                          during the Revolving Period,
                                          treated as Shared Principal
                                          Collections and (b) during the
                                          Amortization Period, treated as
                                          Available Investor Principal
                                          Collections for the benefit of the
                                          Certificates;

                                   (xiii) an amount equal to the lesser of
                                          any remaining Available Series
                                          Finance Charge Collections and
                                          any required funding of a reserve
                                          account for the benefit of the
                                          Class C Certificates will be
                                          deposited in such reserve
                                          account;

                                    (xiv) on and after the Reserve
                                          Account Funding Date, but prior
                                          to the date on which the
                                          Accumulation Period Reserve
                                          Account terminates, an amount
                                          equal to the lesser of any
                                          Available Series Finance Charge
                                          Collections remaining and the
                                          excess, if any, of the Required
                                          Reserve Account Amount over the
                                          Available Reserve Account Amount
                                          will be deposited in the
                                          Accumulation Period Reserve
                                          Account;

                                    (xv)  the amount designated by the
                                          Transferor in writing in its
                                          instructions to the Trustee to be
                                          deposited in the Payment Reserve
                                          Account will be deposited in the
                                          Payment Reserve Account; and

                                    (xvi) the remainder will be treated as
                                          Excess Finance Charge Collections
                                          or Transferor Retained Finance
                                          Charge Collections, as
                                          applicable. Transferor Retained
                                          Finance Charge Collections will
                                          be applied on each Default
                                          Recognition Date to the payment
                                          of the Investor Default Amount in
                                          accordance with clause (v) above.
                                          See "Description of the Offered
                                          Certificates--Application of
                                          Collections."

                                    On each Transfer Date all investment
                                      income (net of investment losses and
                                      expenses) on funds on deposit in the
                                      Pre-Funding Account, the Principal
                                      Funding Account and the Accumulation
                                      Period Reserve Account will be applied
                                      as if such amounts were Available
                                      Series Finance Charge Collections on
                                      the last business day of the preceding
                                      Monthly Period.

Coverage of Interest
   Shortfalls from Transferor
   Finance Charge Collections....   To the extent that any amounts are on
                                      deposit in the Excess Funding Account
                                      or the Pre-Funding Account on any
                                      business day, the Servicer will
                                      determine the amount (the "Negative
                                      Carry Amount"), if any, equal to the
                                      excess of (x) the product of (a) the
                                      Base Rate and (b) the product of (i)
                                      the sum of the amounts on deposit in
                                      the Excess Funding Account and the
                                      Pre-Funding Account and (ii) the
                                      number of days elapsed since the
                                      previous business day divided by the
                                      actual number of days in such year
                                      over (y) the aggregate amount of all
                                      earnings since the previous business
                                      day available from the Cash
                                      Equivalents in which funds on deposit
                                      in the Excess Funding Account or the
                                      Pre-Funding Account are invested. The
                                      Servicer will apply an amount equal
                                      to the lesser of (i) the Series
                                      Allocation Percentage of the Finance
                                      Charge Collections allocable to the
                                      Exchangeable Transferor Certificate
                                      ("Transferor Finance Charge
                                      Collections") on such business day
                                      and (ii) the Negative Carry Amount
                                      for such business day in the manner
                                      specified for application of
                                      Available Series Finance Charge
                                      Collections.

Coverage of Interest Shortfalls
   from Accumulation Period
   Reserve Account...............   All amounts in the Principal Funding
                                      Account will be invested at the
                                      direction of the Servicer by the
                                      Trustee in certain Cash Equivalents.
                                      Investment earnings (net of
                                      investment losses and expenses) on
                                      funds on deposit in the Principal
                                      Funding Account (the "Principal
                                      Funding Account Investment Proceeds")
                                      during the Accumulation Period will
                                      be applied on each Transfer Date to
                                      the extent of the Covered Amount as
                                      if such amount were Available Series
                                      Finance Charge Collections on the
                                      last business day of the preceding
                                      Monthly Period. If, for any Interest
                                      Accrual Period, the Principal Funding
                                      Account Investment Proceeds are less
                                      than an amount equal to, for such
                                      Interest Accrual Period, one-twelfth
                                      of the product of (a) the weighted
                                      average of the Class A Certificate
                                      Rate, the Class B Certificate Rate
                                      and the Class C Certificate Rate for
                                      such Interest Accrual Period and (b)
                                      the Principal Funding Account Balance
                                      as of the last day of the Monthly
                                      Period preceding the Monthly Period
                                      in which such Interest Accrual Period
                                      ends (the "Covered Amount"), the
                                      amount of such deficiency will be
                                      paid from the Accumulation Period
                                      Reserve Account to the extent of the
                                      Available Reserve Account Amount and
                                      will be applied on the applicable
                                      Transfer Date as if such amount were
                                      Available Series Finance Charge
                                      Collections on the last business day
                                      of the preceding Monthly Period.

Sharing of Excess Finance
   Charge Collections............   Finance Charge Collections on any
                                      business day in excess of the amounts
                                      necessary to make required payments
                                      on such business day will be applied
                                      to cover any shortfalls with respect
                                      to amounts payable from Finance
                                      Charge Collections allocable to any
                                      other Series then outstanding, pro
                                      rata based upon the amount of the
                                      shortfall, if any, with respect to
                                      such other Series. Any Excess Finance
                                      Charge Collections remaining after
                                      covering shortfalls with respect to
                                      all outstanding Series will be paid
                                      to the Transferor.

Investor Default Amount;
   Investor Charge-Off...........   A portion of all Receivables in Defaulted
                                      Accounts (the "Investor Default
                                      Amount") will be allocated to the
                                      Certificateholders in an amount equal
                                      to the product of the Floating
                                      Allocation Percentage applicable
                                      during the related Monthly Period and
                                      the principal amount of Receivables
                                      in Defaulted Accounts for such
                                      Monthly Period. If on any
                                      Determination Date the aggregate
                                      Investor Default Amount and Series
                                      Allocation Percentage of unpaid
                                      Adjustment Payments, if any, for the
                                      preceding Monthly Period exceeded the
                                      aggregate amount of Available Series
                                      Finance Charge Collections applied to
                                      the payment thereof as described in
                                      clauses (v) and (vi) of "Distribution
                                      of Available Series Finance Charge
                                      Collections Allocable to
                                      Certificateholders" above, and the
                                      amount of (w) Transferor Finance
                                      Charge Collections, (x) Excess
                                      Finance Charge Collections, in each
                                      case to the extent applied to the
                                      payment thereof as described in
                                      "Coverage of Interest Shortfalls from
                                      Transferor Finance Charge
                                      Collections" and "Sharing of Excess
                                      Finance Charge Collections,"
                                      respectively, (y) any Reallocated
                                      Principal Collections applied with
                                      respect thereto, and (z) any
                                      Principal Funding Account Investment
                                      Proceeds and amounts withdrawn from
                                      the Accumulation Period Reserve
                                      Account to be applied with respect
                                      thereto, then the Class D Invested
                                      Amount will be reduced to the extent
                                      of such excess (but not in an amount
                                      greater than the sum of the remaining
                                      aggregate Investor Default Amount and
                                      the remaining unpaid Adjustment
                                      Payments for such Monthly Period) to
                                      avoid a charge-off with respect to
                                      the Class A Certificates, the Class B
                                      Certificates or the Class C
                                      Certificates.

                                    The Class D Invested Amount will
                                      thereafter be increased (but not in
                                      excess of the unpaid principal
                                      balance of the Class D Certificates)
                                      on any business day by the amount of
                                      Available Series Finance Charge
                                      Collections allocated and available
                                      for such purpose as described in
                                      clause (xii) of "Distribution of
                                      Available Series Finance Charge
                                      Collections Allocable to
                                      Certificateholders." If the Class D
                                      Invested Amount is reduced to zero, a
                                      portion of the Class C Invested
                                      Amount equal to the amount by which
                                      such insufficiency would have caused
                                      the Class D Invested Amount to be
                                      reduced below zero (but not in excess
                                      of the sum of the remaining aggregate
                                      Investor Default Amount and the
                                      remaining unpaid Adjustment Payments
                                      for such Monthly Period) will be
                                      deducted from the Class C Invested
                                      Amount ("Class C Investor
                                      Charge-Off") to avoid a charge-off
                                      with respect to the Class A
                                      Certificates or the Class B
                                      Certificates. If and for so long as
                                      the Class D Invested Amount is
                                      reduced to zero, the Class C
                                      Certificateholders will bear directly
                                      the credit and other risks associated
                                      with their undivided interest in the
                                      Trust.

                                    The Class C Invested Amount will
                                      thereafter be increased (but not in
                                      excess of the unpaid principal
                                      balance of the Class C Certificates)
                                      on any business day by the amount of
                                      Available Series Finance Charge
                                      Collections allocated and available
                                      for that purpose as described in
                                      clause (xi) of "Distribution of
                                      Available Series Finance Charge
                                      Collections Allocable to
                                      Certificateholders." If the Class C
                                      Invested Amount is reduced to zero, a
                                      portion of the Class B Invested
                                      Amount equal to the amount by which
                                      such insufficiency would have caused
                                      the Class C Invested Amount to be
                                      reduced below zero (but not in excess
                                      of the sum of the remaining aggregate
                                      Investor Default Amount and the
                                      remaining unpaid Adjustment Payments
                                      for such Monthly Period) will be
                                      deducted from the Class B Invested
                                      Amount, and allocated to the Class B
                                      Investor Charge-Offs to avoid a
                                      charge-off with respect to the Class
                                      A Certificates. If and for so long as
                                      the Class C Invested Amount is
                                      reduced to zero, the Class B
                                      Certificateholders will bear directly
                                      the credit and other risks associated
                                      with their undivided interest in the
                                      Trust.

                                    The Class B Invested Amount will
                                      thereafter be increased (but not in
                                      excess of the unpaid principal
                                      balance of the Class B Certificates)
                                      on any business day by the amount of
                                      Available Series Finance Charge
                                      Collections allocated and available
                                      for that purpose as described in
                                      clause (x) of "Distribution of
                                      Available Series Finance Charge
                                      Collections Allocable to
                                      Certificateholders." If the Class B
                                      Invested Amount is reduced to zero, a
                                      portion of the Class A Invested
                                      Amount equal to the amount by which
                                      such insufficiency would have caused
                                      the Class B Invested Amount to be
                                      reduced below zero (but not in excess
                                      of the sum of the remaining aggregate
                                      Investor Default Amount and the
                                      remaining unpaid Adjustment Payments
                                      for such Monthly Period) will be
                                      deducted from the Class A Invested
                                      Amount and allocated to the Class A
                                      Investor Charge-Offs. If and for so
                                      long as the Class B Invested Amount
                                      is reduced to zero, the Class A
                                      Certificate-holders will bear
                                      directly the credit and other risks
                                      associated with their undivided
                                      interest in the Trust.

                                    The Class A Invested Amount will
                                      thereafter be increased (but not in
                                      excess of the unpaid principal
                                      balance of the Class A Certificates)
                                      on any business day by the amount of
                                      Available Series Finance Charge
                                      Collections allocated and available
                                      for that purpose as described in
                                      clause (vii) of "Distribution of
                                      Available Series Finance Charge
                                      Collections Allocable to
                                      Certificateholders." See "Description
                                      of the Offered Certificates--Investor
                                      Charge-Offs."

Paired Series....................   Subject to satisfaction of the Rating
                                      Agency Condition, the Certificates
                                      may be paired with one or more other
                                      Series or a portion of one or more
                                      other series issued by the Trust
                                      (each, a "Paired Series") at or after
                                      the Amortization Period Commencement
                                      Date but prior to the occurrence of a
                                      Pay Out Event. If a Paired Series is
                                      issued with respect to Series 1997-2,
                                      following the issuance of such Paired
                                      Series, as the Class A Adjusted
                                      Invested Amount and the Class B
                                      Adjusted Invested Amount and, if
                                      applicable, the Class C Adjusted
                                      Invested Amount and the Class D
                                      Invested Amount are reduced, the
                                      invested amount of the Paired Series
                                      would increase by an amount that
                                      otherwise would have increased the
                                      Transferor Interest. Upon payment in
                                      full of Series 1997-2, the increase
                                      in the invested amount of the Paired
                                      Series will be equal to the amount of
                                      the Invested Amount paid to
                                      Certificateholders of Series 1997-2
                                      since the issuance of such Paired
                                      Series. If a Pay Out Event occurs
                                      with respect to any such Paired
                                      Series prior to the payment in full
                                      of the Certificates, the final
                                      payment of principal to the
                                      Certificateholders may be delayed.
                                      See "Description of the Offered
                                      Certificates--Paired Series."

Subordination of the Class B
   Certificates, the Class C
   Certificates and the Class D
   Certificates..................   The Class B Certificates will be
                                      subordinated to fund payments of
                                      principal and interest on the Class A
                                      Certificates. The Class C
                                      Certificates will be subordinated to
                                      fund payments of principal and
                                      interest on the Class A Certificates
                                      and the Class B Certificates. The
                                      Class D Certificates will be
                                      subordinated to fund payments of
                                      principal and interest on the Class A
                                      Certificates, the Class B
                                      Certificates and the Class C
                                      Certificates. See "Description of the
                                      Offered Certificates--Subordination
                                      of the Class B Certificates,"
                                      "--Reallocation of Cash Flows" and
                                      "--Reallocated Principal
                                      Collections." The Class B Invested
                                      Amount, the Class C Invested Amount,
                                      and the Class D Invested Amount will
                                      be subordinated as described herein
                                      to the extent necessary to fund
                                      certain payments with respect to each
                                      Class of Certificates with an earlier
                                      alphabetical designation as described
                                      herein. If on any business day there
                                      is a positive Class A Required
                                      Amount, Class B Required Amount or
                                      Class C Required Amount, certain
                                      Principal Collections for such
                                      business day will be used to fund
                                      first the Class A Required Amount,
                                      second the Class B Required Amount
                                      and third the Class C Required Amount
                                      and the Invested Amounts of the Class
                                      D Certificates, the Class C
                                      Certificates or the Class B
                                      Certificates may be reduced on the
                                      related Distribution Date as more
                                      fully described herein in
                                      "Description of the Offered
                                      Certificates--Reallocated Principal
                                      Collections." To the extent the Class
                                      B Invested Amount, the Class C
                                      Invested Amount or the Class D
                                      Invested Amount is reduced, the
                                      percentage of Finance Charge
                                      Collections allocated to the Class B
                                      Certificateholders, the Class C
                                      Certificateholders, or the Class D
                                      Certificateholders, as applicable, in
                                      subsequent Monthly Periods will be
                                      reduced. Moreover, to the extent the
                                      amount of such reduction in the Class
                                      B Invested Amount, the Class C
                                      Invested Amount, or the Class D
                                      Invested Amount is not reimbursed,
                                      the amount of principal distributable
                                      to the Class B Certificateholders,
                                      the Class C Certificateholders, or
                                      the Class D Certificateholders, as
                                      applicable, from the Collection
                                      Account will be reduced.Principal
                                      payments with respect to the Class B
                                      Certificates will not be made until
                                      the final payment of the Class A
                                      Invested Amount has been made to the
                                      Class A Certificateholders. Principal
                                      payments with respect to the Class C
                                      Certificates will not be made until
                                      the final payment of the Class A
                                      Invested Amount has been made to the
                                      Class A Certificateholders and the
                                      final payment of the Class B Invested
                                      Amount has been made to the Class B
                                      Certificateholders. During the
                                      Accumulation Period, the Class D
                                      Invested Amount will be reduced
                                      concurrently with deposits to the
                                      Principal Funding Account for the
                                      benefit of the Offered Certificates
                                      and the Class C Certificates to an
                                      amount equal to the Stated Class D
                                      Amount. See "Description of the
                                      Offered Certificates--Subordination
                                      of the Class B Certificates,"
                                      "--Reallocation of Cash Flows" and
                                      "--Reallocated Principal
                                      Collections."

Defeasance.......................   On the date that the Transferor has
                                      deposited (x) in the Principal
                                      Funding Account an amount equal to
                                      the sum of the outstanding principal
                                      balances of the Class A Certificates,
                                      the Class B Certificates and the
                                      Class C Certificates, which amount
                                      shall be invested in Cash Equivalents
                                      and (y) in the Accumulation Period
                                      Reserve Account an amount equal to or
                                      greater than the Covered Amount, as
                                      estimated by the Transferor, for the
                                      period from the date of the deposit
                                      to the Principal Funding Account
                                      through the Expected Final Payment
                                      Date for the Offered Certificates and
                                      the Class C Certificates and has
                                      satisfied certain other conditions,
                                      the Certificates will no longer be
                                      entitled to the security interest of
                                      the Trust in the Receivables and
                                      other Trust assets (except those set
                                      forth above), and the percentages
                                      applicable to the allocation to the
                                      Certificateholders of Principal
                                      Collections, Finance Charge
                                      Collections and Defaulted Receivables
                                      will be reduced to zero. Upon the
                                      satisfaction of the foregoing
                                      conditions, the Class D Invested
                                      Amount will be reduced to zero. See
                                      "Description of the Offered
                                      Certificates--Defeasance."

Optional Repurchase..............   The Invested Amount of the Class A
                                      Certificates, Class B Certificates
                                      and Class C Certificates will be
                                      subject to optional repurchase by the
                                      Transferor on any Distribution Date
                                      if on such Distribution Date the sum
                                      of the Class A Invested Amount, Class
                                      B Invested Amount and Class C
                                      Invested Amount would be reduced to
                                      an amount less than or equal to 10
                                      percent of the sum of the highest
                                      Class A Invested Amount, Class B
                                      Invested Amount and Class C Invested
                                      Amount since the Closing Date, if
                                      certain conditions set forth in the
                                      Pooling and Servicing Agreement are
                                      met. The repurchase price will be
                                      equal to the sum of the Class A
                                      Invested Amount, Class B Invested
                                      Amount and Class C Invested Amount
                                      that would be remaining on such date
                                      after giving effect to any payments
                                      on such date plus accrued interest
                                      which would otherwise remain unpaid
                                      on the Class A Certificates, Class B
                                      Certificates and Class C Certificates
                                      through the day preceding the
                                      Distribution Date on which the
                                      repurchase occurs. See "Description
                                      of the Offered Certificates--Final
                                      Payment of Principal; Termination."


Tax Status.......................   In the opinion of Special Tax Counsel,
                                      the Class A Certificates and the
                                      Class B Certificates will be
                                      characterized as debt for federal
                                      income tax purposes. Under the
                                      Pooling and Servicing Agreement, the
                                      Transferor, the Servicer, the Class A
                                      Certificateholders and the Class B
                                      Certificateholders agree to treat the
                                      Class A Certificates and the Class B
                                      Certificates as debt for federal,
                                      state, and other tax purposes. See
                                      "Certain Federal Income Tax
                                      Consequences" for additional
                                      information concerning the
                                      application of federal income tax
                                      laws.

ERISA Considerations.............   Under a regulation issued by the U.S.
                                      Department of Labor (the "Plan Assets
                                      Regulation"), the Trust's assets
                                      would not be deemed "plan assets" of
                                      an employee benefit plan holding an
                                      interest in the Class A Certificates
                                      or Class B Certificates if such Class
                                      of Certificates qualify as
                                      "publicly-offered securities" within
                                      the meaning of the Plan Assets
                                      Regulation. To qualify as
                                      "publicly-offered securities" within
                                      the meaning of the Plan Assets
                                      Regulation, certain conditions must
                                      be met, including that interests in
                                      such Class of Certificates be held by
                                      at least 100 persons independent of
                                      the Transferor and each other upon
                                      completion of the public offering
                                      being made hereby. The Class A
                                      Underwriters expect, although no
                                      assurance can be given, that the
                                      Class A Certificates will be held by
                                      at least 100 such persons, and the
                                      Transferor anticipates that the other
                                      conditions of the "publicly-offered
                                      security" exception contained in the
                                      Plan Assets Regulation will be met
                                      with respect to the Class A
                                      Certificates. No monitoring or other
                                      measures will be taken to ensure that
                                      any such conditions will be met with
                                      respect to the Class A Certificates.
                                      If the Trust's assets were deemed to
                                      be "plan assets" of such a plan,
                                      there is uncertainty whether existing
                                      exemptions from the "prohibited
                                      transaction" rules of the Employee
                                      Retirement Income Security Act of
                                      1974, as amended ("ERISA"), would
                                      apply to all transactions involving
                                      the Trust's assets. See "Employee
                                      Benefit Plan Considerations."

                                    The Class B Underwriters do not expect
                                      that the Class B Certificates will be
                                      held by 100 or more independent
                                      investors and, therefore, do not
                                      expect that the Class B Certificates
                                      will qualify as "publicly-offered
                                      securities" under the Plan Assets
                                      Regulation. Accordingly, the Class B
                                      Certificates may not be acquired by
                                      employee benefit plan investors
                                      subject to Title I of ERISA or
                                      Section 4975 of the Internal Revenue
                                      Code of 1986, as amended (the
                                      "Code"), including, but not limited
                                      to, as applicable, an insurance
                                      company general account. Each
                                      Certificate Owner of a Class B
                                      Certificate, by its acceptance
                                      thereof, will be deemed to have
                                      represented and warranted that it is
                                      not an employee benefit plan investor
                                      subject to Title I of ERISA or
                                      Section 4975 of the Code. See
                                      "Employee Benefit Plan
                                      Considerations."

Offered Certificate Ratings......   It is a condition to the issuance of the
                                      Class A Certificates that they be
                                      rated "AAA" or its equivalent by at
                                      least one nationally recognized
                                      rating agency.

                                    Itis a condition to the issuance of the
                                      Class B Certificates that they be
                                      rated at least "A" or its equivalent
                                      by at least one nationally recognized
                                      rating agency.



                                RISK FACTORS

LIMITED LIQUIDITY

      There is currently no market for the Offered Certificates. Each Underwriter intends to make a market in each Class of the Offered Certificates purchased by it from the Transferor, but is not obligated to do so. There is no assurance that a secondary market will develop or, if it does develop, that it will provide Certificate Owners with liquidity of investment or that it will continue until the Offered Certificates are paid in full.

LIMITED OPERATING HISTORY OF DIRECT MERCHANTS BANK

      Direct Merchants Bank began originating and servicing credit card accounts in March 1995, and thus has limited underwriting and servicing experience, and limited delinquency, default and loss experience with respect to the Accounts.

LIMITED HISTORY OF TRUST AND TRANSFEROR

      The Trust and the Transferor were formed in May 1995. The Transferor and the Trust have no substantial assets other than their respective interests in the Receivables and the proceeds thereof as described herein.

LIMITED HISTORY OF PORTFOLIO

      The Trust assets consist primarily of Receivables generated from Accounts originated since March 1995. Approximately __% of the Accounts in the Trust Portfolio have been originated within the last twelve months. As a result, the current portfolio history may not be indicative of the portfolio performance as the Receivables and Accounts mature. See the "Composition by Account Age--Trust Portfolio" table in "The Receivables."

NON-RECOURSE TO METRIS, TRANSFEROR, DIRECT MERCHANTS BANK OR AFFILIATES
THEREOF

      No Certificateholder will have recourse for payment of its Certificates to any assets of Metris, the Transferor (other than the Exchangeable Transferor Certificate and any Transferor Retained Class, to the extent described herein), Direct Merchants Bank, or any affiliates thereof. Consequently, Certificateholders must rely solely upon payments on the Receivables for the payment of principal of and interest on the Certificates. Furthermore, under the Pooling and Servicing Agreement, the Certificateholders have an interest in the Receivables and Collections only to the extent of the Certificateholders' Interest and, to the limited extent described herein, the Transferor Interest. Should the Offered Certificates not be paid in full on a timely basis, Certificateholders may not look to any assets of any of Metris, the Transferor (other than the Exchangeable Transferor Certificate and any Transferor Retained Class, to the extent described herein), Direct Merchants Bank or any affiliates thereof to satisfy their claims.

TRANSFER OF THE RECEIVABLES; INSOLVENCY RISK CONSIDERATIONS

      Under the Purchase Agreements, Direct Merchants Bank has represented and warranted to Metris and Metris has represented and warranted to the Transferor, respectively, that the transfer of Receivables to Metris or the Transferor, as applicable, is a valid sale and assignment. In addition, Direct Merchants Bank, Metris and the Transferor have agreed that if, notwithstanding their intent, the respective sales of Receivables to Metris and the Transferor, are not treated as sales, the Purchase Agreements will be deemed to create a security interest in the Receivables. In a receivership or conservatorship of Direct Merchants Bank or in a bankruptcy proceeding involving Metris, if the conveyance of the Receivables is not treated as a sale, but is deemed to create a security interest in the Receivables, Metris' or the Transferor's interest in the Receivables may be subject to tax or other governmental liens relating to Direct Merchants Bank or Metris, respectively, arising before the subject Receivables came into existence and to certain administrative expenses of the receivership, conservatorship or bankruptcy proceeding. Direct Merchants Bank and Metris have taken or will take certain actions required to perfect the Transferor's interest in the Receivables. If a bankruptcy trustee for Metris, Metris as debtor-in-possession, or a creditor of Metris were to take the view that Direct Merchants Bank or Metris and the Transferor should be substantively consolidated or that the transfer of the Receivables from Direct Merchants Bank to Metris or from Metris to the Transferor, respectively, should be recharacterized as a pledge of such Receivables, then delays in payments on the Offered Certificates or (should the bankruptcy court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in such payments on such Certificates could result.

      A conservator or receiver would have the power under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, Direct Merchants Bank. However, notwithstanding the insolvency of, or the appointment of a receiver or conservator for, Direct Merchants Bank, subject to certain qualifications, a valid perfected security interest of Metris in the Receivables should be enforceable (to the extent of Metris' "actual direct compensatory damages" (as described below)) and payments to Metris with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by such a conservator or receiver. If, however, the conservator or receiver were to assert that the security interest was unperfected or unenforceable, or were to require Metris to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to Direct Merchants Bank as provided under FIRREA, delays in payments to the Trust and on the Certificates and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by a conservator or receiver, FIRREA provides that a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the conservator or receiver (which in most cases are expected to include the outstanding principal on the Certificates plus interest accrued thereon to the date of payment). The FDIC has not adopted a formal policy statement on payment of principal and interest on collateralized borrowings of banks that are repudiated. The Transferor believes that the general practice of the FDIC in such circumstances is to permit the collateral to be applied to pay the principal owed plus interest at the contract rate up to the date of payment, together with the costs of liquidation of the collateral if provided for in the contract. In one case involving the repudiation by the Resolution Trust Corporation (the "RTC") of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine Metris' "actual direct compensatory damages" in the event a conservator or receiver of Direct Merchants Bank repudiated the Bank Purchase Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership." In addition, in the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a transfer of servicing to a successor Servicer.

      Although the Pooling and Servicing Agreement provides that the Transferor will transfer all of its right, title, and interest in and to the Receivables to the Trust, a court could treat such transactions as an assignment of collateral as security for the benefit of holders of certificates issued by the Trust. It is possible that the risk of such treatment may be increased by the retention by the Transferor of the Exchangeable Transferor Certificate, the Class D Certificates, a class of each of the Previously Issued Series and any other class of Certificates that may be issued and retained by the Transferor. The Transferor represents and warrants in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken and will take certain actions required to perfect the Trust's interest in the Receivables and warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein, subject only to Permitted Liens. If the transfer of the Receivables to the Trust is deemed to create a security interest therein under the UCC, a tax or government lien on property of the Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. In the event of the insolvency of the Transferor, certain administrative expenses may also have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

      To the extent that the Transferor is deemed to have granted a security interest in the Receivables to the Trust and such security interest was validly perfected before any insolvency of the Transferor and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay, or defraud the Transferor or its creditors, such security interest should not be subject to avoidance in the event of insolvency or receivership of the Transferor, and payments to the Trust with respect to the Receivables should not be subject to recovery by a bankruptcy trustee or receiver of the Transferor. If, however, such a bankruptcy trustee or receiver were to assert a contrary position, delays in payments on the Offered Certificates and possible reductions in the amount of those payments could occur.

      In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If Metris or the Transferor were to become subject to a bankruptcy proceeding or if Direct Merchants Bank were to become subject to a receivership and a court were to follow the 10th Circuit's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel to the Transferor has advised the Transferor that the facts of Octagon are distinguishable from those in the sale transactions between Direct Merchants Bank and Metris, Metris and the Transferor and the Transferor and the Trust and the reasoning of the 10th Circuit appears to be inconsistent with established precedent and the UCC. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership."

      If a bankruptcy trustee or receiver were appointed for the Transferor, Direct Merchants Bank or Metris, causing a Pay Out Event with respect to all Series then outstanding, new Principal Receivables would not be transferred to the Trust pursuant to the Pooling and Servicing Agreement. If a bankruptcy trustee were appointed for the Transferor, the Trustee would sell the portion of the Receivables allocable in accordance with the Pooling and Servicing Agreement to each Series (unless holders of more than 50 percent of the principal amount of each class of each Series, excluding any class or portion thereof held by the Transferor, and the holders of any Supplemental Certificates or any other interest in the Exchangeable Transferor Certificates other than the Transferor instruct otherwise), thereby causing early termination of the Trust and a loss to the Certificateholders if the net proceeds allocable to the Certificateholders from such sale, if any, were insufficient to pay the Certificateholders in full. The net proceeds of any such sale of the portion of the Receivables allocated in accordance with the Pooling and Servicing Agreement to this Series will first be used to pay amounts due to the Class A Certificateholders, will thereafter be used to pay amounts due to the Class B Certificateholders, will thereafter be used to pay amounts due to the Class C Certificateholders, and will thereafter be used to pay amounts due to the Class D Certificateholders. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have the power to continue to require the Transferor to transfer new Receivables to the Trust and to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver for the Transferor may have the power to cause early payment of the Certificates. In the event of an earl payment of principal on the Certificates, Certificateholders may realize a lower yield on their reinvestment of such early payment and may be required to incur costs associated with reinvesting such funds. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership."

CONSUMER AND DEBTOR PROTECTION LAWS

      The Accounts and the Receivables are subject to numerous federal and state consumer protection laws that impose requirements related to offering and extending credit. The United States Congress and the states may enact laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of periodic rate finance charges and other fees and charges with respect to the Accounts. Any failure by the Servicer, Direct Merchants Bank, or other Credit Card Originators to comply with such legal requirements also could adversely affect the Trust's ability to collect the full amount of the Receivables. Although the Transferor will make certain representations and warranties relating to the validity and enforceability of the Receivables, the Trustee will not make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects or compliance with such representations and warranties, or for any other purpose. In the event of a breach of certain representations and warranties, the Transferor may be obligated to accept the reassignment and transfer of the entire Trust portfolio. See "Description of the Offered Certificates--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

      Application of federal and state bankruptcy and debtor relief laws to the obligations represented by the Receivables could adversely affect the interests of the holders of the Offered Certificates in the Receivables, if such laws result in any Receivables being written off as uncollectible. See "Description of the Offered Certificates--Defaulted Receivables; Dilution."

PAYMENTS AND MATURITY

      The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created or that any particular pattern of repayments will occur. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event and the commencement of the Early Amortization Period if, as a result, the Transferor Interest were reduced below the Minimum Transferor Interest or amounts in the Pre-Funding Account or the Excess Funding Account result in significant Negative Carry Amounts. See "Maturity Considerations" and "Description of the Offered Certificates--Pay Out Events" for a discussion of other Pay Out Events. If a Pay Out Event occurs, the Early Amortization Period will commence and the average life and maturity of the Offered Certificates may be significantly reduced. There can be no assurance in that event that the holders of the Offered Certificates would be able to reinvest any accelerated distributions on account of such Offered Certificates in other suitable investments having a comparable yield.

EFFECT OF SUBORDINATION OF CLASS B CERTIFICATES; PRINCIPAL PAYMENTS

      The Class B Certificates will be subordinated in right of payment of principal to the Class A Certificates. Payments of principal in respect of the Class B Certificates are scheduled to be paid on the Expected Final Payment Date concurrently with the payment of principal to the Class A Certificates but if the Early Amortization Period begins, payment of principal in respect of the Class B Certificates will not commence until after the final principal payment with respect to the Class A Certificates has been made and the Class A Invested Amount has been paid in full. Moreover, the Class B Invested Amount is subject to reduction on any Distribution Date if collections of Principal Receivables allocable to the Class B Certificates are reallocated to cover the Class A Required Amount or if the aggregate Investor Default Amount and unpaid Adjustment Payments, if any, for each business day in the preceding Monthly Period exceeds the aggregate Available Series Finance Charge Collections applied to the payment thereof and is not funded from Excess Finance Charge Collections, Transferor Finance Charge Collections, Class C Reallocated Principal Collections or Class D Reallocated Principal Collections and is not assessed against the Class C Invested Amount or the Class D Invested Amount. If the Class B Invested Amount suffers such a reduction, Finance Charge Collections allocable to the Class B Certificateholders' Interest in future Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "Description of the Offered Certificates--Allocation Percentages," "--Reallocated Principal Collections," "--Investor Charge-Offs" and "--Subordination of the Class B Certificates."


EFFECT OF ADDITION OF TRUST ASSETS ON CREDIT QUALITY

      The Transferor intends to designate, and in some cases will be obligated to designate, Supplemental Accounts, the Receivables in which will be conveyed to the Trust. In addition, upon the satisfaction of certain conditions, the Transferor may elect to automatically designate on and after a specified date all Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Supplemental Accounts or Additional Accounts may include accounts originated using criteria different from those which were applied to the Accounts existing on the Closing Date related to the Trust or to previously-designated Supplemental Accounts or Additional Accounts, because such accounts were originated at a different date or were purchased or otherwise acquired from one or more Credit Card Originators. Consequently, there can be no assurance that Supplemental Accounts or Additional Accounts designated in the future will be of the same credit quality as previously-designated Accounts. In addition, such Supplemental Accounts or Additional Accounts may consist of consumer revolving credit card accounts or other consumer revolving credit accounts that have different terms or characteristics than the Accounts, Supplemental Accounts and the Additional Accounts previously included in the Trust, including lower periodic rate finance charges and other fees and charges, or different payment rates and higher loss or delinquency experience, which may have the effect of reducing the average yield on the portfolio of accounts included in the Trust. The designation of Supplemental Accounts will be subject to the satisfaction of certain conditions described herein under "Description of the Offered Certificates--Addition of Trust Assets," including that the Transferor shall have received written notice from each Rating Agency that such designation will not cause a Ratings Event to occur; however, there is no mechanism to assure consistent credit quality from time to time.

NEGATIVE CARRY

      Any amounts deposited in the Excess Funding Account, the Pre-Funding Account and the Principal Funding Account subsequent to the Closing Date may result in a reduction of Portfolio Yield to the extent that the Cash Equivalents in which such amounts are invested earn a rate which is less than the effective yield from Finance Charge Receivables.

BASIS RISK

      The Accounts in the Trust generally have finance charges set at a variable rate above a designated prime rate or other designated index. If there is a decline in such prime rate or other designated index, the amount of collections of Finance Charge Receivables on such Accounts may be reduced, whereas the amounts payable as interest on such Certificates and other amounts required to be funded out of collections of Finance Charge Receivables with respect to such Series may not be similarly reduced.

COMPETITION IN THE CREDIT CARD INDUSTRY

      The credit card industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged for credit cards. As new credit card issuers enter the market and all issuers seek to expand their share of the market, there is increased use of advertising, target marketing and pricing competition. The Trust will be dependent upon the Transferor's continued ability to purchase new Receivables. If the rate at which new Receivables are purchased declines significantly and the Transferor is unable to designate Supplemental Accounts or Additional Accounts, a Pay Out Event could occur, in which case the Early Amortization Period would commence. In the event of an early payment of principal on the Certificates, Certificateholders may realize a lower yield on their reinvestment of such early payment and may be required to incur costs associated with reinvesting such early payment.

SOCIAL, TECHNOLOGICAL AND ECONOMIC FACTORS

      Changes in purchase and payment patterns by Obligors may result from a variety of social, technological, and economic factors. Social factors include potential changes in consumers' attitudes toward financing purchases with debt. Technological factors include new methods of payment, such as debit cards. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Cardholders with respect to the Accounts generally have billing addresses in all 50 states, the District of Columbia and other United States territories and possessions. There is no basis, however, to predict whether, or to what extent, social, technological, or economic factors will affect future use of credit or repayment patterns.

BOOK-ENTRY REGISTRATION

      Each Class of the Offered Certificates initially will be represented by one or more Certificates registered in the name of Cede & Co., the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders, as that term is used in the Pooling and Servicing Agreement. Hence, until such time, Certificate Owners will only be able to receive payments from, and exercise the rights of Certificateholders indirectly through DTC and its participating organizations and, unless a Certificate Owner requests a copy of any such report from the Trustee, will receive reports and other information provided for under the Pooling and Servicing Agreement only if, when and to the extent provided to Certificate Owners by DTC and its participating organizations. In addition, the ability of Certificate Owners to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of physical certificates for such Certificates. See "Description of the Offered Certificates--Book-Entry Registration" and "--Definitive Certificates."

ABILITY OF SERVICER TO CHANGE PAYMENT TERMS

      Pursuant to the Pooling and Servicing Agreement, the Transferor will not be transferring to the Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, Direct Merchants Bank will have the right to determine the annual percentage rates and the fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms with respect to the Accounts. A decrease in the annual percentage rates or a reduction in fees would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event with respect to the Series. An alteration of payment terms may result in fewer payments on Receivables being made in any month. Under the Bank Purchase Agreement, Direct Merchants Bank agrees that, unless required by law or unless it deems it necessary in its sole discretion to maintain on a competitive basis its credit card business, it will not at any time reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on any of the Accounts if, as a result of any such reduction, either (i) Direct Merchants Bank's reasonable expectation is that such reduction will cause a Pay Out Event to occur so long as there are certificates of any Series outstanding or (ii) such reduction is not also applied to any comparable segment of consumer revolving credit card accounts owned by Direct Merchants Bank that have characteristics the same as, or substantially similar to, such Accounts.

      In addition, the Servicer will have the right to change the terms of the Contracts relating to the Accounts or its policies and procedures with respect to the servicing thereof (including the amount or timing of charge-offs and the Periodic Finance Charges and other fees to be assessed on the Accounts) if (i) (if the Servicer owns a comparable segment of consumer revolving credit card accounts) such change is made applicable to such comparable segment of consumer revolving credit card accounts owned by the Servicer that have characteristics the same as, or substantially similar to, the Accounts that are subject to such change and (ii) (if the Servicer does not own a comparable segment of receivables) it will not make any such change with the intent to materially benefit the Servicer over Metris, except as otherwise restricted by any endorsement, sponsorship or other agreement between the Servicer and an unrelated third party or by the terms of the Contracts. The Purchase Agreement contains parallel covenants of Metris. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Servicer to take actions which would change the payment or other Account terms. Except as specified above, there are no restrictions in the Bank Purchase Agreement or the Pooling and Servicing Agreement on the ability of the Servicer to change the terms of the Accounts. While the Servicer has no current intention of taking actions which would change the payment or other terms of the Accounts other than in accordance with its customary and usual procedures, there can be no assurances that changes in the marketplace or prudent business practice might not result in a determination to do so.

CONTROL

      Subject to certain exceptions, the investor certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling and Servicing Agreement or the related Supplement. In determining whether the required percentage of Certificateholders have given their approval or consent, except as otherwise specified, the Class A Certificateholders, the Class B Certificateholders and the Class C Certificateholders will be treated as a single Series. Accordingly, the Class A Certificateholders will have the power to determine whether any such action is taken without regard to the position or interests of the Class B Certificateholders or the Class C Certificateholders relating to such action. Neither the Class B Certificateholders nor the Class C Certificateholders will have similar power. However, under certain circumstances the consent or approval of a specified percentage of the aggregate invested amount of all Series outstanding or of the invested amount of each class of each Series may be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Pooling and Servicing Agreement in certain circumstances, directing the Servicer not to sell the Receivables upon the occurrence of an Insolvency Event and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Transferor.

MASTER TRUST CONSIDERATIONS

      In addition to the Certificates, the Trust, as a master trust, has issued the Previously Issued Series and is expected to issue additional Series from time to time. See "Annex I: Other Series." While the Principal Terms of any Series will be specified in a Supplement, the provision of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, provisions creating security or Enhancements, different classes of certificates (including subordinated classes of certificates), provisions subordinating such Series to another Series (if the Supplement relating to such Series so permits) or another Series to such Series (if the Supplement for such other Series so permits), and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. See "Description of the Offered Certificates--Exchanges." In addition, the provisions of any Supplement may give the holders of the certificates issued pursuant thereto consent, approval, or other rights that could result in such holders having the power to cause the Transferor, the Servicer, or the Trustee to take or refrain from taking certain actions, including, without limitation, actions with respect to the exercise of certain rights and remedies under the Pooling and Servicing Agreement, without regard to the position or interest of the certificateholders of any other Series. Similar rights may also be given to the provider of any Enhancement for any Series. It is a condition precedent to issuance of any additional Series that each Rating Agency that has rated any outstanding Series deliver written confirmation to the Trustee that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an adverse impact on the timing and amount of payments received by a Certificateholder or the value of Certificates even if there is no change in the rating of any outstanding Series. See "Description of the Offered Certificates--Exchanges."

CERTIFICATE RATING

      It is a condition to issuance of the Class A Certificates that they be rated "AAA" or its equivalent by at least one nationally recognized rating agency. It is a condition to issuance of the Class B Certificates that they be rated "A" or its equivalent by at least one nationally recognized rating agency. The ratings assigned to the Offered Certificates by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Class will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement, in the case of principal on or prior to the Termination Date, and in the case of interest, as required under the Pooling and Servicing Agreement. The ratings will be based primarily on an assessment of the Receivables in the Trust (including the eligibility criteria for the transfer of Receivables in Additional Accounts to the Trust), of the amounts held in any trust account for the benefit of the Offered Certificates (including in the Pre-funding Account and the Excess Funding Account, if any) and the subordination of the Class B Certificates, Class C Certificates and the Class D Certificates for the benefit of the Class A Certificates and the subordination of the Class C Certificates and the Class D Certificates for the benefit of the Class B Certificates. However, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to the Offered Certificates, the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders or the likelihood that the principal of, or interest on, the Offered Certificates will be paid by the Expected Final Payment Date. It is a condition to issuance of the Class C Certificates that they be rated "BBB" or its equivalent by at least one nationally recognized rating agency. The Class D Certificates will not be rated. The ratings are not a recommendation to purchase, hold, or sell the Class A Certificates, the Class B Certificates or the Class C Certificates, inasmuch as such ratings do not comment as to the market price or suitability for a particular investor. There can be no assurance that the ratings will remain in effect for any given period of time or that either rating will not be lowered or withdrawn by any Rating Agency if in its judgment circumstances so warrant.

      The Transferor will request a rating of the Offered Certificates by at least one nationally recognized rating agency. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating with respect to any Class of the Offered Certificates, and, if so, what such rating would be. A rating assigned to any Class of the Offered Certificates by a rating agency that has not been requested by the Transferor to do so may be lower than the ratings assigned by the Rating Agencies pursuant to the Transferor's request.

PRE-FUNDING ACCOUNT AND THE FUNDING PERIOD

      The Invested Amount will be increased during the Funding Period (but not in excess of the Full Invested Amount) to the extent amounts are (x) withdrawn from the Pre-Funding Account and paid to the Transferor in connection with the addition of Receivables to the Trust or (y) deposited in the Excess Funding Account. It is anticipated that Receivables will be added to the Trust in an amount necessary to increase the Invested Amount to an amount equal to the Full Invested Amount by the end of the ________ Monthly Period; however, there can be no assurance that a sufficient amount of Receivables will be available for such purpose. Should the Pre-Funded Amount be greater than zero at the end of the Funding Period, the amounts remaining on deposit in the Pre-Funding Account will be deposited into the Excess Funding Account. If there is a decline in the balance of the Receivables during the Funding Period, deposits may be made to the Excess Funding Account. Amounts on deposit in the Excess Funding Account are invested in Cash Equivalents and are treated as assets of the entire Trust allocated to all Series then outstanding and to the Exchangeable Transferor Certificate, and will be applied as described in "Description of the Offered Certificates--Excess Funding Account." Such funds may be released to holders of certificates of other Series in connection with a reduction of the principal balance of the certificates of such other Series. To the extent that the net investment income earned on amounts on deposit in the Pre-Funding Account during the Funding Period or in the Excess Funding Account is less than the Base Rate, the Servicer will apply Transferor Finance Charge Collections to the extent available to cover any related Negative Carry Amount. If Transferor Finance Charge Collections are not sufficient to cover such Negative Carry Amount, there will be a decline in the excess of the Portfolio Yield over the Base Rate which could result in a Pay Out Event. See "--Payments and Maturity" for a discussion of certain effects of a Pay Out Event.



                                 THE TRUST

      The Trust was formed, in accordance with the laws of the State of Delaware, pursuant to the Pooling and Servicing Agreement. The Trust was formed for the transactions described herein and similar transactions, as contemplated by the Pooling and Servicing Agreement, and prior to formation had no assets or obligations. The Trust has not engaged, and will not engage, in any business activity, other than as described herein, but rather will only acquire and hold the Receivables (and related assets), issue (or cause to be issued) the Certificates, the Exchangeable Transferor Certificate, and certificates representing additional Series and engage in related activities (including, with respect to any Series, entering into any Enhancement and Enhancement agreement relating thereto) and make payments thereon. As a consequence, the Trust is not expected to have any need for additional capital resources.

                             METRIS COMPANIES INC.

      Metris Companies Inc. ("Metris") is an information-based direct marketer of consumer credit products, extended service plans, and fee-based products and services to moderate income consumers. Metris' consumer credit products currently are unsecured and secured credit cards issued by its subsidiary, Direct Merchants Credit Card Bank, National Association ("Direct Merchants Bank"). Metris' customers and prospects include existing customers of an affiliate, Fingerhut ("Fingerhut Customers"), and individuals who are not Fingerhut Customers but for whom credit bureau information is available ("External Prospects"). Through operating subsidiaries, Metris also provides extended service plans on certain categories of products that extend service coverage beyond the manufacturer's warranty. Metris markets its fee-based products and services, including debt waiver programs, card registration, third party insurance and membership clubs, to its credit card customers, customers of Fingerhut, and customers of third party credit card issuers. Metris had net income of $17.5 million for the first half of 1997 and net income of $20 million for 1996.

      Metris is a Delaware corporation incorporated on August 20, 1996, and is an 83 percent owned indirect subsidiary of Fingerhut Companies, Inc. ("FCI"). Metris became a publicly held company in October 1996 after completing an initial public offering. Metris' principal subsidiaries are Direct Merchants Bank, Metris Direct, Inc. and Metris Receivables, Inc. Prior to the initial public offering, the Company's business was operated as a division of FCI.

                                THE TRANSFEROR

      Metris Receivables, Inc., formerly known as Fingerhut Financial Services Receivables, Inc. (the "Transferor"), was incorporated under the laws of the State of Delaware on May 23, 1995. All of its outstanding capital stock is owned by Metris. The Transferor was organized for the limited purpose of purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes, and has no material assets other than such receivables. Neither Metris, as stockholder of the Transferor, nor the Transferor's board of directors, intends to change its business purpose. The Transferor's executive offices are located at 4400 Baker Road, Suite F470, Minnetonka, Minnesota 55343. The Transferor's telephone number is
(612) 936-5077.

            DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION

      Direct Merchants Credit Card Bank, National Association ("Direct Merchants Bank" or the "Bank"), a wholly owned subsidiary of Metris, is a special-purpose credit card bank, established under Section 2(c)(2)(F) of the Bank Holding Company Act of 1956, as amended by the Competitive Equality Banking Act of 1987, as amended. Direct Merchants Bank was chartered as a national banking association on February 14, 1995. Its principal executive offices are located at 1455 West 2200 South, Salt Lake City, Utah 84119, telephone number (801) 974-4699.


                             FINGERHUT CORPORATION

      Fingerhut Corporation ("Fingerhut"), a wholly owned subsidiary of FCI, has been in the direct marketing business for over 45 years and is one of the largest consumer catalog marketers in the United States. Fingerhut sells a broad range of general merchandise products and services to moderate income consumers, using catalogs and other direct marketing solicitations, and had 1996 net sales of approximately $1.538 billion. Fingerhut makes substantially all of its sales using proprietary private label credit. As customers make payments and order new products, Fingerhut enters a variety of payment, behavioral and other data into its database (the "Fingerhut Database").

      The Fingerhut Database. The Fingerhut Database contains information on more than 30 million individuals, including approximately 9 million customers who have made a purchase from Fingerhut within the past 24 months. This database contains up to 1,400 potential data items in a customer record, including names, addresses, behavioral characteristics, general demographic information and information provided by the customer. Fingerhut uses information in the Fingerhut Database, along with sophisticated proprietary credit scoring models, to produce proprietary credit scores (the "Fingerhut Scores") for Fingerhut customers. The Fingerhut Database also includes a "suppress" file (the "Suppress File"), which contains information on approximately 8 million individuals about whom it has information relating to fraud and other similar indicators of unacceptably high risk. Fingerhut periodically updates the information in the Fingerhut Database. Fingerhut does not report its credit information to the credit bureaus, which means this information is not publicly available. Direct Merchants Bank currently has agreements to use the information in the Fingerhut Database for marketing general purpose credit cards to Fingerhut Customers.

                DIRECT MERCHANTS BANK'S CREDIT CARD ACTIVITIES

GENERAL

      The Receivables conveyed to the Trust have been and will be generated from transactions made by holders of co-branded and other MasterCard(R) credit card and VISA(R) credit card accounts and may also include, although they do not currently include, receivables generated from transactions made by holders of other general purpose credit card accounts originated or acquired by Direct Merchants Bank. Certain data processing, administrative and other functions associated with the servicing of the Receivables are performed on behalf of Direct Merchants Bank through a credit card processor, First Data Resources, Inc. ("FDR"), whose principal executive offices are located in Omaha, Nebraska. See "--Description of FDR." In addition, the collection and management of delinquent accounts are performed by Metris Direct, Inc. ("Metris Direct"), an affiliate of Direct Merchants Bank. As of September 30, 1997, Direct Merchants Bank had approximately _____ million credit card accounts and $___ billion in managed loans; Fingerhut Customers represented ___% of the accounts and ___% of the managed loans.

NEW ACCOUNT UNDERWRITING

      Direct Merchants Bank targets moderate income consumers whom it believes are underserved by traditional providers of consumer credit. "Moderate income" refers to those households in the United States that have annual incomes of between $15,000 and $35,000 (approximately 31 million households according to a 1994 U.S. Census Bureau report).

      Prior to July 1997, the Accounts were generated under a license from MasterCard International Inc. and were originated or purchased by Direct Merchants Bank. Direct Merchants Bank is a member of MasterCard International Inc. MasterCard International Inc. licenses its mark permitting financial institutions to issue credit cards to their customers. In addition, MasterCard International Inc. provides clearing services facilitating exchange of payments among member institutions and networks linking members' credit authorization systems. MasterCard credit cards are issued as part of the worldwide MasterCard International Inc. systems, and the transactions creating the receivables through the use of the credit cards are processed through the MasterCard International Inc. authorization and settlement systems. The MasterCard(R) credit cards from which the Accounts were established may be used to purchase goods and services, to obtain cash advances and to consolidate and transfer account balances from other credit cards. Cardholders make purchases when using a credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution, an automated teller machine, or by a draft drawn on an Account. Amounts due with respect to purchases, cash advances and transfers of account balances will be included in the Receivables. Direct Merchants Bank is also a member of VISA USA Incorporated. In early 1997, Direct Merchants Bank acquired a portfolio of approximately 20,000 VISA(R) credit card accounts. The Transferor has designated such accounts as Supplemental Accounts which have been added to the Trust as Accounts. Beginning in July 1997, the bank began originating accounts under the VISA license.

      Credit Scoring. Direct Merchants Bank requests a Fingerhut Score for prospective customers who are Fingerhut customers. Direct Merchants Bank also requests credit bureau information for all Fingerhut Customers, including risk scores provided by Fair, Isaacs & Company, a third party provider of risk scorecards ("FICO scores"). For those Fingerhut Customers who have FICO scores, Direct Merchants Bank uses the Fingerhut Score to further segment Fingerhut Customers into narrower ranges within each FICO score subsegment, allowing it to better evaluate individual credit risk and to tailor its risk-based pricing accordingly. Additionally, the Fingerhut Score is used to target individuals who have no, or limited, credit bureau information and consequently no FICO scores, allowing the Bank to target Fingerhut Customers who would not typically be solicited by other credit card issuers.

      In 1995, Direct Merchants Bank and Equifax, Inc., a third party credit bureau, applied the credit risk evaluation techniques and knowledge developed in creating the Fingerhut Score models to publicly available credit bureau information in order to develop a proprietary modeling system for External Prospects (the "Proprietary Modeling System"). The Proprietary Modeling System, which is available for use exclusively by Direct Merchants Bank and other of Metris' subsidiaries, consists of sophisticated models which produce a credit risk score (a "Proprietary Score") for each prospect. The Proprietary Score, like the Fingerhut Score, segments External Prospects into narrower ranges within each FICO score subsegment, allowing the Bank to better evaluate individual credit risk and to tailor its risk-based pricing accordingly. Direct Merchants Bank also uses this segmentation to exclude certain individuals from its marketing solicitations.

      Direct Merchants Bank generates External Prospects from lists directly obtained from the major credit bureaus based on criteria established by the Bank. Direct Merchants Bank establishes the range of FICO scores that it plans to target for a specific campaign, and receives files from the credit bureaus which contain individual credit records of the External Prospects who fall within this range. The files are incorporated into the Proprietary Modeling System, which further segments External Prospects based upon their Proprietary Scores. The mailing lists that are generated from the Proprietary Modeling System are also checked against the Suppress File. Direct Merchants Bank currently does not solicit External Prospects who do not have FICO scores. Direct Merchants Bank periodically monitors the performance of the Proprietary Modeling System and re-evaluates the effectiveness of the Proprietary Score in segmenting credit risk, resulting in further refinements to its selection criteria for External Prospects. Direct Merchants Bank and other Metris subsidiaries continue to develop proprietary credit risk models to assist in evaluating potential customers.

      Solicitation. Prospects for solicitation include both Fingerhut Customers and External Prospects and are contacted on a nationwide basis generally through pre-screened direct mail and telephone solicitations. Direct Merchants Bank receives responses to its prescreened solicitations, performs fraud screening, verifies name and address changes, and obtains any information which may be missing from the application. Applications are then sent to third party data entry providers, which key the application information and process the applications based on the criteria provided by Direct Merchants Bank. Applications are approved, denied or referred to Direct Merchants Bank for exception processing. Direct Merchants Bank processes exceptions for, among other things, derogatory credit bureau information and fraud warnings. Exception applications are processed manually by a credit analyst based on policies approved by the Bank's credit committee.

      Pricing. Direct Merchants Bank uses a risk-based pricing strategy. The specific pricing for each credit card offer is determined primarily based on the prospect's risk profile prior to solicitation. Each prospect is evaluated to determine credit needs, credit risk, and existing credit availability. A customized offer is developed that includes the most appropriate product, brand, pricing, and credit line. Direct Merchants Bank currently offers multiple pricing structures, with a range of annual fees and variable annual percentage rates based on floating rates of interest, primarily the prime rate. Once the account is opened, the customer's internal and external credit performance are actively monitored and their behavior and risk scores are periodically recalculated. As the customer evolves through the credit lifecycle and is regularly rescored, the lending relationship can evolve to include more competitive (or more restrictive) pricing and product configurations.

      The Adaptive Control System. Direct Merchants Bank uses FDR's adaptive control system (the "Adaptive Control System") which uses statistical models and basic account financial information to automatically and regularly assign appropriate credit line increases and decreases to individual customers, as well as to determine the systematic collection steps to be taken at the various stages of delinquency. The Adaptive Control System manages the authorization of each transaction; in addition, it determines the collections strategies to be used for non-delinquent accounts that have balances above their assigned credit line (referred to as "overlimit" accounts).

      Credit Lines. Once an account is approved, an initial credit line is established based on the individual's risk profile using automated screening and credit scoring techniques. This process results in a portfolio with average credit lines that are below the industry average due to the higher average risk elements inherent in Direct Merchants Bank's target market. Direct Merchants Bank may elect, at any time and without prior notice to the cardholder, to preclude or restrict further credit card use by the cardholder, usually as a result of poor payment performance or the Bank's concern over the creditworthiness of the cardholder. Credit lines are managed based on the results of the behavioral scoring analysis in accordance with criteria established by Direct Merchants Bank.

      Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such agreements, Direct Merchants Bank reserves the right to change or terminate certain terms, conditions, services, or features of the account (including increasing or decreasing periodic finance charges, late fees, returned check charges and any other charges or the minimum payment), subject to the conditions set forth in the account agreement.

      Direct Merchants Bank may change its credit standards or screening criteria and methods at any time.

SERVICING, BILLING AND PAYMENTS

      Direct Merchants Bank has established a relationship with FDR for cardholder processing services. FDR is a provider of information processing and related services including cardholder processing (services for financial institutions which issue credit cards to cardholders), and merchant processing (services for financial institutions which make arrangements with merchants for the acceptance of credit cards as methods of payment). Applications processing has been handled internally by Direct Merchants Bank since September 1995. Back office support for mail inquiries and fraud management were internalized by the Bank in April 1996.

      Direct Merchants Bank generally assesses periodic finance charges on an account if the cardholder has not paid the balance in full from the previous billing cycle. These finance charges are based upon the average daily balance outstanding on the account during the monthly billing cycle. Payments by cardholders on the accounts are processed and applied first to any billed and unpaid fees, next to billed and unpaid finance charges and then to billed and unpaid transactions in the order determined by Direct Merchants Bank. If a payment in full is not received prior to 25 days after the statement cycle date (the "Payment Date"), finance charges are imposed on all purchases from the date of the transaction to the statement cycle date. Finance charges are also imposed on each cash advance from the day such advance is made until the advance is paid in full. The finance charge is applied to the average daily balance. The average daily balance is the sum of the daily unpaid balances of purchases and cash advances on each day of the monthly billing cycle divided by the number of days in such monthly billing cycle. Such unpaid balances are determined by deducting payments and credits, adding any unpaid finance charges and late charges and adding new purchases, cash advances and other charges, in each case as of the date of the transaction. Many cardholders are given a grace period. For most cardholders, if the entire balance on the account is paid during the grace period, a finance charge is not imposed. Certain cardholders are not given a grace period, depending on the credit card terms offered, which are determined by the prospect's risk profile prior to solicitation.

      Direct Merchants Bank generally assesses an annual fee on its accounts. For most accounts, the annual fee is billed 90 days after the account is opened and annually on each anniversary thereafter. Direct Merchants Bank may waive the annual membership fees, or a portion thereof, in connection with the solicitation of new accounts depending on the credit terms offered, which are determined by the prospect's risk profile prior to solicitation or when it determines a waiver to be necessary in order to be competitive. In addition to the annual fee, Direct Merchants Bank may charge accounts certain other fees including: (i) a late fee with respect to any unpaid monthly payment if it does not receive the required minimum monthly payment by the Payment Date, (ii) a cash advance fee for each cash advance, (iii) a fee with respect to each check submitted by a cardholder in payment of an account which is not honored by the cardholder's bank, and
(iv) an overlimit charge if, at any time during the billing cycle, the total amount owed exceeds the cardholder's credit line by at least $30 due to transaction activity.

      Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such agreements, Direct Merchants Bank reserves the right to change or terminate certain terms, conditions, services and features of the account (including periodic finance charges, late fees, returned check charges and any other charges or the minimum payment), subject to the conditions set forth in the account agreement.

      Monthly billing statements are sent to cardholders by FDR on behalf of Direct Merchants Bank. When an account is established, it is assigned a billing cycle. Currently, there are 21 billing cycles and each such cycle has a separate monthly billing date based on the respective business day the cycle represents in each calendar month. On a set billing date each month, a statement is sent to all accounts with an outstanding balance greater than $1.00. Cardholders must make a minimum monthly payment of the greater of $10.00 or 2.0 percent of the outstanding balance, or the balance of the account if the balance is less than $10. Payment is due upon receipt of the statement. Cardholder payments are processed by Household Credit Services, a subsidiary of Household International, Inc. If the minimum payment is not collected within 25 days after the statement cycle date, the account is considered delinquent.

      Most merchant transactions by cardholders are authorized online by FDR.

DESCRIPTION OF FDR

      FDR provides data processing, credit card reissuance, statementing, inbound customer service telephone calls and interbank settlement for Direct Merchants Bank. Application processing has been handled internally by Direct Merchants Bank since September 1995. Back office support for mail inquiries and fraud management were internalized in April 1996. Direct Merchants Bank believes that its relationship with FDR allows it to achieve operational efficiencies while remaining flexible enough to handle additional growth. Furthermore, Direct Merchants Bank's agreement with FDR allows Direct Merchants Bank to internalize specific operational functions if Direct Merchants Bank desires. If FDR were to fail to perform its services for Direct Merchants Bank or become insolvent, delays in processing and recovery of information with respect to charges incurred by the respective cardholders could occur, and the replacement of the services FDR currently provides to Direct Merchants Bank could be time-consuming. As a result, delays in payment to Certificateholders could occur.

      FDR provides computer data processing services primarily to the bankcard industry. FDR is a subsidiary of First Data Corp.


DELINQUENCY, LOSSES AND COLLECTIONS

      Direct Merchants Bank considers an account delinquent if a payment due thereunder is not received within 25 days from the closing date of the statements. Collection procedures are determined with the assistance of the Adaptive Control System, which continually monitors all delinquent accounts. The collections function has been handled internally since January 1996. Metris Direct's collections department generates letters through a proprietary letter system when appropriate. Delinquent customers receive automatic collection letters at various stages in their delinquency, from 5-90 days past due. Metris Direct's collections personnel attempt a minimum of two contacts in each 30-day delinquency cycle, unless special arrangements have been made with the customer. Accounts that become 90 days delinquent are closed but not necessarily charged off. Accounts are charged off and taken as a loss either after formal notification of bankruptcy or at the end of the month during which they become contractually 180 days past due. Accounts identified as fraud losses are charged off no later than 90 days after the last activity. Accounts identified as deceased without a surviving, contractually liable individual or an estate large enough to pay the debt in full are charged off immediately upon notification. Charged-off accounts are referred to Direct Merchants Bank's recovery unit in Baltimore, Maryland, for coordination of collection efforts to recover the amounts owed. When appropriate, accounts are placed with external collection agencies or attorneys.

      Direct Merchants Bank uses FDR's fraud protection system to improve the rate of early detection of fraudulent activity on a cardholder account. The system also provides work flow management that is used to investigate potentially fraudulent transactions and to take prompt immediate action to reduce further losses. A fraud score is established based on the details of the authorization request and the previous behavior pattern of the cardholder. This score is used in the determination of actions to be taken for potentially fraudulent transactions.

      Direct Merchants Bank reserves the right to cancel charge privileges at any time, usually as a result of violating the contractual terms (delinquency, overlimit, etc.) of the credit account. Activity on lost, stolen, or fraudulent accounts is blocked immediately upon notification by the cardholder or upon determination by FDR that a card is lost or stolen or being used fraudulently.


DELINQUENCY EXPERIENCE FOR THE DIRECT MERCHANTS BANK PORTFOLIO
(DOLLARS IN THOUSANDS)

                                                                                               As of
                      As of             As of             As of              As of        September 30,
                August 31, 1997    June 30, 1997     March 31, 1997   December 31, 1996       1996
                ---------------    -------------     --------------   -----------------   ------------
                        Percent-           Percent-          Percent-          Percent-           Percent-
                          age                age               age               age                age
                           of                 of                of                of                 of
                          Total              Total             Total             Total              Total
               Receiv-   Receiv-  Receiv-   Receiv- Receiv-   Receiv- Receiv-   Receiv-  Receiv-   Receiv-
                ables     ables    ables     ables   ables     ables   ables     ables    ables     ables
               -------   -------  -------  -------- -------  -------- -------  --------  --------  -------
Receivables
Outsanding(1)
Receivables
Delinquent:
  30-59 Days
  60-89 Days
  90 or More
  Days         ________ ________ ________ ________ ________ ________  ________ ________ ________ ________
    Total
               ======== ======== ======== ======== ======== ========  ======== ======== ======== ========


                             As of                 As of                  As of                  As of                  As of
                         June 30, 1996        March 31, 1996        December 31, 1995      September 30, 1995       June 30, 1995
                         -------------        --------------        -----------------      ------------------       -------------
                           Percentage            Percentage             Percentage             Percentage             Percentage
                           of Total               of Total               of Total               of Total               of Total
                 Receiv-    Receiv-     Receiv-    Receiv-     Receiv-    Receiv-     Receiv-    Receiv-     Receiv-    Receiv-
                  ables      ables       ables      ables       ables      ables       ables      ables       ables      ables
                 -------   ----------   -------  ----------    -------  ----------    -------  ----------    -------  ----------
Receivables
Outsanding(1)
Receivables
Delinquent:
  30-59 Days
  60-89 Days
  90 or More
      Days
                 -------   ----------   -------  ----------    -------  ----------    -------  ----------    -------  ----------
     Total
                 =======   ==========   =======  ==========    =======  ==========    =======  ==========    =======  ==========


(1) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the date shown.

LOSS EXPERIENCE

      The following table sets forth the delinquency and the loss experience for each of the periods shown for the Direct Merchants Bank Portfolio. There can be no assurance that the delinquency and loss experience for the Trust Portfolio will be similar to the historical experience set forth below, because among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below and many of the Accounts have been originated in the last twelve months.


LOSS EXPERIENCE FOR THE DIRECT MERCHANTS BANK PORTFOLIO (DOLLARS IN THOUSANDS)


                                                                                               NINE
                                             YEAR                                             MONTHS
                    QUARTER ENDED           ENDED                 QUARTER ENDED               ENDED
                SEPT.     JUNE    MARCH      DEC.      DEC.      SEPT.      JUNE      MARCH     DEC.      DEC.    SEPT.    JUNE
                  30,      30,     31,       31,        31,       30,        30,       31,       31,      31,      30,     30,
                 1997     1997    1997      1996       1996      1996       1996      1996      1995      1995     1995    1995
                 -----    -----   -----     ----       ----      -----      -----     -----     -----     ----    -----    ----
Average
Receivables
Outstanding(1)..                         $1,017,236 $1,401,552 $1,185,070 $872,529  $609,792  $242,694  $394,610 $248,788 $84,685
Total Gross
Charge-Off (2)..                            $64,453    $26,445    $17,042  $12,020    $8,946    $4,046    $3,206     $840      $0
Total Gross
Charge-Offs
as a Percentage
of Average
Receivables
Outstanding.....                              6.34%       1.89%     1.44%    1.38%     1.47%      1.67%      0.81%    0.34%  0.00%
(Annualized)....                  6.34%  7.51% 5.72%  5.54%  5.90%  2.21% 3.22% 1.34%  0.00%



(1) Average Receivables Outstanding is calculated by determining the daily average of outstanding account balances for each month and then dividing the sum of such daily averages for such months by the number of months in such period.

(2) Gross Charge-Offs are Total Principal Charge-Offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

RECOVERIES

      Pursuant to the terms of the Pooling and Servicing Agreement, the Servicer will be required to transfer all Recoveries to the Trust. In the event of any sale or other disposition of Receivables in Defaulted Accounts as provided in the Pooling and Servicing Agreement, Recoveries will not include amounts received by the purchaser or transferee of such Receivables but will be limited to amounts received by the Servicer from the purchaser or transferee. Collections of Recoveries will be treated as collections of Finance Charge Receivables.

YIELD CONSIDERATIONS

      The Portfolio Yield on the portfolio of unsecured credit card accounts serviced by Direct Merchants Bank (the "Direct Merchants Bank Portfolio") is set forth in the following table. The Portfolio Yields in the table are calculated and reported on a billed basis. The Portfolio Yields on Receivables included in the Trust are calculated and reported on a cash basis. Portfolio Yields calculated on a billed basis may differ from Portfolio Yields calculated on a cash basis due to (a) a lag between when finance charges and fees are billed to cardholder accounts and when such finance charges and fees are collected, (b) finance charges and fees that are not ultimately collected from the cardholder and (c) growth in the Direct Merchants Bank Portfolio.

      The Portfolio Yield calculated on both a billed and a cash basis will also be affected by numerous factors, including changes in the monthly interest rate, variations in the rate of payments and new borrowings on the Accounts, the amount of the annual membership fee and other fees, changes in the delinquency and loss rates on the Receivables, and the percentage of cardholders who pay their balances in full each month and, except in the case of cash advances, do not incur periodic finance charges, which may in turn be caused by a variety of factors including seasonal variations, the availability of other sources of credit and general economic conditions. See "Maturity Considerations." The interchange fees are not included in the Trust and are not included in the yield numbers for the Direct Merchants Bank Portfolio in the following table.



          YIELD EXPERIENCE FOR THE DIRECT MERCHANTS BANK PORTFOLIO
                           (DOLLARS IN THOUSANDS)

                                              Nine                                             Nine
                                             Months                                           Months           Quarter
                         Quarter Ended       Ended          Quarter Ended                      Ended            Ended
                   Sept.     June    March    Dec.       Dec        Sept.     June    March     Dec.             Sept.    June
                    30,      30,      31,      31,       31,         30,       30,      31,      31,   Dec.31,    30,      30,
                   1997     1997     1997     1996       1996      1996       1996     1996     1995     1995    1995     1995
                   -----    -----    -----    -----      ----      -----      -----   -----     ----     ----    -----    ----
Average
Receivables
Outstanding(1)...                          $1,017,236 $1,401,552 $1,185,070 $872,529 $609,792 $242,694 $394,610 $248,788 $84,685
Total Finance
Charges and Fees
Billed (2)(3)....                            $269,298    $93,506    $75,252  $58,727  $41,813  $49,021  $23,071  $21,671  $4,279
Average
Revenue Yield
(Annualized).....                              26.47%     26.54%     25.26%   27.07%   27.58%    26.81%  23,20%  34.56%   20.27%



(1) Average Receivables Outstanding is calculated by determining the daily average of outstanding account balances for each month and then dividing the sum of such daily averages for such months by the number of months in such period.

(2) Total Finance Charges and Fees Billed include finance charges, cash advance fees, annual membership fees, late fees, and other charges. It does not include interchange fee.

(3) Total Finance Charges and Fees Billed are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged-off accounts.



                                THE RECEIVABLES

      The Accounts had, as of August 31, 1997, an average Principal Receivable balance of $ and an average credit limit of $ . The percentage of the total Receivable balance to the aggregate total credit limit, as of August 31, 1997, was percent.

      The following tables summarize the Receivables which have been conveyed to the Trust (the "Trust Portfolio") by various criteria as of the close of business on September 30, 1997. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time. The Transferor will add to the Trust, in compliance with the provisions of the Pooling and Servicing Agreement, Receivables in Additional Accounts and Supplemental Accounts in addition to those reflected in the tables below.


                        COMPOSITION BY CREDIT LIMIT
                              TRUST PORTFOLIO

                                         PERCENTAGE                PERCENTAGE
                                          OF TOTAL                  OF TOTAL
                             NUMBER OF   NUMBER OF   RECEIVABLES  RECEIVABLES
CREDIT LIMIT RANGE            ACCOUNTS    ACCOUNTS   OUTSTANDING  OUTSTANDING
------------------            --------    --------   -----------  -----------
$500.01-$1,000.00                           %        $                 %
$1,000.01 - $1,500.00......
$1,500.01 - $5,000.00......
$5,000.01 - $10,000.00.....
$10,000.01 & Greater.......

      Total................                 100.0%   $                100.0%



                    COMPOSITION BY PERIOD OF DELINQUENCY
                              TRUST PORTFOLIO

                                         PERCENTAGE               PERCENTAGE
PERIOD OF DELINQUENCY                     OF TOTAL                  OF TOTAL
(DAYS CONTRACTUALLY          NUMBER OF   NUMBER OF   RECEIVABLE   RECEIVABLES
DELINQUENT)                   ACCOUNTS    ACCOUNTS   OUTSTANDING  OUTSTANDING
-----------                   --------    --------   -----------  -----------
30 59 Days.................                   %       $                 %
60 89 Days.................
90 119 Days................
120 149 Days...............
150 Days or More...........

      Total................                100.0%     $              100.0%



                       COMPOSITION BY ACCOUNT BALANCE
                              TRUST PORTFOLIO

                                         PERCENTAGE                PERCENTAGE
                                          OF TOTAL                  OF TOTAL
                             NUMBER OF   NUMBER OF    RECEIVABLE   RECEIVABLES
ACCOUNT BALANCE RANGE         ACCOUNTS    ACCOUNTS    OUTSTANDING  OUTSTANDING
---------------------         --------    --------    -----------  -----------
Credit Balance.............                   %       $                %
No Balance.................
$ 0.01 $ 500.00............
$ 500.01 $1,000.00.........
$1,000.01 $1,500.00........
$1,500.01 $3,000.00........
$3,000.01 $5,000.00........
$5,000.01 & Greater........

      Total................                100.0%     $              100.0%



                    COMPOSITION BY GEOGRAPHIC DISTRIBUTION
                                TRUST PORTFOLIO

                                         PERCENTAGE                PERCENTAGE
                                          OF TOTAL                 OF TOTAL
                             NUMBER OF   NUMBER OF    RECEIVABLES  RECEIVABLES
LOCATION                      ACCOUNTS    ACCOUNTS    OUTSTANDING  OUTSTANDING
--------                      --------    --------    -----------  -----------
Alabama....................                 %          $                 %
Alaska.....................
Arizona....................
Arkansas...................
California.................
Colorado...................
Connecticut................
Delaware...................
District of Columbia.......
Florida....................
Georgia....................
Hawaii.....................
Idaho......................
Illinois...................
Indiana....................
Iowa.......................
Kansas.....................
Kentucky...................
Louisiana..................
Maine......................
Maryland...................
Massachusetts..............
Michigan...................
Minnesota..................
Mississippi................
Missouri...................
Montana....................
Nebraska...................
Nevada.....................
New Hampshire..............
New Jersey.................
New Mexico.................
New York...................
North Carolina.............
North Dakota...............
Ohio.......................
Oklahoma...................
Oregon.....................
Pennsylvania...............
Rhode Island...............
South Carolina.............
South Dakota...............
Tennessee..................
Texas......................
Utah.......................
Vermont....................
Virginia...................
Washington.................
West Virginia..............
Wisconsin..................
Wyoming....................
Other......................

      Total................              100.0%            $         100.0%



                         COMPOSITION BY ACCOUNT AGE
                              TRUST PORTFOLIO

                                         PERCENTAGE               PERCENTAGE
                                          OF TOTAL                 OF TOTAL
                             NUMBER OF   NUMBER OF   RECEIVABLE   RECEIVABLES
ACCOUNT AGE                   ACCOUNTS    ACCOUNTS   OUTSTANDING  OUTSTANDING
-----------                   --------    --------   -----------  -----------
Not more than 6 Months.....                 %        $                    %
Over 6 Months to 12 Months.
Over 12 Months to 24 Months
Over 24 Months.............

      Total................              100.0%      $                 100.0%





                          MATURITY CONSIDERATIONS

      The Pooling and Servicing Agreement provides that the Class A Certificateholders and the Class B Certificateholders are scheduled to receive payments of principal on the Expected Final Payment Date, which is the Distribution Date, but may receive principal payments earlier in the event of a Pay Out Event which results in the commencement of the Early Amortization Period. The Class B Certificateholders will not begin to receive payments of principal until the Class A Invested Amount has been paid in full.

      During the Accumulation Period, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections, (b) the applicable "Controlled Deposit Amount," which is equal to the sum of the applicable Controlled Accumulation Amount for such Monthly Period and the applicable Accumulation Shortfall, if any, and (c) the ABC Adjusted Invested Amount (prior to any deposits on such day) will be deposited in the Principal Funding Account until the amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount.

      Although it is anticipated that Available Investor Principal Collections will be available during each Monthly Period in the Accumulation Period to make a deposit to the Principal Funding Account of the applicable Controlled Deposit Amount and that on the Expected Final Payment Date the Class A Invested Amount will be paid to the Class A Certificateholders, the Class B Invested Amount will be paid to the Class B Certificateholders and the Class C Invested Amount will be paid to the Class C Certificateholders, no assurance can be given in that regard. If the amount required to pay the Class A Invested Amount, the Class B Invested Amount or the Class C Invested Amount in full is not available in the Principal Funding Account on the Expected Final Payment Date, or if a Pay Out Event occurs during the Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the next Distribution Date and an amount equal to the Available Investor Principal Collections will be paid to the Class A Certificateholders on each succeeding Distribution Date until the earlier of the Distribution Date on which the Class A Invested Amount has been paid in full and the Termination Date. After the Class A Invested Amount has been paid in full, Available Investor Principal Collections will be paid to the Class B Certificateholders on each Distribution Date until the earlier of the date on which the Class B Invested Amount has been paid in full and the Termination Date.

      A "Pay Out Event" occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Certificateholders or to observe or perform in any material respect certain other covenants within the time periods stated in the Pooling and Servicing Agreement, (b) material breaches of certain representations, warranties, or covenants of the Transferor which remain uncured after grace periods specified in the Pooling and Servicing Agreement, (c) certain bankruptcy or insolvency events relating to Metris, the Transferor or Direct Merchants Bank, (d) the occurrence of a Servicer Default that would have a material adverse effect on the Certificateholders, (e) (w) the Transferor Interest being less than the Minimum Transferor Interest, (x) (i) the sum of the amount on deposit in the Pre-Funding Account plus the Series Allocation Percentage of the sum of the total amount of Principal Receivables plus amounts on deposit in the Excess Funding Account being less than (ii) the sum of the aggregate outstanding principal amounts of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, (y) the total amount of Principal Receivables and the amounts on deposit in the Excess Funding Account and the Principal Funding Account being less than the Minimum Aggregate Principal Receivables (z) the Retained Percentage shall be equal or less than 2 percent, in each case as of any Determination Date, (f) the Trust becoming subject to regulation as an "investment company" within the meaning of the Investment Company Act, or (g) a reduction in the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the weighted average of the Base Rates for such three consecutive Monthly Periods. See "Description of the Offered Certificates--Pay Out Events." In the event of an early payment of principal on the Offered Certificates, Certificateholders may realize a lower yield on their reinvestment of such early payment and may be required to incur costs associated with reinvesting such funds.

      The "Base Rate" means, with respect to any Monthly Period, the sum of
(i) the weighted average of the Class A Certificate Rate, the Class B Certificate Rate and the Class C Certificate Rate as of the last day of such Monthly Period (weighted based on the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount, respectively, as of the last day of such Monthly Period) plus (ii) the product of 2.00 percent per annum and the percentage equivalent of a fraction the numerator of which is the Adjusted Invested Amount and the denominator of which is the Invested Amount, each as of the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the aggregate amount of Available Series Finance Charge Collections for such Monthly Period (not including the amounts on deposit in the Payment Reserve Account and Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in prior Monthly Periods, if any) plus the Principal Funding Account Investment Proceeds, investment earnings on amounts on deposit in the Pre-Funding Account and amounts withdrawn from the Accumulation Period Reserve Account with respect to such Monthly Period calculated on a cash basis after subtracting the Investor Default Amount and the Series Allocation Percentage of any Adjustment Payments which the Transferor is required but fails to make pursuant to the Pooling and Servicing Agreement for such Monthly Period, and the denominator of which is the average daily Invested Amount plus the Pre-Funded Amount during the preceding Monthly Period; provided, however, that Excess Finance Charge Collections applied for the benefit of the Certificateholders may be added to the numerator if the Rating Agency Condition is satisfied. See "Description of the Offered Certificates--Pay Out Events."

      Payment Rates. The following table sets forth the highest and lowest cardholder monthly payment rates for the Receivables during any month in the period shown and the average cardholder monthly payment rates for all months during the period shown, in each case calculated as a percentage of the previous month's total statement balance. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts (total payments).

  CARDHOLDER MONTHLY PAYMENT RATES FOR THE DIRECT MERCHANTS BANK PORTFOLIO

                                          QUARTER ENDED
                    SEPT. JUNE   MARCH DEC.  SEPT. JUNE  MARCH DEC.   SEPT.  JUNE
                     30,    30,   31,   31,   30,   30,   31,   31,    30,    30,
                    1997   1997  1997  1996  1996  1996  1996  1995   1995   1995
                    -----  ----- ----- ----- ----- ----- ----- ----   -----  -----
Highest Month.......                   7.5%  8.4%  8.8%  8.5%  8.7%   12.7%  64.7%
Lowest Month........                   6.8%  6.4%  8.0%  8.0%  7.9%    8.5%  19.7%
Monthly Average (1).                   7.1%  7.5%  8.3%  8.3%  8.3%   10.5%  42.2%


(1) Monthly Averages shown are expressed as an arithmetic average of the payment rate for each month for the period indicated.

      The amount of collections of Receivables may vary from month to month due to various factors, including seasonal variations, general economic conditions, economic and financial conditions affecting the payment habits of individual cardholders, the Credit Card Originator's minimum monthly payment requirements, and acts of God. There can be no assurance that collections with respect to the Trust, and thus the rate at which the Certificateholders could expect to receive payments of principal on their Certificates during the Amortization Period, will be similar to the historical experience set forth above. If a Pay Out Event occurs, the average life and maturity of the Offered Certificates could be significantly reduced.

      Because the actual payment rate at the end of the Revolving Period may be less than the payment rate used to determine the Controlled Accumulation Amount, or a Pay Out Event may occur which would initiate the Early Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Offered Certificates to the Expected Final Payment Date will equal the expected number of months for such period. See "Risk Factors--Payments and Maturity." As described under "Description of the Offered Certificates--Postponement of Accumulation Period," the Servicer may shorten the Accumulation Period and, in such event, there can be no assurance that the duration of the Accumulation Period will be sufficient for the accumulation of all amounts necessary to pay the Class A Invested Amount and the Class B Invested Amount on the Expected Final Payment Date, especially if a pay out event were to occur with respect to one or more other Series thereby limiting the amount of Shared Principal Collections allocable to the Offered Certificates.


                      POOL FACTOR AND RELATED INFORMATION

      The "Class A Pool Factor" and the "Class B Pool Factor" are each a seven-digit decimal, which the Servicer will compute monthly, expressing as of each Record Date, respectively, the sum of the Class A Invested Amount and the Class A Percentage of funds on deposit in the Pre-Funding Account as a proportion of the Class A Initial Invested Amount, and the sum of the Class B Invested Amount and the Class B Percentage of funds on deposit in the Pre-Funding Account as a proportion of the Class B Initial Invested Amount. On the Closing Date, the Class A Pool Factor and the Class B Pool Factor will each be 1.0000000 and will remain unchanged during the Revolving Period, except in certain limited circumstances. Thereafter, on and after the first Distribution Date on which principal payments are made to the Class A Certificateholders during the Amortization Period, the Class A Pool Factor will decline to reflect reductions in the Class A Invested Amount and on and after the Class B Principal Payment Commencement Date, the Class B Pool Factor will decline to reflect reductions in the Class B Invested Amount. A Certificateholder's pro rata interest in the Principal Receivables in the Trust for a given month can be determined by multiplying the denomination of the holder's Certificate by the applicable Pool Factor for that month.

      Pursuant to the Pooling and Servicing Agreement, monthly reports concerning the Class A Invested Amount, the Class A Pool Factor, the Class B Invested Amount and the Class B Pool Factor and various other items of information will be made available to the Class A Certificateholders and the Class B Certificateholders, respectively. See "Description of the Offered Certificates--Reports to Certificateholders."

                              USE OF PROCEEDS

      The Transferor will apply the net proceeds received from the sale of the Offered Certificates, which is expected to be approximately
$__________, to pay a class of the Series 1995-1 Variable Funding
Certificates, to fund the Pre-Funding Account to the extent of the Pre-Funded Amount, to pay the purchase price of Receivables and to make a deposit to the Interest Funding Account for the payment of Class A Interest on the first Distribution Date.

                  DESCRIPTION OF THE OFFERED CERTIFICATES

      The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement and the Series 1997-2 Supplement. Pursuant to the Pooling and Servicing Agreement, the Transferor and the Trustee previously executed the Supplements with respect to the Previously Issued Series and may execute additional Supplements in order to issue additional Series.

GENERAL

      The Offered Certificates will represent undivided interests in certain assets of the Trust, including the right to the investor allocation percentage of all Obligor payments on the Receivables in the Trust. Each Class A Certificate and Class B Certificate represents the right to receive payments of interest at the Class A Certificate Rate or the Class B Certificate Rate, as the case may be, funded from Available Series Finance Charge Collections and the right to receive payments of principal on the Expected Final Payment Date or such earlier date following the occurrence of a Pay Out Event funded from Principal Collections allocated to the Class A Certificateholders' Interest or the Class B Certificateholders' Interest, as the case may be. With respect to the Accumulation Period, principal payments will be made to the Class A Certificateholders and the Class B Certificateholders on the Expected Final Payment Date.

      The Transferor will own the Exchangeable Transferor Certificate and the Class D Certificates. The Exchangeable Transferor Certificate will represent an undivided interest in the Trust, including the right to the Transferor Percentage of all Obligor payments on the Receivables in the Trust equal to 100 percent minus the sum of the applicable investor allocation percentages (which shall not exceed 100 percent) for all Series of certificates then outstanding. See "--Certain Matters Regarding the Transferor and the Servicer." During the Revolving Period, following the Funding Period, the amount of the Invested Amount in the Trust will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Dilution." The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are transferred to the Trust and others are paid. The amount of the Transferor Interest (or the amount in the Excess Funding Account) will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust unless and to the extent that the Previously Issued Series or another Series absorb such change. During the Accumulation Period, the Adjusted Invested Amount will decline as Obligor payments of Principal Receivables are collected and held in the Principal Funding Account for distribution to the Certificateholders. During the Early Amortization Period, the Invested Amount will decline as Obligor payments of Principal Receivables are collected and distributed to Certificateholders. As a result, unless and to the extent that the Previously Issued Series or another Series absorb such increase, the Transferor Interest will generally increase each month during the Accumulation Period or the Early Amortization Period to reflect the reductions in the Adjusted Invested Amount or the Invested Amount of the Certificates and will also change to reflect the variations in the amount of the Principal Receivables in the Trust. The Transferor Interest maybe reduced as the result of an Exchange. See "--Exchanges."

      Each Class of Offered Certificates initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository"), except as set forth below. Beneficial interests in each Class of Offered Certificates will be available for purchase in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Offered Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificate Owner acquiring an interest in any Class of Offered Certificates will be entitled to receive a certificate representing such Certificate Owner's interest in such Certificates. Until such time, all references herein to actions by Certificateholders of any Class of Offered Certificates will refer to actions taken by the Depository upon instructions from its participating organizations ("Participants") and all references herein to distributions, notices, reports and statements to Certificateholders of any Class of Offered Certificates will refer to distributions, notices, reports and statements to the Depository or its nominee, as the registered holder of the Offered Certificates of such Class, for distribution to Certificate Owners of such Class in accordance with the Depository's procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

BOOK-ENTRY REGISTRATION

      With respect to each Class of Offered Certificates in book-entry form, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

      Cede & Co., as nominee for DTC, will hold the global certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("DTC Participants") and facilitates the clearance and settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

      Purchases of Certificates under the DTC system must be made by or through Participants, which will receive a credit for the Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Certificates, except in the event that use of the book-entry system for the Certificates is discontinued.

      To facilitate subsequent transfers, all Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Certificates with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Certificates; DTC's records reflect only the identity of the Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote with respect to Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Certificates are credited on the record date (identified in a listing attached thereto). Principal and interest payments on the Certificates will be made to DTC. DTC's practice is to credit Participants' accounts on the Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the Distribution Date. Payments by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Certificate Owners shall be the responsibility of Participants and Indirect Participants.

      DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Certificates will be printed and delivered.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

      Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

      The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the related Pooling and Servicing Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

      The Offered Certificates of each Class will be issued in fully registered, certificated form to the Certificate Owners of such Class or their nominees ("Definitive Certificates"), rather than to the Depository or its nominee, only if (i) the Transferor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such Class, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50 percent of the Invested Amount of such Class advise the Trustee and the Depository through Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Certificate Owners of such Class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the definitive certificate representing the Certificates of the affected Class and instructions for registration, the Trustee will issue the Certificates of such Class as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

      Distribution of principal and interest on the Offered Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date will be made to Certificateholders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Certificateholder as it appears on the register maintained by the Trustee. The final payment on any Offered Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders mailed not later than the fifth day of the month of such final distributions.

      Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Trustee (in such capacity, the "Transfer Agent and Registrar"). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Certificates for the period from the Record Date preceding the due date for any payment to the Distribution Date with respect to such Definitive Certificates.

INTEREST PAYMENTS

      Interest will accrue on the outstanding principal balance of the Class A Certificates at the Class A Certificate Rate and on the outstanding principal balance of the Class B Certificates at the Class B Certificate Rate, in each case from the Closing Date. Interest will be distributed on , 1997, and on each Distribution Date thereafter to Certificateholders of each Class in an amount equal to one-twelfth of the product of the applicable Certificate Rate and the applicable outstanding principal balance as of the preceding Record Date, except that interest for the first Distribution Date will include accrued interest at the applicable Certificate Rate from the Closing Date through , 1997. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. Interest payments on the Class A Certificates on any Distribution Date will be funded from Available Series Finance Charge Collections with respect to the preceding Monthly Period (and with respect to the first Distribution Date, the amount of the initial deposit to the Interest Funding Account to be made on the Closing Date) and from certain other funds allocated as set forth in the Pooling and Servicing Agreement to the respective classes of the Certificates and deposited on each business day during such Monthly Period in the Interest Funding Account. Subject to the prior payment of interest on the Class A Certificates, interest payments on the Class B Certificates on any Distribution Date will be funded from Available Series Finance Charge Collections with respect to the preceding Monthly Period and from certain other funds allocated as set forth in the Pooling and Servicing Agreement to the respective classes of the Certificates and deposited on each business day during such Monthly Period in the Interest Funding Account.

PRINCIPAL PAYMENTS

      During the Revolving Period (the period from and including the Closing Date to but excluding the earlier of (a) the commencement of the Accumulation Period and (b) the commencement of the Early Amortization Period), Principal Collections allocable to the Invested Amount, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, will be treated as Shared Principal Collections.

      With respect to each Monthly Period during the Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) the Available Investor Principal Collections with respect to the preceding Monthly Period, (b) the applicable Controlled Deposit Amount and (c) the ABC Adjusted Invested Amount prior to any such deposit. Amounts in the Principal Funding Account up to the Class A Invested Amount will be paid to the Class A Certificateholders on the Expected Final Payment Date. After payment in full of the Class A Invested Amount, amounts remaining in the Principal Funding Account will be paid to the Class B Certificateholders on the Expected Final Payment Date. After payment in full of the Class A Invested Amount and the Class B Invested Amount, amounts remaining in the Principal Funding Account will be paid to the Class C Certificateholders on the Expected Final Payment Date. During the Accumulation Period, concurrently with deposits to the Principal Funding Account for the benefit of the Class A Certificates, Class B Certificates and Class C Certificates, the Class D Invested Amount will be reduced to an amount equal to the Stated Class D Amount. During the Accumulation Period, the portion of Available Investor Principal Collections not required to be deposited in the Principal Funding Account will generally be treated as Shared Principal Collections.

      "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (i) an amount equal to the Fixed/Floating Allocation Percentage of all Principal Collections (less the amount of Reallocated Principal Collections) received during such Monthly Period, (ii) any amount on deposit in the Excess Funding Account or the Pre-Funding Account allocated to the Certificates with respect to such Monthly Period, (iii) the aggregate Investor Default Amount and the Series Allocation Percentage of any unpaid Adjustment Payments paid from Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Reallocated Principal Collections with respect to such Monthly Period and any reimbursements from Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Reallocated Principal Collections of unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs, Class C Investor Charge-Offs and Class D Investor Charge-Offs and (iv) Shared Principal Collections allocated to the Certificates.

      On each Distribution Date following the Monthly Period in which the Early Amortization Period commences, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections for the preceding Monthly Period in an amount up to the Class A Invested Amount until the earlier of the date the Class A Invested Amount is paid in full and the Termination Date. In addition, if a Pay Out Event occurs during the Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Certificateholders of each Class of Certificates, sequentially, in alphabetical order, on the Distribution Date following the Monthly Period in which the Early Amortization Period commences. After payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive Available Investor Principal Collections on each Distribution Date during the Early Amortization Period until the earlier of the date the Class B Invested Amount is paid in full and the Termination Date. After payment in full of the Class B Invested Amount, the Class C Certificateholders will be entitled to receive Available Investor Principal Collections on each Distribution Date until the earlier of the date the Class C Invested Amount is paid in full and the Termination Date. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Early Amortization Period.

      In the event of a sale of the Receivables and an early termination of the Trust due to a Trigger Event, the breach of certain representations and warranties, an optional repurchase of the Receivables by the Transferor, a repurchase of the Receivables in connection with a Servicer Default or a sale of the Receivables in connection with the Termination Date (each as described under "--Pay Out Events," "--Servicer Default," and "--Final Payment of Principal; Termination"), distributions of principal will be made to the Certificateholders upon surrender of their Certificates. The proceeds of any such sale or repurchase of Receivables will be allocated first to pay amounts due with respect to the Class A Certificates, then to pay amounts due with respect to the Class B Certificates, then to pay amounts due with respect to the Class C Certificates and then to pay amounts due with respect to the Class D Certificates as described herein.

POSTPONEMENT OF ACCUMULATION PERIOD

      Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On each Determination Date, until the Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account no later than the end of the Monthly Period preceding the Expected Final Payment Date, based on (a) the monthly collections of Principal Receivables expected to be distributable to the certificateholders of all Series (unless Shared Principal Collections from any such other Series are not allocated to be shared with the Certificates), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to certificateholders of Series (which may exclude certain other Series) which are not expected to be in their revolving periods during the Accumulation Period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on (i) the invested amounts of certain other Series which are scheduled to be in their revolving periods during the Accumulation Period and (ii) increases in the principal payment rate occurring after the Closing Date. The length of the Accumulation Period will not be less than one month. If the Accumulation Period is postponed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement date of the Accumulation Period, it is probable that Certificateholders would receive some of their principal later than if the Accumulation Period had not been so postponed.

SUBORDINATION OF THE CLASS B CERTIFICATES

      The Class B Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. To the extent the Class B Invested Amount is reduced, the percentage of Finance Charge Collections allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced.

      The Class C Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and the Class B Certificates. To the extent the Class C Invested Amount is reduced, the percentage of Finance Charge Collections allocated to the Class C Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class C Invested Amount is not reimbursed, the amount of principal distributable to the Class C Certificateholders will be reduced.

      If, on any Determination Date, the aggregate Investor Default Amount and the unpaid Adjustment Payments, if any, for each business day in the preceding Monthly Period exceeds (a) the aggregate amount of Available Series Finance Charge Collections applied to the payment thereof as described in clauses (v) and (vi) of "--Application of Collections--Payment of Fees, Interest and Other Items," (b) the amount of Transferor Finance Charge Collections and Excess Finance Charge Collections allocated thereto as described in "--Reallocation of Cash Flows," and (c) the amount of Reallocated Principal Collections allocated with respect thereto as described in "--Reallocated Principal Collections," the Class D Invested Amount (following the reduction thereof in an amount equal to the amount of any Reallocated Principal Collections to be applied on the related Distribution Date) will be reduced by the amount by which the sum of aggregate Investor Default Amount and the unpaid Adjustment Payments exceeds the amount applied with respect thereto during the preceding Monthly Period. Such reductions of the Class D Invested Amount will thereafter be reimbursed and the Class D Invested Amount increased on each business day by the amount, if any, of Available Series Finance Charge Collections and Excess Finance Charge Collections allocated and available for that purpose.

      In the event that any such reduction of the Class D Invested Amount would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero and the Class C Invested Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero, but not more than the sum of the remaining aggregate Investor Default Amount and the remaining unpaid Adjustment Payments for such Monthly Period. Such reductions of the Class C Invested Amount will thereafter be reimbursed and the Class C Invested Amount increased on each business day by the amount, if any, of Available Series Finance Charge Collections and Excess Finance Charge Collections for such business day allocated and available for that purpose.

      In the event that any such reduction of the Class C Invested Amount would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not more than the sum of the remaining aggregate Investor Default Amount and the remaining unpaid Adjustment Payments for such Monthly Period. Such reductions of the Class B Invested Amount will thereafter be reimbursed and the Class B Invested Amount increased on each business day by the amount, if any, of Available Series Finance Charge Collections and Excess Finance Charge Collections for such business day allocated and available for that purpose. If the Class B Invested Amount is reduced to zero, the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the sum of the remaining aggregate Investor Default Amount and the remaining unpaid Adjustment Payments for such Monthly Period. Such reductions of the Class A Invested Amount will thereafter be reimbursed and the Class A Invested Amount increased on each business day by the amount, if any, of Available Series Finance Charge Collections and Excess Finance Charge Collections allocated and available for that purpose. See "--Reallocation of Cash Flows," "--Reallocated Principal Collections" and "--Investor Charge-Offs."

TRANSFER AND ASSIGNMENT OF RECEIVABLES

      On the date of the initial issuance of the Series 1995-1 Variable Funding Certificates, (the "Initial Closing Date"), the Transferor transferred and assigned to the Trust all of its right, title, and interest in and to the Receivables outstanding as of the Initial Closing Date, all of the Receivables thereafter created and the proceeds of all of the foregoing. Prior to such transfer and assignment and pursuant to the Purchase Agreement, FCI (as predecessor to Metris under the Purchase Agreement) contributed and sold to the Transferor all its right, title and interest in and to the Receivables existing as of the Initial Closing Date, all the Receivables thereafter created and all FCI's interest in the Bank Purchase Agreement. Prior to such sale and contribution and pursuant to the Bank Purchase Agreement, Direct Merchants Bank sold to FCI (as predecessor to Metris under the Bank Purchase Agreement) all its right, title and interest in and to the Receivables existing as of the date of such agreement and all the Receivables arising from time to time thereafter. In connection with the realignment of FCI's subsidiaries in September 1996, FCI assigned to Metris all of FCI's rights and Metris assumed all of FCI's obligations under the Bank Purchase Agreement and the Purchase Agreement. On the Closing Date, the Trustee will authenticate the Certificates and deliver the Certificates to the Transferor which will in turn deliver the Offered Certificates to the Underwriters against payment of the net proceeds of the sale of the Offered Certificates.

      Direct Merchants Bank for itself and as Servicer has identified in its computer files that the Receivables are Receivables as defined herein. Direct Merchants Bank, as initial Servicer, retains and will not deliver to the Trustee any other records or agreements relating to the Receivables. The records and agreements relating to the Receivables will not be segregated from those relating to other accounts and receivables of Direct Merchants Bank and the physical documentation relating to Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Certificateholders. Direct Merchants Bank has filed one or more UCC-1 financing statements in accordance with the UCC to perfect the interest of FCI (as predecessor to Metris) in the Receivables and a UCC-3 financing statement reflecting FCI's assignment of such interest in the Receivables to Metris. FCI (as predecessor to Metris under the Purchase Agreement) and Metris have filed UCC-1 financing statements in accordance with the UCC to perfect the Transferor's interest in the Receivables. The Transferor, in turn, has filed one or more UCC-1 financing statements in accordance with applicable state law to perfect the Trust's interest in the Receivables, which financing statements have been amended by the filing of one or more UCC-3 financing statements reflecting the change in the name of the Transferor. See "Certain Legal Aspects of the Receivables."

EXCHANGES

      The Pooling and Servicing Agreement provides for the Trustee to issue two types of certificates: (i) investor certificates in one or more Series of certificates, each of which may have one or more classes of certificates of which one or more such classes may be transferable, and (ii) the Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate evidences the Transferor Interest, is held by the Transferor, and will be transferable only as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Supplements, the holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate and the certificates evidencing any Series of certificates, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Certificate may define, with respect to any newly issued Series, certain terms including: (i) its name or designation; (ii) its initial invested amount (or method for calculating such amount); (iii) its certificate rate (or the method of allocating interest payments or other cash flows to such Series); (iv) the closing date; (v) the rating agency or agencies, if any, rating the Series; (vi) the interest payment date or dates and the date or dates from which interest shall accrue; (vii) the name of the clearing agency, if any; (viii) the method of allocating Principal Collections for such Series and the method by which the principal amount of investor certificates of such Series will amortize or accrue and the method for allocating Finance Charge Collections; (ix) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts; (x) the percentage used to calculate monthly servicing fees; (xi) the Minimum Transferor Interest; (xii) the Enhancement provider, if applicable, and the terms of any Enhancement with respect to such Series; (xiii) the base rate applicable to such Series; (xiv) the terms on which the certificates of such Series may be repurchased or remarketed to other investors; (xv) the termination date of such Series; (xvi) any deposit into any account provided for such Series; (xvii) the number of classes of such Series and, if more than one class, the rights and priorities of each such class; (xviii) the fees, if any, to be included in funds available to certificateholders of such Series; (xix) the subordination, if any, of such new Series with respect to any other Series;
(xx) the rights, if any, of the holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series; (xxi) the pool factor; (xxii) the Minimum Aggregate Principal Receivables; (xxiii) whether such Series will be part of a group or subject to being paired with any other prefunded Series; (xxiv) whether such Series will be prefunded; and (xxv) any other relevant terms, including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee, or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series or in connection with the determination of the Principal Terms thereof. However, as a condition of an Exchange, the holder of the Exchangeable Transferor Certificate will deliver to the Trustee written confirmation that the Exchange will not result in either Rating Agency reducing or withdrawing its rating of any outstanding Series, including the Offered Certificates. The Transferor may offer any Series to the public or other investors in transactions either registered under the Securities Act or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings, in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor currently intends to offer, from time to time, additional Series. The Series 1997-2 Certificates are not subject to repurchase (except for any optional repurchase as described in "--Final Payment of Principal; Termination") or remarketing to other investors and the Transferor does not currently intend to offer a Series of certificates subject to repurchase or remarketing.

      The Pooling and Servicing Agreement provides that the holder of the Exchangeable Transferor Certificate may perform Exchanges and define the Principal Terms of each Series, including the period during which amortization of the principal amount thereof is intended to occur, which period may have a different length and begin on a different date than such period for any other Series. Accordingly, one or more Series may be in their amortization periods while other Series are not. Moreover, any Series may have the benefit of an Enhancement that is available only to such Series. Under the Pooling and Servicing Agreement, the Trustee will hold any such form of Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of Enhancement, the holder of the Exchangeable Transferor Certificate may deliver a different form of Enhancement agreement. The Pooling and Servicing Agreement also provides that the holder of the Exchangeable Transferor Certificate may specify different coupon rates and monthly servicing fees with respect to each Series (or a particular class within such Series). Collections allocated to Finance Charge Receivables not used to pay interest on the certificates, the monthly servicing fee, the investor default amount, or investor charge-offs with respect to any Series will be allocated as provided in such Enhancement agreement, if applicable. The holder of the Exchangeable Transferor Certificate also has the option under the Pooling and Servicing Agreement to vary between Series the terms upon which a Series (or a particular class within such Series) may be repurchased by the Transferor or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, and classes within a Series may have different priorities. The Series 1997-2 Supplement does not permit the subordination of the Certificates to any other Series that may be issued by the Trust (except to the limited extent described herein with respect to Shared Principal Collections and Excess Finance Charge Collections). There is no limit to the number of Exchanges that may be performed under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

      Under the Pooling and Servicing Agreement and pursuant to a Supplement, an Exchange may occur only upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee at least five business days in advance of the date upon which the Exchange is to occur. Under the Pooling and Servicing Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount), (ii) its certificate rate (or the method of allocating interest payments or other cash flows to such Series), and (iii) the provider of the Enhancement, if any, which is expected to provide credit support with respect to it. The Pooling and Servicing Agreement provides that on the date of the Exchange the Trustee will authenticate any such Series only upon delivery to the Trustee of the following: (i) a Supplement specifying the Principal Terms of such Series,
(ii) an opinion of counsel to the effect that the certificates of such Series will be characterized as indebtedness or as partnership interests under existing law for federal and applicable state income tax purposes, or that the issuance of such Series will not materially adversely affect the federal income tax characterization of any outstanding Series or result in the trust being subject to tax at the entity level for federal or applicable state tax purposes (a "Tax Opinion"), (iii) if required by such Supplement, the form of Enhancement and an appropriate Enhancement agreement with respect thereto executed by the Transferor and the issuer of the Enhancement, (iv) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, (v) the existing Exchangeable Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged, and (vi) an officer's certificate of the Transferor stating that, after giving effect to such Exchange, (a) the Transferor Interest would be at least equal to the Minimum Transferor Interest, (b) the Retained Interest (as defined in the Pooling and Servicing Agreement) equals or exceeds the Minimum Retained Interest and
(c) the Trustee received confirmation from each Rating Agency that the then current ratings of the Investor Certificates will not be reduced or withdrawn and an opinion of Special Tax Counsel that such Certificate will be characterized as indebtedness or interests in a partnership for federal income tax purposes or the issuance of such Certificate will not materially adversely effect the Federal or any applicable state tax consequences of the Series.

      Under the Pooling and Servicing Agreement, the Transferor may also exchange the Exchangeable Transferor Certificate for a newly issued Exchangeable Transferor Certificate and a second certificate (a "Supplemental Certificate") the terms of which will be defined in a Supplement upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement.

PREVIOUSLY ISSUED SERIES

      The Trust has previously issued the Series 1997-1 Asset Backed Certificates, the Series 1996-1 Asset Backed Certificates and the Series 1995-1 Variable Funding Certificates bearing the various rates of interest and having the outstanding principal amounts set forth in "Annex I: Other Series."

REPRESENTATIONS AND WARRANTIES

      Pursuant to the Pooling and Servicing Agreement, the Transferor represents and warrants that, among other things, subject to specified exceptions and limitations (i) the Transferor is duly organized, validly existing, and in good standing under the laws of the state of Delaware and has the corporate power and authority to execute, deliver, and perform its obligations under the Pooling and Servicing Agreement, the Series 1997-2 Supplement, and the Purchase Agreement, (ii) the Transferor is duly qualified to do business and in good standing (or is exempt from such requirement) in any state required in order to conduct its business and has obtained all necessary licenses and approvals required under federal and Delaware law, provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable, (iii) the execution and delivery of the Pooling and Servicing Agreement, the Series 1997-2 Supplement, and the Purchase Agreement, and the consummation of the transactions provided for therein, have been duly authorized by the Transferor by all necessary corporate action on its part, (iv) each of the Pooling and Servicing Agreement, the Series 1997-2 Supplement, and the Purchase Agreement constitutes a legal, valid, and binding obligation of the Transferor, and (v) the transfer of Receivables by it to the Trust under the Pooling and Servicing Agreement constitutes either a valid transfer and assignment to the Trust of all right, title, and interest of the Transferor in and to the Receivables and the proceeds thereof and amounts in any of the accounts established for the benefit of certificateholders free and clear of any lien of any person claiming through or under the Transferor or any of its affiliates (except for Permitted Liens and certain rights of the Transferor) or the grant of a first priority security interest in such Receivables and the proceeds thereof (including amounts in any of the accounts established for the benefit of certificateholders). In the event of a breach of any of the representations and warranties described in this paragraph with respect to any Series, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50 percent of the invested amount of such Series, by written notice to the Transferor (and to the Trustee and the Servicer if given by the Certificateholders of such Series), may direct the Transferor to accept reassignment of an amount of Principal Receivables equal to the invested amount to be reassigned (as described below) within 60 days of such notice, or within such longer period specified in such notice. The Transferor will thereupon be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The amount to be deposited by the Transferor for distribution to certificateholders in connection with such reassignment will be equal to the invested amount for all Series of certificates other than the Series 1995-1 Variable Funding Certificates required to be reassigned on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made, and, with respect to the Variable Funding Certificates, the invested amount as of the Distribution Date on which the reassignment is scheduled to be made, less the amount, if any, previously allocated for payment of principal to such certificateholders on such Distribution Date, plus an amount equal to all interest accrued but unpaid on such certificates at the applicable certificate rate through the last day of the related Interest Accrual Period, less the amount transferred to the Distribution Account from the Interest Funding Account in respect of interest on such certificates for the month ending on such last day of the Monthly Period. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the investor interest for all Series of certificates required to be repurchased and will be distributed upon presentation and surrender of the certificates for each such Series. If the Trustee or certificateholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy available to the Trustee and the certificateholders with respect to any breach of the Transferor's representations and warranties.

      Pursuant to the Pooling and Servicing Agreement, the Transferor also represents and warrants that, among other things, subject to specified exceptions and limitations, (i) the execution and delivery of the Pooling and Servicing Agreement, the Series 1997-2 Supplement, and the Purchase Agreement, and the performance of the transactions contemplated thereby, do not contravene the Transferor's charter or by-laws, violate any material provision of law applicable to it or require any filing (except for filing under the UCC), registration, consent, or approval under any such law except for such filings, registrations, consents, or approvals as have already been obtained and are in full force and effect, (ii) except as described in the Purchase Agreement, the Transferor and each prior owner of the Receivables has filed all material tax returns required to be filed and has paid or made adequate provision for the payment of all material taxes, assessments, and other governmental charges due from the Transferor or such prior owner or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings, (iii) there are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality asserting the invalidity of the Pooling and Servicing Agreement, the Series 1997-2 Supplement, and the Purchase Agreement, seeking to prevent the consummation of any of the transactions contemplated thereby, seeking any determination or ruling that would materially and adversely affect the performance by the Transferor of its obligations thereunder, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof or of the tax attributes of the Trust, (iv) each Receivable is or will be an account receivable arising out of the performance by Direct Merchants Bank in accordance with the terms of the Contract giving rise to such Receivable,
(v) each Account classified as an Eligible Account in any document or report delivered pursuant to the Pooling and Servicing Agreement satisfies the definition of Eligible Account and the Transferor has no knowledge of any fact which should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by the Transferor in any document or report delivered under the Pooling and Servicing Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth in the Pooling and Servicing Agreement, (vi) the Transferor is not an "investment company" within the meaning of the Investment Company Act (or is exempt from all provisions of such Act),
(vii) the Transferor is not insolvent and (viii) the Transferor is the legal and beneficial owner of all right, title and interest in and to each Receivable conveyed to the Trust by the Transferor pursuant to the Pooling and Servicing Agreement, and each such Receivable has been or will be transferred to the Trust free and clear of any lien other than Permitted Liens and in compliance in all material respect with all requirements of law applicable to the Transferor. If any representation or warranty made by the Transferor in the Pooling and Servicing Agreement or the Series 1997-2 Supplement proves to have been incorrect in any material respect when made, and as a result the interests of the Certificateholders are materially adversely affected, and such representation or warranty continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by more than 50 percent of the Invested Amount and the Certificateholders' Interest continues to be materially adversely affected during such period, then the Trustee or 50 percent of the Certificateholders' Interest of any class may give notice to the Transferor (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Early Amortization Period; provided, however, that a Pay Out Event will not be deemed to have occurred as aforesaid if the Transferor has accepted a reassignment of the affected Receivables during such period in accordance with the Pooling and Servicing Agreement. See "--Pay Out Events."

      It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects or compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

CERTAIN COVENANTS

      Pursuant to the Pooling and Servicing Agreement, the Transferor covenants that, among other things, subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be evidenced by any instruments or to be anything other than an account, general intangible, or chattel paper, except in connection with the enforcement or collection of a Receivable, (ii) except for the conveyances under the Pooling and Servicing Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable, (iii) in the event it receives a collection on any Receivables, it will deposit such collections to the Collection Account within two business days, (iv) it will notify the Trust promptly after becoming aware of any lien on any Receivable other than Permitted Liens, (v) it will take all actions necessary to enforce its rights and claims under the Purchase Agreement,
(vi) it will promptly provide the Trustee any notices, reports or certificates given or delivered under the Purchase Agreement and (vii) except as permitted by the Pooling and Servicing Agreement, it will not commingle its assets with those of Direct Merchants Bank or Metris or any affiliate thereof.

ELIGIBLE ACCOUNTS

      As of the Initial Closing Date (or, with respect to Additional Accounts, on the date of creation thereof, or, with respect to Supplemental Accounts, as of the date the Receivables arising in such Accounts are designated for inclusion in the Trust), each revolving credit consumer credit card account owned by a Credit Card Originator and having the following characteristics shall be an Eligible Account (each, an "Eligible Account"): (a) which is payable in Dollars, (b) the Obligor on which has provided, as its initial billing address, an address located in the United States or its territories or possessions or a United States military address, (c) which has not been identified by a Credit Card Originator in its computer files as stolen or lost, (d) which is not at the time of transfer to the Trust sold or pledged to any other party and which does not have Receivables which, at the time of transfer to the Trust, are sold or pledged to any other party (provided that Receivables which were sold or pledged prior to the Closing Date, but were repurchased free of all liens or where all liens were released prior to the sale hereunder, shall not be disqualified under this clause (d)), and (e) the Receivables in which the Credit Card Originator has not charged off in its customary and usual manner for charging off Receivables in such Accounts as of the Initial Closing Date (or, with respect to Additional Accounts, as of the date the Receivables of such Accounts are first designated for inclusion in the Trust) unless such Account is subsequently reinstated.

ELIGIBLE RECEIVABLES

      Each Receivable that satisfies each of the following criteria shall be an Eligible Receivable (each, an "Eligible Receivable"): (a) arises under an Account, (b) it is not sold or pledged to any other party, (c) it constitutes an "account," "chattel paper" or a "general intangible" as each are defined in Article 9 of the UCC as then in effect in each Relevant UCC State, (d) it is at the time of its transfer to the Trust the legal, valid and binding obligation of, or is guaranteed by, a Person who is competent to enter into a contract and incur debt and is enforceable against such person in accordance with its terms, (e) it was created or acquired in compliance, in all material respects, with all Requirements of Law applicable to the Credit Card Originator and pursuant to a Contract that complies, in all material respects, with all Requirements of Law applicable to the Credit Card Originator (including without limitation, laws, rules and regulations relating to truth in lending, usury, fair credit billing, fair credit reporting, equal credit opportunity and fair debt collection practices), (f) all material consents, licenses, or authorizations of, or registrations with, any Governmental Authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery, creation, and performance of the related Contract have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivables and (g) immediately prior to giving effect to the sale, the Transferor or the Trust will have good and marketable title free and clear of all liens and security interests arising under or through the Transferor (other than Permitted Liens).

ADDITION OF TRUST ASSETS

      During the period from the Initial Closing Date through May 31, 1996 and during the period from June 7, 1996 through November 5, 1996 all accounts which met the definition of Additional Accounts were automatically included as Accounts (such accounts, "Automatic Additional Accounts") from and after the date upon which such Automatic Additional Accounts were created and all Receivables in such Automatic Additional Accounts, whether such Receivables were then existing or thereafter created, were transferred automatically to the Trust upon purchase by the Transferor. The Transferor has elected to suspend the automatic inclusion in Accounts of Automatic Additional Accounts until a date (the "Restart Date") to be identified in writing by the Transferor, at its option, to the Trustee, the Servicer and each Rating Agency at least 10 days prior to such Restart Date. On and prior to the Restart Date, the Transferor may, by giving ten business days' notice to the Trustee and each Rating Agency, but will not be obligated to, designate from time to time additional credit card accounts ("Supplemental Accounts") to be included as Accounts. The Transferor has periodically designated Supplemental Accounts to be included as Accounts and intends, although no assurance can be given, to continue to designate additional Supplemental Accounts to be included as Accounts. In addition, prior to the Restart Date, if (i) on the tenth business day prior to any Determination Date, the Transferor Interest for the related Monthly Period is less than the Minimum Transferor Interest, the Transferor will designate Supplemental Accounts to be included as Accounts in a sufficient amount such that the Transferor Interest as a percentage of the Aggregate Principal Receivables for such Monthly Period after giving effect to such addition is at least equal to the Minimum Transferor Interest or (ii) on any Record Date, the Aggregate Principal Receivables are less than the Minimum Aggregate Principal Receivables, the Transferor is required to designate Supplemental Accounts to be included as Accounts in a sufficient amount such that the Aggregate Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Supplemental Accounts shall be transferred to the Trust on or before the tenth business day following such Record Date. On any day on which the Receivables in Supplemental Accounts are to be transferred to the Trust, the Receivables in such Accounts shall be included as Eligible Receivables if they satisfy the requirements of the definition of "Eligible Receivables."

      The Transferor has conveyed, and will continue to convey, to the Trust all Receivables arising under the Accounts, including all Supplemental Accounts and Automatic Additional Accounts, from time to time until the termination of the Trust.

      The Transferor agrees that any such transfer of Receivables from Supplemental Accounts will be subject to the satisfaction of the following conditions: (i) on or before the fifth business day prior to the Addition Date with respect to required additions and on or before the twentieth business day prior to the Addition Date with respect to optional additions (as applicable, the "Notice Date"), the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Supplemental Accounts will be included, which notice will specify the approximate aggregate amount of the Receivables to be transferred; (ii) on or before the applicable Addition Date, the Transferor will have delivered to the Trustee a written assignment (the "Assignment") and the Transferor will have indicated in its computer files that the Receivables created in connection with the Supplemental Accounts have been transferred to the Trust and, within five business days thereafter, the Transferor will have delivered to the Trustee or the bailee of the Trustee a computer file or microfiche list containing a true and complete list of all Supplemental Accounts, identified by account number and the Principal Receivables in such Supplemental Accounts, as of the Addition Date, which computer file or microfiche list will be as of the date of such Assignment incorporated into and made a part of such Assignment; (iii) the Transferor will represent and warrant that (x) no selection procedure that is materially adverse to the interests of holders of the Investor Certificates was used in selecting the Supplemental Accounts and (y) as of the applicable Addition Date, the Transferor is not insolvent and will not be rendered insolvent upon the transfer of Receivables to the Trust; (iv) the Transferor will represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables then existing and thereafter created and arising in connection with the Accounts and any accounts that meet the definition of Additional Accounts, and the proceeds thereof or (y) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trust, which is enforceable with respect to then existing Receivables of the Supplemental Accounts and the proceeds thereof upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Supplemental Accounts conveyed on such Addition Date and the proceeds thereof upon such creation, and (z) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement with respect to such Supplemental Accounts and in the case of the Receivables thereafter created in such Supplemental Accounts and the proceeds thereof, upon such creation, the Trust will have a first priority perfected security interest in such property, except for Permitted Liens; (v) the Transferor will deliver to the Trustee an officer's certificate confirming the items set forth in clause (ii) above; (vi) the Transferor will deliver to the Trustee an opinion of counsel with respect to the Trust's security interest in the Receivables in the Supplemental Accounts (with a copy to the Rating Agencies); and (vii) the Transferor will have received written notice from the Rating Agencies that the inclusion of such accounts as Supplemental Accounts will not result in the reduction or withdrawal of its then existing rating of any class of any Series of Investor Certificates then issued and outstanding and will have delivered such notice to the Trustee.

      On and after the Restart Date, Automatic Additional Accounts will be deemed to be Accounts the Receivables of which will be designated for inclusion in the Trust if, unless each Rating Agency otherwise consents, the following conditions are met: the number of Accounts the Receivables of which are automatically designated to be included in the Trust since (x) the first day of the eleventh preceding Monthly Period minus the number of Accounts of the type described in clause (ii) of the definition of "Approved Account" which have been added on the initial day of the addition of such type of Account pursuant to such clause (ii) since the first day of such eleventh preceding Monthly Period minus any Accounts designated to have their Receivables removed from the Trust in accordance with the terms of the Pooling and Servicing Agreement ("Removed Accounts") since the first day of such eleventh preceding Monthly Period will not exceed 20 percent of the number of Accounts on the first day of such eleventh preceding Monthly Period, and (y) the first day of the second preceding Monthly Period minus the number of Accounts of the type described in clause (ii) of the definition of "Approved Accounts" which have been added on the initial day of the addition of such type of Account pursuant to such clause (ii) since the first day of such second preceding Monthly Period minus any Removed Accounts removed since the first day of such second preceding Monthly Period will not exceed 15 percent of the number of Accounts on the first day of such second preceding Monthly Period. The automatic addition of Receivables in new Accounts may be subject to additional conditions specified from time to time by the Rating Agencies.

COLLECTION AND OTHER SERVICING PROCEDURES

      Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, enforcing, and administering the Receivables and collecting payments due thereunder in accordance with its usual and customary servicing procedures and the Credit and Collection Policy. Servicing functions to be performed with respect to the Receivables include statement processing and mailing, collecting and recording payments, investigating payment delinquencies, and communicating with cardholders. See "Direct Merchants Bank's Credit Card Activities--Delinquency, Losses and Collections." Managerial functions to be performed by the Servicer on behalf of the Trust include maintaining books and records with respect to the foregoing and other matters pertinent to the Receivables, assisting the Trustee with any inspections of such books and records by the Trustee pursuant to the Pooling and Servicing Agreement, preparing and delivering the monthly and annual statements described in "--Reports to Certificateholders," and causing a firm of independent public accountants to prepare and deliver the annual reports described in "--Evidence as to Compliance."

DISCOUNT OPTION

      Pursuant to the Pooling and Servicing Agreement, the Transferor may designate a specified fixed or floating percentage (the "Discount Percentage") (initially zero percent) of the amount of Receivables arising in the Accounts on and after the date of such designation that would otherwise be treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). The circumstances under which the Transferor may exercise its option to discount Principal Receivables may include a time when the Portfolio Yield is declining and Principal Receivables are available in sufficient quantity to allow for such discounting. The Transferor may, without notice to or consent of the Certificateholders, from time to time, increase (subject to the limitations described below), reduce or eliminate the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change. The Transferor must provide 15 days' prior written notice to the Servicer, the Trustee and each Rating Agency of any such increase, reduction or elimination, and such increase, reduction or elimination will become effective on the date specified therein only if (a) the Transferor reasonably believes that such increase, reduction or elimination will not at the time of its occurrence cause a Pay Out Event, or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series and (b) the Transferor and the Trustee shall have received written notice from each Rating Agency that such change will not cause such Rating Agency to reduce or withdraw its then current rating of the investor certificates. After the date on which the Transferor's exercise of its discount option takes effect and with respect to Receivables generated on and after such date, Collections in an amount equal to the product of (i) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the amount of all of the Principal Receivables (including Discount Option Receivables) at the end of the prior date of processing, (ii) Collections of Principal Receivables, prior to any reduction for Finance Charge Receivables which are Discount Option Receivables, received on such date of processing, and
(iii) a fraction the numerator of which is the aggregate amount of Principal Receivables arising on each date of processing falling on or after the date on which the Transferor exercises its discount option and the denominator of which is the aggregate Principal Receivables on such date of processing, will be deemed Collections of Finance Charge Receivables and will be applied accordingly. Any such designation would result in an increase in the amount of Finance Charge Receivables and a corresponding increase in the Portfolio Yield, a reduction in the amount of Principal Receivables in the Trust and a reduction in the Transferor Interest and therefore the effect on Certificateholders will be to decrease the likelihood of a Pay Out Event based upon a reduction of the average Portfolio Yield for any designated period to a rate below the average Base Rate for such period while increasing the likelihood that the Transferor will be required to add Principal Receivables to the Trust and, because of the reduction in the aggregate amount of Principal Receivables which, if additional Principal Receivables were not available at such time, could cause the occurrence of a Pay Out Event. Unless otherwise specified, all references herein to Principal Receivables or Finance Charge Receivables, or Collections with respect thereto, are references to such Receivables, or Collections with respect thereto, as defined above after application of the Discount Percentage.

TRUST ACCOUNTS

      The Trustee has established and maintains with a Qualified Institution in the name of the Trust, for the benefit of the Certificateholders, three separate accounts, each in a segregated trust account, consisting of an "Interest Funding Account," and a "Principal Account" and a "Payment Reserve Account" (collectively, the "Trust Accounts"). The Trustee has also established a "Distribution Account" for the benefit of the certificateholders of each Series which is a non-interest bearing segregated demand deposit account established with a Qualified Institution. The Servicer has established and maintains, in the name of the Trust, for the benefit of certificateholders of all Series, a "Collection Account," which is a segregated account established by and maintained by the Servicer with a Qualified Institution. A "Qualified Institution" is a depository institution, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a short-term rating of P-1 by Moody's and of A-1+ by Standard & Poor's or long-term unsecured debt obligation (other than such obligation the rating of which is based on collateral or on the credit of a person other than such institution or trust company) rating of at least Aaa by Moody's and of AAA by Standard & Poor's and deposit insurance provided by the FDIC, or a depository institution, which may include the Trustee, which is acceptable to the Rating Agencies; provided, however, that no such rating shall be required of an institution which shall have corporate trust powers and which maintains the Collection Account, any principal account, any interest funding account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution which is rated at least Baa3 by Moody's. Funds in the Trust Accounts will be invested, in (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) time deposits, promissory notes, or certificates of deposit of any depository institution or trust company; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iv) banker's acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and (v) investments in money market funds rated AAA-m or AAA-mg by Standard & Poor's and Aaa by Moody's or otherwise approved in writing by Moody's and Standard & Poor's; (b) time deposits and demand deposits in the name of the

      Trust or the Trustee in any depository institution or trust company referred to in clause (a)(ii) above; (c) securities not represented by an instrument that are registered in the name of the Trustee or its nominee (which may not be Metris or an affiliate) upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Certificateholders, and consisting of (x) shares of an open end diversified investment company which is registered under the Investment Company Act which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Cash Equivalents, (ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) which each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it or (y) Eurodollar time deposits of a depository institution or trust company that are rated A-1+ by Standard & Poor's and P-1 by Moody's; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the Eurodollar deposits of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and P-1 by Moody's; (d) a guaranteed investment contract (guaranteed as to timely payment) which each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it; (e) repurchase agreements transacted with either (i) an entity subject to the Bankruptcy Code, provided, however, that (A) the term of the repurchase agreement is consistent with the requirements with regard to the maturity of Cash Equivalents specified herein or in the applicable Supplement for the applicable account or is due on demand, (B) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral,
(C) the Trustee on behalf of the Trust has a perfected first priority security interest in the collateral, (D) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with standards of the Rating Agencies, (E) the failure to maintain the requisite collateral level will obligate the Trustee to liquidate the collateral as promptly as practicable upon instructions from the Servicer, (F) the securities subject to the repurchase agreement are either obligations of, or fully guaranteed as to principal and interest by, the United States of America or any instrumentality or agency thereof, certificates of deposit or banker's acceptances and (G) the securities subject to the repurchase agreement are free and clear of any third party lien or claim, or (ii) a financial institution insured by the FDIC, or any broker-dealer with "retail-customers" that is under the jurisdiction of the Securities Investors Protection Corporation ("SIPC"), provided, however, that (A) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (B) the Trustee or a third party (with a rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively) acting solely as agent for the Trustee has possession of the collateral, (C) the collateral is free and clear of third party liens and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and (D) the failure to maintain the requisite collateral percentage will obligate the Trustee to liquidate the collateral upon instructions from the Servicer; provided, however, that at the time of the Trust's investment or contractual commitment to invest in any repurchase agreement the short-term deposits or commercial paper rating of such entity or institution in subsections (i) and (ii) above shall have a credit rating of P-1 or A-1+ or their equivalent from each Rating Agency; and (f) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Certificates (such investments, "Cash Equivalents"). Any earnings (net of losses and investment expenses) on funds in the Interest Funding Account and the Principal Account will be paid to the Transferor. The Servicer has the revocable power to withdraw funds from the Collection Account, and to instruct the Trustee to make withdrawals and payments from the Interest Funding Account and the Principal Account, in each case for the purpose of making deposits and distributions required under the Pooling and Servicing Agreement, including the deposits and distributions described in "--Application of Collections." The agent making payments to the Certificateholders (the "Paying Agent") has the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to Certificateholders. The Paying Agent initially will be The Bank of New York.

PRINCIPAL FUNDING ACCOUNT

      Pursuant to the Series 1997-2 Supplement, the Servicer will establish and maintain with a Qualified Institution a principal funding account as a segregated trust account held for the benefit of the Certificateholders (the "Principal Funding Account"). During the Accumulation Period, the Trustee at the direction of the Servicer will transfer from the Principal Account to the Principal Funding Account collections in respect of Principal Receivables (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Certificates as described herein under "--Application of Collections."

      Funds on deposit in the Principal Funding Account will be invested by the Trustee at the direction of the Servicer in Cash Equivalents maturing no later than the following Transfer Date. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Account Investment Proceeds") during the Accumulation Period will be applied on each Transfer Date to the extent of the Covered Amount as if such amount were Available Series Finance Charge Collections on the last business day of the preceding Monthly Period. If, for any Interest Accrual Period, the Principal Funding Account Investment Proceeds are less than an amount equal to the Covered Amount, the amount of such deficiency will be paid from the Accumulation Period Reserve Account to the extent of the Available Reserve Account Amount and applied on the applicable Transfer Date as if such amount were Available Series Finance Charge Collections on the last business day of the preceding Monthly Period.

EXCESS FUNDING ACCOUNT

      The Trustee has established and will maintain in the name of the Trust, for the benefit of the certificateholders of all Series, an "Excess Funding Account" which is a segregated account established by and maintained by the Servicer with a Qualified Institution. At any time during which no Series is in an amortization period (including any accumulation period or early amortization period), or for a Series in amortization, the principal account, if any, is fully funded for an applicable period, and the Transferor Interest does not exceed the Minimum Transferor Interest, funds (to the extent available therefor as described herein) otherwise payable to the Transferor will be deposited in the Excess Funding Account on any business day until the Transferor Interest is at least equal to the Minimum Transferor Interest. Funds on deposit in the Excess Funding Account may, at the option of the Transferor, be withdrawn and paid to the Transferor to the extent that on any day the Transferor Interest exceeds the Minimum Transferor Interest as a result of the addition of new Receivables to the Trust. Such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis.

      Any funds on deposit in the Excess Funding Account at the beginning of the Amortization Period will be deposited in the Principal Account as part of Class A Principal, Class B Principal, or Class C Principal, as applicable, for any Distribution Date. In the event that more than one Series begins its accumulation period or amortization period at the same time, amounts on deposit in the Excess Funding Account will be paid out to each such Series pro rata based on the aggregate invested amount of each such Series. In addition, no funds allocated to investor certificates will be deposited in the Excess Funding Account during any amortization period (including any accumulation period or early amortization period) for any Series until the Principal Funding Account for such Series for such Distribution Date has been fully funded or the investor certificates of such Series have been paid in full.

      Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Transferor in Cash Equivalents. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and treated as Finance Charge Collections.

PRE-FUNDING ACCOUNT

      The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, the Pre-Funding Account. The Pre-Funding Account will be established and maintained with the trust department of The Bank of New York. Funds on deposit in the Pre-Funding Account will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount during the Funding Period as a result of an increase in the amount of Receivables in the Trust in accordance with the Series 1997-2 Supplement. Following the occurrence of a Pay Out Event during the Funding Period, the amounts remaining on deposit in the Pre-Funding Account, will be payable as principal first to the Class A Certificateholders until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full and then to the Class C Certificateholders until the Class C Invested Amount is paid in full. Should the Pre-Funded Amount be greater than zero on the first day of the Monthly Period, such amount will be deposited in the Excess Funding Account. The percentage of the assets of the Trust represented by amounts on deposit in the Pre-Funding Account and the percentage of the assets of the Trust represented by amounts on deposit in the Pre-Funding Account allocated to any Class of the Certificates will not exceed 25 percent. The underwriting standards for Receivables transferred to the Trust during the period in which the Pre-Funding Account is funded will be the same as those described in "Direct Merchants Bank's Credit Card Activities--New Account Underwriting."

      All amounts on deposit in the Pre-Funding Account will be invested by the Trustee at the direction of the Servicer in Cash Equivalents that would not require registration of the Trust as an investment company under the Investment Company Act. On each Transfer Date with respect to the Funding Period, all investment income (net of investment losses and expenses) earned on amounts in the Pre-Funding Account since the preceding Transfer Date will be applied as if such amount were Available Series Finance Charge Collections on the last business day of the preceding Monthly Period.

ACCUMULATION PERIOD RESERVE ACCOUNT

      Pursuant to the Series 1997-2 Supplement, the Servicer will establish and maintain with a Qualified Institution an accumulation period reserve account as a segregated trust account held for the benefit of the Certificateholders (the "Accumulation Period Reserve Account"). The Accumulation Period Reserve Account is established to assist with the subsequent distribution of interest on the Class A Certificates, Class B Certificates and Class C Certificates during the Accumulation Period. On each business day from and after the Reserve Account Funding Date, but prior to the termination of the Accumulation Period Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Available Series Charge Collections allocated to the Certificates (to the extent described below under "--Application of Collections--Payment of Fees, Interest and Other Items") to increase the amount on deposit in the Accumulation Period Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the first day of the third Monthly Period prior to the commencement of the Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any date on or after the Reserve Account Funding Date will be equal to (a) 0.5 percent of the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount or (b) any other amount designated by the Transferor; provided, that if such designation is of a lesser amount, the Transferor shall have provided the Servicer and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1997-2.

      Provided that the Accumulation Period Reserve Account has not terminated as described below, all amounts on deposit in the Accumulation Period Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Accumulation Period Reserve Account to be made on such Transfer Date) will be invested by the Trustee at the direction of the Servicer in Cash Equivalents maturing no later than the following Transfer Date. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Accumulation Period Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or applied on each Transfer Date as if such amount were Available Series Finance Charge Collections on the last business day of the preceding Monthly Period.

      On or before each Transfer Date with respect to the Accumulation Period and on the first Transfer Date with respect to the Early Amortization Period, a withdrawal will be made from the Accumulation Period Reserve Account, and the amount of such withdrawal will be applied as if such amount were Available Series Finance Charge Collections on the last business day of the preceding Monthly Period, in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the excess, if any, of (i) one-twelfth of the product of (x) the weighted average of the Class A Certificate Rate, the Class B Certificate Rate and the Class C Certificate Rate (in effect for the related Interest Accrual Period) and (y) the Principal Funding Account Balance as of the last day of the Monthly Period preceding the Monthly Period in which such Interest Accrual Periods ends (the "Covered Amount") over (ii) the Principal Funding Account Investment Proceeds with respect to such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Accumulation Period Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Accumulation Period Reserve Account (before giving effect to any withdrawal from the Accumulation Period Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

      The Accumulation Period Reserve Account will be terminated following the earliest to occur of (a) the termination of the Trust pursuant to the Pooling and Servicing Agreement, (b) the date on which the Invested Amount is paid in full, (c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to the Certificates and (d) if the Accumulation Period has commenced, the earlier of the first Transfer Date with respect to the Early Amortization Period and the Expected Final Payment Date. Upon the termination of the Accumulation Period Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Accumulation Period Reserve Account on such date as described above) will be applied as if they were Available Series Finance Charge Collections.

ALLOCATION PERCENTAGES

      Pursuant to the Pooling and Servicing Agreement, during each Monthly Period the Servicer will allocate among the Class A Certificateholders' Interest, the Class B Certificateholders' Interest, the Class C Certificateholders' Interest, the Class D Certificateholders' Interest, the interest of the holders of the Previously Issued Series, the Transferor Interest and the holders of the other Series issued and outstanding from time to time pursuant to the Pooling and Servicing Agreement and applicable Supplements all Finance Charge Collections and all Principal Collections and the amount of all Defaulted Receivables. Finance Charge Collections will be allocated prior to the commencement of an Early Amortization Period and the amount of Defaulted Receivables will be allocated at all times, and Principal Collections will be allocated during the Revolving Period to the Class A Certificateholders' Interest, the Class B Certificateholders' Interest, the Class C Certificateholders' Interest and the Class D Certificateholders' Interest, based on the percentage equivalent of a fraction the numerator of which is the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount, the Class C Adjusted Invested Amount, or the Class D Invested Amount, respectively, at the end of the preceding business day and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators for all classes of all Series then outstanding used to calculate the applicable allocation percentage (the "Class A Floating Allocation Percentage," the "Class B Floating Allocation Percentage," the "Class C Floating Allocation Percentage" and the "Class D Floating Allocation Percentage," respectively; the sum of all such percentages, the "Floating Allocation Percentage"). During the Revolving Period, all Principal Collections allocable to the Certificates will be allocated and paid to te Transferor (except for collections applied as Reallocated Principal Collections and Shared Principal Collections paid to the holders of certificates of other Series, if any, and except for funds deposited in the Excess Funding Account). On any business day on or after the Amortization Period Commencement Date, Principal Collections will be allocated to the Certificateholders' Interest based on the percentage equivalent of a fraction the numerator of which is the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount or the Class D Invested Amount, respectively, at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables and the amounts on deposit in the Excess Funding Account at the end of the preceding business day and
(b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series (the "Class A Fixed/Floating Allocation Percentage," the "Class B Fixed/Floating Allocation Percentage," the "Class C Fixed/Floating Allocation Percentage," and the "Class D Fixed/Floating Allocation Percentage," respectively; the sum of all such percentages the "Fixed/Floating Allocation Percentage"). Finance Charge Collections will be allocated on and after the date on which a Pay Out Event is deemed to occur to the Certificateholders' Interest based on the Fixed/Floating Allocation Percentage. On and after the date on which a Defeasance occurs with respect to the Certificates, each of the allocation percentages specified above with respect to the Certificates will be zero. See "--Defeasance."

      The term "Transferor Percentage" means (a) when used with respect to
(i) Principal Collections during the Revolving Period and (ii) Finance Charge Collections and the amount of Defaulted Receivables at all times, 100 percent minus the sum of the Floating Allocation Percentage and the floating allocation percentages for all other Series and (b) when used with respect to Principal Collections during the Amortization Period, 100 percent minus the sum of the Fixed/Floating Allocation Percentage and the allocation percentages used with respect to Principal Collections for all other Series.

      As used herein: (i) the term "Class A Invested Amount" means an amount equal to (a) the Class A Initial Invested Amount less the Class A Percentage of the initial deposit to the Pre-Funding Account plus the Class A Percentage of any withdrawals from the Pre-Funding Account during the Funding Period in connection with the addition of Receivables to the Trust and the deposit of the amounts in the Pre-Funding Account at the end of the Funding Period into the Excess Funding Account, minus (b) the aggregate amount of principal payments (except principal payments made from the Pre-Funding Account) made to Class A Certificateholders through and including such date, and minus (c) the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class A Invested Amount has been reduced to fund the Investor Default Amount and the unpaid Adjustment Payments on all prior Distribution Dates as described under "--Investor Charge-Offs," plus (d) the aggregate amount of Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and Reallocated Principal Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (c), provided, however, that the Class A Invested Amount may not be reduced below zero; (ii) the term "Class A Adjusted Invested Amount," for any date of determination, means an amount not less than zero equal to the then current Class A Invested Amount, minus the Principal Funding Account Balance on such date; (iii) the term "Class B Invested Amount" for any date means an amount equal to (a) the Class B Initial Invested Amount less the Class B Percentage of the initial deposit to the Pre-Funding Account plus the Class B Percentage of any withdrawals from the Pre-Funding Account during the Funding Period in connection with the addition of Receivables to the Trust and the deposit of the amounts in the Pre-Funding Account at the end of the Funding Period into the Excess Funding Account, minus (b) the aggregate amount of principal payments (except principal payments made from the Pre-Funding Account) made to Class B Certificateholders through and including such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class B Invested Amount has been reduced to fund the Investor Default Amount and the unpaid Adjustment Payments on all prior Distribution Dates as described under "--Investor Charge-Offs," minus (d) the aggregate amount of Reallocated Class B Principal Collections for which neither the Class D Invested Amount nor the Class C Invested Amount has been reduced for all prior Distribution Dates, and plus (e) the aggregate amount of Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Reallocated Class C Principal Collections, Reallocated Class D Principal Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d), provided, however; that the Class B Invested Amount may not be reduced below zero; (iv) the term "Class B Adjusted Invested Amount," for any date of determination, means an amount not less than zero equal to the then current Class B Invested Amount minus the excess, if any, of the Principal Funding Account Balance over the Class A Invested Amount on such date of determination; (v) the term "Class C Invested Amount" for any date means an amount equal to (a) the Class C Initial Invested Amount less the Class C Percentage of the initial deposit to the Pre-Funding Account plus the Class C Percentage of any withdrawals from the Pre-Funding Account during the Funding Period in connection with the addition of Receivables to the Trust and the deposit of the amounts in the Pre-Funding Account at the end of the Funding Period into the Excess Funding Account, minus (b) the aggregate amount of principal payments (except principal payments made from the Pre-Funding Account) made to Class C Certificateholders through and including such date, minus (c) the aggregate amount of Class C Investor Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class C Invested Amount has been reduced to fund the Investor Default Amount and the unpaid Adjustment Payments on all prior Distribution Dates as described under "--Investor Charge-Offs," minus (d) the aggregate amount of Reallocated Class C Principal Collections and Reallocated Class B Principal Collections for which the Class D Invested Amount has not been reduced for all prior Distribution Dates, and plus (e) the aggregate amount of Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Reallocated Class D Principal Collections, and certain other amounts as may be available applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d), provided, however, that the Class C Invested Amount may not be reduced below zero;
(vi) the term "Class C Adjusted Invested Amount," for any date of determination, means an amount not less than zero equal to the then current Class C Invested Amount minus the excess, if any, of the Principal Funding Account Balance over the sum of the Class A Invested Amount and the Class B Invested Amount on such date of determination; (vii) the term "Class D Invested Amount" means an amount equal to (a) the initial principal balance of the Class D Certificates, minus (b) the aggregate amount of principal payments made to Class D Certificateholders through and including such date, minus (c) the aggregate amount of Class D Investor Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class D Invested Amount has been reduced to fund the Investor Default Amount and the unpaid Adjustment Payments on all prior Distribution Dates as described under "--Investor Charge-Offs," minus (d) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates, and plus (e) the aggregate amount of Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (c), provided, however, that the Class D Invested Amount may not be reduced below zero, (viii) the term "Stated Class D Amount" means the greater of
(a) zero and (b) a number rounded to the nearest dollar equal to ____ percent of the ABC Adjusted Invested Amount; provided, however, that in no event shall the Stated Class D Amount be less than $______ except that if the ABC Adjusted Invested Amount is equal to zero the "Stated Class D Amount" will be zero; and provided further that during any Early Amortization Period the Stated Class D Amount shall be equal to the Stated Class D Amount immediately preceding the commencement of the Early Amortization Period; and (ix) the term "Invested Amount" means the sum of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount and the Class D Invested Amount.

      As a result of the Floating Allocation Percentage, Finance Charge Collections and the portion of Defaulted Receivables allocated to the Certificateholders will change each business day based on the relationship of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount, the Class C Adjusted Invested Amount, and Class D Invested Amount to the total amount of Principal Receivables and amounts on deposit in the Excess Funding Account on the preceding business day. The numerator of the allocation percentages of collections of Principal Receivables allocable to the Class A Certificateholders, the Class B Certificateholders, the Class C Certificateholders and the Class D Certificateholders, however, will remain fixed during the Amortization Period. Collections of Principal Receivables allocable to the Class B Certificates are subject to possible reallocation for the benefit of the Class A Certificateholders; collections of Principal Receivables allocable to the Class C Invested Amount are subject to possible reallocation for the benefit of the Class A Certificateholders and the Class B Certificateholders and collections of Principal Receivables allocable to the Class D Invested Amount are subject to possible reallocation for the benefit of the Class A Certificateholders, the Class B Certificateholders and the Class C Certificateholders. See "--Reallocated Principal Collections" below.

REALLOCATION OF CASH FLOWS

      To the extent that any amounts are on deposit in the Excess Funding Account or the Pre-Funding Account on any business day, the Servicer will determine the Negative Carry Amount, if any. The Servicer will apply an amount equal to the lesser of (i) the Transferor Finance Charge Collections on such business day, and (ii) the Negative Carry Amount for such business day in the manner specified for application of Available Series Finance Charge Collections.

      On each business day the Servicer will determine the Required Amount. To the extent of any Required Amount, the Servicer will apply all or a portion of the Excess Finance Charge Collections of other Series with respect to such business day allocable to the Series 1997-2 Certificates in an amount equal to the remaining Required Amount. Excess Finance Charge Collections from other Series allocable to the Series 1997-2 Certificates for any business day will be equal to the product of (x) Excess Finance Charge Collections available from all other Series for such business day and (y) a fraction, the numerator of which is the Required Amount for such business day (as reduced by amounts applied pursuant to the preceding paragraph) and the denominator of which is the aggregate amount of shortfalls in required amounts or other amounts to be paid from available Finance Charge Collections for all Series for such business day.

REALLOCATED PRINCIPAL COLLECTIONS

      On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class D Invested Amount, equal to the product of (a)(i) during the Revolving Period, the Class D Floating Allocation Percentage or (ii) during an Amortization Period, the Class D Fixed/Floating Allocation Percentage and (b) the amount of Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause
(a) below are called "Reallocated Class D Principal Collections"):

            (a) an amount equal to the sum of (i) the Class A Required Amount with respect to such business day, (ii) the Class B Required Amount with respect to such business day and (iii) the Class C Required Amount with respect to such business day will be applied first to the components of the Class A Required Amount, then to the components of the Class B Required Amount and then to the components of the Class C Required Amount in the same priority as such components are applied from Available Series Finance Charge Collections as described in "--Application of Collections--Payment of Fees, Interest and Other Items"; and

            (b) any such collections not applied in the foregoing manner (and therefore not constituting Reallocated Class D Principal Collections) will, on business days with respect to the Revolving Period, be applied as Shared Principal Collections and on business days with respect to an Amortization Period will be included in Available Investor Principal Collections.

      On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class C Invested Amount, equal to the product of (a)(i) during the Revolving Period, the Class C Floating Allocation Percentage or (ii) during an Amortization Period, the Class C Fixed/Floating Allocation Percentage and (b) the amount of Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause
(a) below are called "Reallocated Class C Principal Collections"):

            (a) an amount equal to the sum of (i) the excess, if any, of the Class A Required Amount with respect to such business day over the amount of Reallocated Class D Principal Collections applied with respect thereto for such business day and (ii) the excess, if any, of the Class B Required Amount with respect to such business day over the amount of Reallocated Class D Principal Collections applied with respect thereto for such business day will be applied first to the remaining components of the Class A Required Amount and then to the remaining components of the Class B Required Amount in the same priority as such components are applied from Available Series Finance Charge Collections as described in "--Application of Collections--Payment of Fees, Interest and Other Items"; and

            (b) any such collections not applied in the foregoing manner (and therefore not constituting Reallocated Class C Principal Collections) will, on business days with respect to the Revolving Period, be applied as Shared Principal Collections and on business days with respect to an Amortization Period will be included in Available Investor Principal Collections.

      On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class B Invested Amount, equal to the product of (a)(i) during the Revolving Period, the Class B Floating Allocation Percentage or (ii) during an Amortization Period, the Class B Fixed/Floating Allocation Percentage and (b) the amount of Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause
(a) below are called "Reallocated Class B Principal Collections" and the sum of Reallocated Class D Principal Collections, Reallocated Class C Principal Collections and Reallocated Class B Principal Collections is called "Reallocated Principal Collections"):

            (a) an amount equal to the excess, if any, of the Class A Required Amount with respect to such business day over the sum of the amount of Reallocated Class D Principal Collections and Reallocated Class C Principal Collections applied with respect thereto for such business day will be applied to the remaining components of the Class A Required Amount in the same priority as such components are applied from Available Series Finance Charge Collections as described in "--Application of Collections--Payment of Fees, Interest and Other Items"; and

            (b) any such collections not applied in the foregoing manner (and therefore not constituting Reallocated Class B Principal Collections) will, on business days with respect to the Revolving Period, be applied as Shared Principal Collections and on business days with respect to an Amortization Period will be included in Available Investor Principal Collections.

      On each Distribution Date the Class D Invested Amount will be reduced by the amount of unreimbursed Reallocated Principal Collections for the related Monthly Period. In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero and the Class C Invested Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero. In the event that the amount of unreimbursed Reallocated Principal Collections for such Distribution Date would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero. In the event that the reallocation of Principal Collections would cause the Class B Invested Amount to be a negative number on any Distribution Date, the amount of Class B Reallocated Principal Collections on such Distribution Date will be an amount not to exceed the amount which would cause the Class B Invested Amount to be reduced to zero.

APPLICATION OF COLLECTIONS

      Allocations. Obligors make payments on the Receivables to the Servicer, who deposits all such payments in the Collection Account no later than the second business day following the date of processing. On the day on which any deposit to the Collection Account is available, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as Direct Merchants Bank or any affiliate of Direct Merchants Bank remains the Servicer under the Pooling and Servicing Agreement, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an aggregate amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied if (a)(i) the Servicer provides to the Trustee a letter of credit or other form of Enhancement rated in the highest rating category by the Rating Agencies covering the risk of collection of the Servicer and (ii) the Transferor shall not have received a notice from either Rating Agency that making payments monthly rather than daily would result in the lowering of such Rating Agency's then-existing rating of any Series of certificates then outstanding or (b) the Servicer has and maintains a short-term credit rating of P-1 by Moody's and A-1 by Standard & Poor's.

      If clause (a) or clause (b) set forth in the proviso to the immediately preceding paragraph is satisfied, payments on the Receivables collected by the Servicer will not be segregated from the assets of the Servicer. Until such payments on the Receivables collected by the Servicer are deposited into the Collection Account, such funds may be used by the Servicer for its own benefit, and the proceeds of any short-term investment of such funds will accrue to the Servicer. During such times as the Servicer holds funds representing payments on the Receivables collected by the Servicer and is permitted to use such funds for its own benefit, the Certificateholders are subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the Servicer. The Servicer pays no fee to the Trust or any Certificateholder for any use by the Servicer of funds representing Collections on the Receivables.

      The Servicer will withdraw the following amounts from the Collection Account for application on each business day as indicated:

            (i) an amount equal to the Transferor Percentage of the aggregate amount of Principal Collections will be paid to the Transferor to the extent such funds are not allocated to any series to cover a negative carry amount;

            (ii) an amount equal to the Transferor Percentage of the aggregate amount of Finance Charge Collections will be paid to the holder of the Exchangeable Transferor Certificate to the extent such funds are not allocated to any Series as set forth in the applicable Supplement;

            (iii) an amount equal to the sum of (a) prior to the occurrence of a Pay Out Event the Floating Allocation Percentage, and on and after the occurrence of a Pay Out Event the Fixed/Floating Allocation Percentage, of the sum of the aggregate amount of Finance Charge Collections and the amount of Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in a prior Monthly Period, (b) certain Transferor Finance Charge Collections allocable to the Certificates and (c) Excess Finance Charge Collections of other Series allocable to such Series, will be allocated and paid as described below in "--Payment of Fees, Interest and Other Items;"

            (iv) during the Revolving Period, an amount equal to the Floating Allocation Percentage of Principal Collections (less the amount thereof which may be applied as Reallocated Principal Collections) will be applied as Shared Principal Collections;

            (v) during the Amortization Period, an amount equal to the Fixed/Floating Allocation Percentage of Principal Collections (less the amount thereof applied as Reallocated Principal Collections), any amount on deposit in the Excess Funding Account and any amount on deposit in the Pre-Funding Account allocated to the holders of Series 1997-2 Certificates, any amounts to be paid in respect of the Investor Default Amount, unpaid Adjustment Payments, Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs and any amount of Shared Principal Collections allocated to the Certificates on such business day, up to (a) during the Accumulation Period, the Controlled Deposit Amount or (b) during the Early Amortization Period, the Invested Amount, will be deposited in the Principal Account;

            (vi) Shared Principal Collections will be allocated to each outstanding Series pro rata based on any shortfalls with respect to principal payments with respect to any Series which is in its amortization period, and then, at the option of the Transferor, to make payments of principal with respect to the Variable Funding Certificates. The Servicer will pay any remaining Shared Principal Collections on such business day to the holder of the Exchangeable Transferor Certificate; and

            (vii) Excess Finance Charge Collections will be allocated as set forth below in paragraph (xvi) of "--Payment of Fees, Interest and Other Items."

      Any Shared Principal Collections and other amounts described above as being payable to the Transferor will not be paid to the Transferor if the Transferor Interest on any date, after giving effect to the inclusion in the Trust of all Receivables on or prior to such date and the application of all prior payments to the Transferor, does not exceed the Minimum Transferor Interest. Any such amounts otherwise payable to the Transferor, together with any Adjustment Payments, as described below, will be deposited into and held in the Excess Funding Account, and on the Amortization Period Commencement Date with respect to any Series, such amounts will be deposited in the principal account of such Series to the extent specified in the related Supplement until the applicable principal account of such Series has been funded in full or the holders of certificates of such Series have been paid in full. See "--Excess Funding Account."

      On each business day the Transferor, at its discretion, will direct that amounts on deposit in the Payment Reserve Account will be retained therein, applied as Available Series Finance Charge Collections or released to the Transferor.

      Payment of Fees, Interest and Other Items. On each business day during a Monthly Period, the Servicer will determine the sum of (a) prior to the date on which a Pay Out Event is deemed to occur, the Floating Allocation Percentage of the sum of Finance Charge Collections and the amount of Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in a prior Monthly Period or, on and after the date on which a Pay Out Event is deemed to occur, the Fixed/Floating Allocation Percentage of the sum of Finance Charge Collections and the amount of Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in a prior Monthly Period and (b) amounts on deposit in the Payment Reserve Account, if any, if and to the extent the Transferor designates that such amounts are to be so applied (the "Available Series Finance Charge Collections") and will distribute such amount in the following priority:

            (i) an amount equal to the lesser of (A) the Available Series Finance Charge Collections and (B) the excess of (a) the sum of (1) the Class A Monthly Interest, (2) the amount of any Class A Monthly Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class A Certificate Rate with respect to interest amounts that were due but not paid in a prior Monthly Period over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class A Certificateholders;

            (ii) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) the excess of (a) the sum of (1) the Class B Monthly Interest, (2) the amount of any Class B Monthly Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class B Certificate Rate with respect to Class B Monthly Interest amounts that were due but not paid in a prior Monthly Period over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class B Certificateholders;

            (iii) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) the excess of (a) the sum of (1) the Class C Monthly Interest, (2) the amount of any Class C Monthly Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class C Certificate Rate with respect to Class C Monthly Interest amounts that were due but not paid in a prior Monthly Period over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class C Certificateholders;

            (iv) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) the portion of the Monthly Servicing Fee for the current month that has not been previously paid to the Servicer plus any prior Monthly Servicing Fee that was due but not previously paid to the Servicer will be distributed to the Servicer;

            (v) an amount equal to the lesser of (A) the sum of any Available Series Finance Charge Collections remaining and, if such day is a Default Recognition Date, an amount equal to the aggregate Transferor Retained Finance Charge Collections for each prior business day during the related Monthly Period and (B) the sum of (1) the aggregate Investor Default Amount for such business day and (2) the unpaid Investor Default Amount for any prior business day during the then-current Monthly Period, will be (w) during the Revolving Period, treated as Shared Principal Collections and (x) during the Amortization Period, treated as Available Investor Principal Collections for the benefit of the Certificates;

            (vi) an amount equal to the Series Allocation Percentage of any Adjustment Payment which the Transferor is required but fails to make pursuant to the Pooling and Servicing Agreement will be (a) during the Revolving Period, treated as Shared Principal Collections and (b) during the Amortization Period, treated as Available Investor Principal Collections for the benefit of the Certificates;

            (vii) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) unreimbursed Class A Investor Charge-Offs, if any, will be applied to reimburse Class A Investor Charge-Offs and (w) during the Revolving Period, be treated as Shared Principal Collections and (x) during the Amortization Period, be treated as Available Investor Principal Collections for the benefit of the Certificates;

            (viii) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) the sum of (1) the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class B Certificates at the Class B Certificate Rate but has not been deposited in the Interest Funding Account will be deposited in the Interest Funding Account and (2) any additional interest (to the extent permitted by applicable law) at the Class B Certificate Rate with respect to such interest amounts that were due but not deposited in the Interest Funding Account in any previous Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to Class B Certificateholders;

            (ix) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) the sum of (1) the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class C Certificates at the Class C Certificate Rate but has not been deposited in the Interest Funding Account will be deposited in the Interest Funding Account, and (2) any additional interest (to the extent permitted by applicable law) at the Class C Certificate Rate with respect to such interest amounts that were due but not deposited in the Interest Funding Account in any previous Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to Class C Certificateholders;

            (x) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) unreimbursed Class B Investor Charge-Offs, if any, will be applied to reimburse Class B Investor Charge-Offs and (w) during the Revolving Period, be treated as Shared Principal Collections and (x) during the Amortization Period, be treated as Available Investor Principal Collections for the benefit of the Certificates;

            (xi) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) unreimbursed Class C Investor Charge-Offs, if any, will be applied to reimburse Class C Investor Charge-Offs and (w) during the Revolving Period, be treated as Shared Principal Collections and (x) during the Amortization Period, be treated as Available Investor Principal Collections for the benefit of the Certificates;

            (xii) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) unreimbursed Class D Investor Charge-Offs, if any, will be applied to reimburse Class D Investor Charge-Offs and (w) during the Revolving Period, be treated as Shared Principal Collections and (x) during the Amortization Period, be treated as Available Investor Principal Collections for the benefit of the Certificates;

            (xiii) an amount equal to the lesser of any Available Series Finance Charge Collections remaining and any required funding of a reserve account for the benefit of the Class C Certificates will be deposited in such reserve account;

            (xiv) on and after the Reserve Account Funding Date, but prior to the date on which the Accumulation Period Reserve Account terminates, an amount equal to the lesser of any Available Series Finance Charge Collections remaining and the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited in the Accumulation Period Reserve Account;

            (xv) an amount equal to the lesser of any remaining Available Series Finance Charge Collections and the amount designated by the Transferor in writing in its instructions to the Trustee to be deposited in the Payment Reserve Account; and

            (xvi) any Available Series Finance Charge Collections remaining after making the above described distributions will be treated as Excess Finance Charge Collections which will be available to cover shortfalls, if any, in amounts payable from Finance Charge Collections to certificateholders of other Series, then to pay any unpaid commercially reasonable costs and expenses of a successor Servicer, if any, and then on each business day other than the Default Recognition Date to be paid to the Transferor to be treated as "Transferor Retained Finance Charge Collections." On the Default Recognition Date any remaining Excess Finance Charge Collections which are not so used will be paid to the Transferor.

      On each Transfer Date all investment income (net of investment losses and expenses) on funds on deposit in the Pre-Funding Account, the Principal Funding Account and the Accumulation Period Reserve Account will be applied as if such amounts were Available Series Finance Charge Collections on the last business day of the preceding Monthly Period.

      "Class A Monthly Interest" with respect to any Distribution Date will equal one-twelfth of the product of (i) the Class A Certificate Rate for the related Interest Accrual Period and (ii) the outstanding principal balance of the Class A Certificates at the close of business on the first day of the related Interest Accrual Period or, with respect to any Distribution Date related to the Funding Period, the outstanding principal balance of the Class A Certificates at the close of business on the first day of the related Interest Accrual Period.

      "Class B Monthly Interest" with respect to any Distribution Date will equal one-twelfth of the product of (i) the Class B Certificate Rate for the related Interest Accrual Period and (ii) the Class B Invested Amount at the close of business on the first day of the related Interest Accrual Period or, with respect to any Distribution Date related to the Funding Period, the outstanding principal balance of the Class B Certificates at the close of business on the first day of the related Interest Accrual Period.

      "Class C Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class C Certificate Rate for the related Interest Accrual Period, (ii) the Class C Invested Amount at the close of business on the first day of the related Interest Accrual Period or, with respect to any Distribution Date related to the Funding Period, the outstanding principal balance of the Class C Certificates at the close of business on the first day of the related Interest Accrual Period and (iii) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360.

      "Required Amount" means on any business day the amount, if any, by which the full amount to be paid pursuant to clauses (i)-(xiv) above exceeds the portion of the Available Series Finance Charge Collections and Transferor Finance Charge Collections, if any, applied to the payment of the amounts described in such clauses.

      "Pre-Funded Amount" for any Distribution Date with respect to the Funding Period will equal the amount deposited in the Pre-Funding Account on the Closing Date, less the amount of any increases in the Invested Amount pursuant to the Series 1997-2 Supplement in connection with the addition of Receivables to the Trust.

      Any amounts remaining on deposit in the Pre-Funding Account at the end of the Funding Period will be deposited in the Excess Funding Account.

      Payment of Principal. On each business day during the Revolving Period, the Trustee, acting in accordance with instructions from the Servicer, will treat the amount described in clause (iv) of "--Allocations" as Shared Principal Collections which will be applied as described in clause (vi) of "--Allocations." On each Transfer Date during the Amortization Period, the Trustee, acting in accordance with instructions from the Servicer, will apply Principal Collections on deposit in the Principal Account in the following priority:

            (i) an amount equal to the Class A Principal will be deposited on each Transfer Date in the Principal Funding Account for distribution to the Class A Certificateholders on the Expected Final Payment Date (with respect to the Accumulation Period) or distributed to the Class A Certificateholders on each Distribution Date until the Class A Invested Amount is paid in full (with respect to the Early Amortization Period);

            (ii) on the Transfer Date related to the Class B Principal Payment Commencement Date and on each Transfer Date thereafter, an amount equal to the Class B Principal will be deposited in the Principal Funding Account for distribution to the Class B Certificateholders on the Expected Final Payment Date (with respect to the Accumulation Period) or distributed to the Class B Certificateholders on each Distribution Date until the Class B Invested Amount is paid in full (with respect to the Early Amortization Period);

            (iii) on the Transfer Date related to the Class C Principal
                  Payment Commencement Date and on each Transfer Date thereafter, an amount equal to the Class C Principal will be deposited in the Principal Funding Account for distribution to the Class C Certificateholders on the Expected Final Payment Date (with respect to the Accumulation Period) or distributed to the Class C Certificateholders on each Distribution Date until the Class C Invested Amount is paid in full (with respect to the Early Amortization Period); and

            (iv) on each Transfer Date with respect to the Accumulation Period, the balance of Available Investor Principal Collections not applied pursuant to (i) through (iii) above, if any, may be applied to the payment of principal to the Class D Certificateholders to the extent that the Class D Invested Amount exceeds the Stated Class D Amount and any remaining excess on each Transfer Date with respect to the Accumulation Period and the Early Amortization Period will be treated as Shared Principal Collections and applied as described in clause (vi) of "--Allocations."

      "Class A Principal" with respect to any Transfer Date relating to the Accumulation Period or the Early Amortization Period, prior to the payment in full of the Class A Invested Amount, will equal the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Accumulation Period, prior to the payment in full of the Class A Invested Amount and on or prior to the Expected Final Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and
(iii) the Class A Adjusted Invested Amount on such Transfer Date.

      "Class B Principal" with respect to each Transfer Date relating to the Accumulation Period or the Early Amortization Period beginning with the Transfer Date first preceding the Class B Principal Commencement Date, prior to the payment in full of the Class B Invested Amount, will equal the least of (i) the Available Investor Principal Collections remaining on deposit in the Principal Account with respect to such Transfer Date after application thereof to Class A Principal, if any, (ii) for each Transfer Date with respect to the Accumulation Period, on or prior to the Expected Final Payment Date, the applicable Controlled Deposit Amount for such Transfer Date (minus the Class A Principal with respect to such Transfer
Date) and (iii) the Class B Adjusted Invested Amount on such Transfer Date.

      "Class C Principal" with respect to each Transfer Date relating to the Accumulation Period or the Early Amortization Period beginning with the Transfer Date first preceding the Distribution Date on which the Class B Invested Amount is deposited in full in the Principal Funding Account or paid in full, prior to the payment in full of the Class C Invested Amount, will equal the least of (i) the Available Investor Principal Collections remaining on deposit in the Principal Account with respect to such Transfer Date after applications thereof to Class A Principal and Class B Principal, if any, (ii) for each Transfer Date with respect to the Accumulation Period, on or prior to the Expected Final Payment Date, the applicable Controlled Deposit Amount for such Transfer Date (minus the Class A Principal and the Class B Principal with respect to such Transfer Date) and
(iii) the Class C Adjusted Invested Amount on such Transfer Date.

      "Controlled Accumulation Amount" means for any Transfer Date with respect to the Accumulation Period, prior to the payment in full of the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount, $________; provided, however, that if the commencement of the Accumulation Period is delayed as described above under "--Postponement of Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Accumulation Period and will be determined by the Servicer in accordance with the Pooling and Servicing Agreement based on the principal payment rates for the Accounts and on the invested amounts of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods during the Accumulation Period.

      "Accumulation Shortfall" initially means zero and thereafter means, with respect to any Monthly Period during the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the previous Monthly Period over the amount deposited into the Principal Funding Account with respect to the Certificates for the previous Monthly Period.

COVERAGE OF INTEREST SHORTFALLS

      To the extent of any shortfall in the amount of Available Series Finance Charge Collections due to the accumulation of principal in the Excess Funding Account or the Pre-Funding Account, the Transferor Finance Charge Collections will be made available to cover such Negative Carry Amount.

      Finance Charge Collections allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series ("Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from Finance Charge Collections allocable to any other Series, pro rata based upon the amounts of the shortfalls, if any, with respect to such other Series. Any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series during a Monthly Period will be paid to the successor Servicer, if any, to cover certain costs and expenses and then to the holder of the Exchangeable Transferor Certificate.

DEFAULTED RECEIVABLES; DILUTION

      Receivables in Defaulted Accounts are charged off as uncollectible in accordance with the Servicer's customary and usual policies and the Credit and Collection Policy (a "Defaulted Receivable"). See "Direct Merchants Bank's Credit Card Activities--Delinquency, Losses and Collections" and "--Loss Experience." On each business day, the Servicer will allocate to the Certificateholders a portion of all Defaulted Receivables in an amount (the "Investor Default Amount") equal to (i) on any business day other than a Default Recognition Date, an amount equal to the product of (a) the Floating Allocation Percentage applicable on such business day and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date and (ii) on any Default Recognition Date, an amount equal to the product of (a) the Default Recognition Allocation Percentage applicable on such Default Recognition Date and (b) the aggregate principal amount of Defaulted Receivables with respect to such Default Recognition Date.

      If on any business day the Servicer adjusts the amount of any Principal Receivable due to Dilution, then the amount of the Transferor Interest in the Trust will be reduced, on a net basis, by the amount of the adjustment on such business day. In the event the Transferor Interest would be reduced below the Minimum Transferor Interest, the Transferor will be required to pay to the Trust the amount of such Dilution (an "Adjustment Payment") out of its own funds or, to the extent not paid by the Transferor, out of Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Reallocated Principal Collections designated for such purpose. To the extent that such amounts are not sufficient to cover the portion of the unpaid Adjustment Payments allocated to Series 1997-2, there will be an Investor Charge-Off as described below.

INVESTOR CHARGE-OFFS

      If on the second business day preceding each Distribution Date (the "Determination Date"), the aggregate Investor Default Amount and the Series Allocation Percentage of unpaid Adjustment Payments, if any, for all business days in the preceding Monthly Period exceeds the aggregate amount of the Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Reallocated Principal Collections, Principal Funding Account Investment Proceeds, Pre-Funding Account investment proceeds and amounts withdrawn from the Accumulation Period Reserve Account and applied with respect to the Investor Default Amount and the Series Allocation Percentage of unpaid Adjustment Payments with respect to such Monthly Period, then the Class D Invested Amount will be reduced by the aggregate amount of such excess, but not more than the sum of the remaining aggregate Investor Default Amount and the remaining unpaid Adjustment Payments for such Monthly Period (a "Class D Investor Charge-Off"). The Class D Invested Amount thereafter will be increased (but not in excess of the unpaid principal balance of the Class D Certificates) on any business day by the amounts allocated and available for that purpose as described under clause (xii) of "--Application of Collections--Payment of Fees, Interest and Other Items."

      In the event that any such reduction of the Class D Invested Amount would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero, and the Class C Invested Amount will be reduced by the aggregate amount of such excess, but not more than the sum of the remaining aggregate Investor Default Amount and the remaining unpaid Adjustment Payments for such Monthly Period (a "Class C Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class C Certificateholders. The Class C Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class C Certificates) on any business day by the amounts allocated and available for that purpose as described under clause (xi) of "--Application of Collections--Payment of Fees, Interest and Other Items."

      In the event that any such reduction of the Class C Invested Amount would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the aggregate amount of such excess, but not more than the sum of the remaining aggregate Investor Default Amount and the remaining unpaid Adjustment Payments for such Monthly Period (a "Class B Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class B Certificateholders. The Class B Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class B Certificates) on any business day by the amounts allocated and available for that purpose as described under clause (x) of "--Application of Collections--Payment of Fees, Interest and Other Items."

      In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the sum of the remaining aggregate Investor Default Amount and the remaining unpaid Adjustment Payments for such Monthly Period (a "Class A Investor Charge-Off") which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. The Class A Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class A Certificates) on any business day by the amounts allocated and available for that purpose as described under clause (vii) of "--Application of Collections--Payment of Fees, Interest and Other Items."

PAIRED SERIES

      Subject to the satisfaction of the Rating Agency Condition, prior to the commencement of the Early Amortization Period the Certificates may be paired with one or more other Series (each, a "Paired Series"). Each Paired Series either will be pre-funded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such pre-funding account will be held for the benefit of such Paired Series and not for the benefit of the Certificateholders. As amounts are deposited in the Principal Funding Account for the benefit of the Class A Certificateholders, Class B Certificateholders and Class C Certificateholders, either (i) in the case of a pre-funded Paired Series, an equal amount of funds on deposit in any pre-funding account for such pre-funded Paired Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Certificateholders since the issuance of such Paired Series. The issuance of a Paired Series will be subject to the conditions described under "--Exchanges." There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Certificateholder. In particular, the denominator of the Fixed/Floating Allocation Percentages for the Class A Certificates and the Class B Certificates may be increased upon the occurrence of a Pay Out Event with respect to a Paired Series resulting in a possible reduction of the percentage of Collections of Principal Receivables and Finance Charge Receivables allocated to Series 1997-2 if such event required reliance by Series 1997-2 on clause (b) of the denominator of the applicable Fixed/Floating Allocation Percentages and, in the case of Principal Collections allowed payment of principal at such time to the Paired Series. See "--Allocation Percentages."

DEFEASANCE

      On the date that the following conditions shall have been satisfied:
(i) the Transferor shall have deposited (x) in the Principal Funding Account an amount equal to the sum of the outstanding principal balances of the Class A Certificates, the Class B Certificates and the Class C Certificates, which amount shall be invested in Cash Equivalents and (y) in the Accumulation Period Reserve Account an amount equal to or greater than the Covered Amount, as estimated by the Transferor, for the period from the date of the deposit to the Principal Funding Account through the Expected Final Payment Date; (ii) the Transferor shall have delivered to the Trustee an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act and an opinion of counsel to the effect that following such deposit none of the Trust, the Accumulation Period Reserve Account or the Principal Funding Account will be deemed to be an association (or publicly traded partnership) taxable as a corporation; (iii) the Transferor shall have delivered to the Trustee a certificate of an officer of the Transferor stating that the Transferor reasonably believes that such deposit and termination of its obligations will not constitute a Pay Out Event or any event that, with the giving of notice or the lapse of time, would cause a Pay Out Event to occur; and (iv) a Ratings Event will not occur as a result of such events; then, the Certificates will no longer be entitled to the security interest of the Trust in the Receivables and, except those set forth in clause (i) above, other Trust assets ("Defeasance"), and the percentages applicable to the allocation to the Certificateholders of Principal Collections, Finance Charge Collections and Defaulted Receivables will be reduced to zero. Upon the satisfaction of the foregoing conditions, the Class D Invested Amount will be reduced to zero.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

      The Class A Certificates, the Class B Certificates and the Class C Certificates will each be subject to optional repurchase by the Transferor on any Distribution Date if on such Distribution Date the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount would be reduced to an amount less than or equal to 10 percent of the sum of the highest Class A Invested Amount, Class B Invested Amount and Class C Invested Amount, if certain conditions set forth in the Pooling and Servicing Agreement are satisfied. The repurchase price will be equal to
(i) the unpaid Class A Invested Amount plus accrued and unpaid interest on the Class A Certificates, (ii) the unpaid Class B Invested Amount plus accrued and unpaid interest on the Class B Certificates, and (iii) the unpaid Class C Invested Amount plus accrued and unpaid interest on the Class C Certificates, in each case after giving effect to any payments on such date. In each case interest will accrue through the day preceding the Distribution Date on which the repurchase occurs.

      The Certificates will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Subject to prior termination as provided above, the Pooling and Servicing Agreement provides that the final distribution of principal and interest on the Offered Certificates will be made on the October 2005 Distribution Date (the "Termination Date"), except to the extent provided below. In the event that the Invested Amount is greater than zero, exclusive of any Class held by the Transferor, on the Termination Date, the Trustee will sell or cause to be sold (and apply the proceeds first to the Class A Certificates until paid in full, then to the Class B Certificates until paid in full, then to the Class C Certificates until paid in full, and finally to the Class D Certificates to the extent necessary to pay such remaining amounts to all Certificateholders pro rata within each Class as final payment of the Certificates) interests in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement and the Series 1997-2 Supplement, in an amount up to 110 percent of the Invested Amount at the close of business on such date (but not more than the total amount of Receivables allocable to the Certificates in accordance with the Pooling and Servicing Agreement). If the sale contemplated by the preceding sentence has not occurred by the Termination Date, the affected Certificateholders shall remain entitled to receive proceeds of such sale when it occurs. The net proceeds of such sale and any collections on the Receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Certificates, will be paid on the Termination Date first to Class A Certificateholders until the Class A Invested Amount is paid in full, then to the Class B Certificateholders until the Class B Invested Amount is paid in full, then to the Class C Certificateholders until the Class C Invested Amount is paid in full, and then to the Class D Certificateholders until the Class D Invested Amount is paid in full.

      Unless the Servicer and the holder of the Exchangeable Transferor Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date following the date on which funds shall have been deposited in the Distribution Account for the payment to certificateholders sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable certificate rates to the next Distribution Date and (b) a date which shall not be later than May 26, 2095. Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee will convey to the holder of the Exchangeable Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account and other similar bank accounts of the Trust with respect to any Series).

PAY OUT EVENTS

      As described above, the Revolving Period will continue until the commencement of the Accumulation Period, unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:

            (i) failure on the part of the Transferor (a) to make any payment or deposit on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (b) to perform in all material respects the Transferor's covenant not to sell, pledge, assign, or transfer to any person, or grant any unpermitted lien on, any Receivable; or (c) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Pooling and Servicing Agreement, the Purchase Agreement or the Series 1997-2 Supplement, which failure has a material adverse effect on the Certificateholders and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Certificateholders representing more than 50 percent of the Invested Amount and continues to materially and adversely affect the interests of the Certificateholders for such period;

            (ii) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, and as a result the interests of the Certificateholders are materially adversely affected, and such representation or warranty continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by more than 50 percent of the Invested Amount and the Certificateholders' Interest continues to be materially adversely affected during such period; provided, however, that a Pay Out Event pursuant to this subparagraph (ii) will not be deemed to occur thereunder if the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions thereof;

            (iii) certain events of bankruptcy or insolvency relating to the Transferor, Direct Merchants Bank or Metris;

            (iv) any reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the weighted average Base Rates for such three consecutive Monthly Periods;

            (v) the Trust shall become subject to regulation by the Commission as an "investment company" within the meaning of the Investment Company Act;

            (vi) (a) the Transferor Interest shall be less than the Minimum Transferor Interest, (b) (I) the sum of the amount on deposit in the Pre-Funding Account plus the Series Allocation Percentage of the sum of the total amount of Principal Receivables plus amounts on deposit in the Excess Funding Account shall be less than (II) the sum of the aggregate outstanding principal amounts of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, (c) the total amount of Principal Receivables and the amounts on deposit in the Excess Funding Account and the Principal Funding Account shall be less than the Minimum Aggregate Principal Receivables or (d) the Retained Percentage shall be equal to or less than 2 percent, in each case as of any Determination Date; or

            (vii) any Servicer Default (as defined below) shall occur which would have a material adverse effect on the Certificateholders.

      In the case of any event described in clause (i), (ii), or (vii) above, a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, the Certificateholders evidencing undivided interests aggregating more than 50 percent of the Invested Amount, by written notice to the Transferor and the Servicer declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (iii) or (v) above, a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause
(iv) or (vi), a Pay Out Event with respect only to the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In such event, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

      In addition to the consequences of a Pay Out Event discussed above, if, pursuant to certain provisions of federal law, the Transferor or Metris voluntarily enters liquidation or a trustee-in-bankruptcy is appointed for the Transferor or Metris (an "Insolvency Event"), the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. If an Insolvency Event occurs or, at any time the Retained Percentage is equal to or less than 2 percent (a "Trigger Event"), the Pooling and Servicing Agreement and the Trust shall be terminated, and within 15 days of notice to the Trustee, the Trustee will publish a notice of the Insolvency Event or Trigger Event, stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. With respect to each Series outstanding at such time (or, if any such Series has more than one class, of each class of such Series excluding any class or portion thereof held by the Transferor), unless otherwise instructed within a specified period by certificateholders representing undivided interests aggregating more than 50 percent of the invested amount of such Series (or class excluding any class or portion thereof held by the Transferor) and the holders of any Supplemental Certificates or any other interest in the Exchangeable Transferor Certificate other than the Transferor, the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to the Series that did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables allocable to such Certificateholders and will be distributed to the applicable Certificateholders as provided above in "--Application of Collections."

      If the only Pay Out Event to occur is either the bankruptcy or insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have the power to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a servicing fee in an amount for any Monthly Period the ("Monthly Servicing Fee") equal to the product of (i) a fraction the numerator of which is the actual number of days in such Monthly Period and the denominator of which is 365 or 366, (ii) the applicable Series Servicing Fee Percentage and
(iii) the Adjusted Invested Amount as of the beginning of the day on the first day of such Monthly Period, or, in the case of the first Distribution Date, the Initial Invested Amount. The Servicing Fee will be funded from Finance Charge Collections allocated to the Certificateholders' Interest, and will be paid from the amount so allocated and on deposit in the Collection Account. See "--Application of Collections--Payment of Fees, Interest, and Other Items" above. The remainder of the servicing fee will be allocable to the Transferor Interest and the investor interests of other Series. Neither the Trust nor the Certificateholders will have any obligation to pay such portion of the servicing fee.

      The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables, including without limitation payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Certificateholders other than federal, state, and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

      The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. The Servicer may delegate some or all of its servicing duties; provided, however, such delegation will not relieve the Servicer of its obligation to perform such duties in accordance with the Pooling and Servicing Agreement. In addition, any affiliate of Direct Merchants Bank may be substituted in all respects for Direct Merchants Bank as Servicer, provided that such affiliate expressly assumes the performance of every covenant and obligation of the Servicer under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage, or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer will not indemnify (a) the Trustee for liabilities imposed by reason of fraud, gross negligence, or willful misconduct by the Trustee in the performance of its duties under the Pooling and Servicing Agreement, (b) the Trust, the Certificateholders, or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders, or the Certificate Owners for any losses, claims, damages, or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of Defaulted Receivables or Dilution, or (d) the Trust, the Certificateholders, or the Certificate Owners for any liabilities, costs, or expenses of the Trust, the Certificateholders, or the Certificate Owners arising under any tax law, including without limitation any federal, state, or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection with the Pooling and Servicing Agreement to any taxing authority.

      In addition, the Pooling and Servicing Agreement provides that, subject to certain exceptions, the Transferor will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage or injury (other than to the extent that any of the foregoing relate to any tax law or any failure to comply therewith) suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Delaware Uniform Partnership Law in which the Transferor is a general partner.

      The Pooling and Servicing Agreement provides that, except for the foregoing indemnities, neither the Transferor nor the Servicer nor any of their respective directors, officers, employees, or agents will be under any liability to the Trust, the Certificateholders, or any other person for any action taken, or for refraining from taking any action pursuant to the Pooling and Servicing Agreement. Neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or gross negligence of the Transferor, the Servicer, or any such person in the performance of its duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may expose it to any expense or liability.

      Under the Pooling and Servicing Agreement, the Transferor will be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) arising out of or based on the arrangement created by the Pooling and Servicing Agreement or the actions of the Servicer taken pursuant to the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Uniform Partnership Act in which the Transferor is a general partner. The Transferor will also pay, indemnify and hold harmless each Certificateholder for any such losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) except to the extent that they arise from any action by any Certificateholder. In the event of a Service Transfer, the successor Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the actions or omissions of such successor.

SERVICER DEFAULT

      In the event of any Servicer Default (as defined below), either the Trustee or certificateholders representing undivided interests aggregating more than 50 percent of the aggregate investor interests for all outstanding Series, by written notice to the Servicer (and to the Trustee if given by the certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Pooling and Servicing Agreement and in the Transferor Interest will not be affected by such termination. Upon such termination, the Trustee will as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Pooling and Servicing Agreement will pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the applicable Servicer Default, and if the Trustee is legally unable to act as a successor Servicer, then the Trustee will give the Transferor the right to accept reassignment of all of the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

A "Servicer Default" refers to any of the following events:

            (i) failure by the Servicer to make any payment, transfer, or deposit, or to give instructions to the Trustee to make certain payments, transfers, or deposits within five business days after the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement; provided, however, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice of such failure or otherwise becoming aware of such failure;

            (ii) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the certificateholders of any Series then outstanding and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of Certificates evidencing undivided interests aggregating not less than 50 percent of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on the certificateholders of any Series then outstanding for such period; or the delegation by the Servicer of its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

            (iii) any representation, warranty, or certification made by the Servicer in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any Series then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of Certificates evidencing undivided interests aggregating not less than 50 percent of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on such certificateholders for such period; or

            (iv) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer.

      Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (i) above for a period of five business days, or referred to under clause (ii) or (iii) for a period of 60 business days, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the Servicer becoming aware of any such event, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement, and the Servicer will provide the Trustee, any provider of Enhancement, the Transferor and the holders of certificates of all Series outstanding prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

      In the event of a Servicer Default, if a bankruptcy trustee or receiver were appointed for the Servicer and no Servicer Default other than such bankruptcy or receivership or the insolvency of the Servicer exists, the bankruptcy trustee or receiver may have the power to prevent either the Trustee or the majority of the certificateholders from effecting a Service Transfer.

REPORTS TO CERTIFICATEHOLDERS

      On each Distribution Date, the Paying Agent will forward to each Certificateholder of record a statement prepared by the Servicer setting forth with respect to such Series: (a) the total amount distributed, (b) the amount of the distribution allocable to principal on the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, (c) the amount of such distribution allocable to interest on the Class A Certificates, the Class B Certificates and the Class C Certificates, (d) the amount of Principal Collections processed during the related Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, respectively, (e) the amount of Finance Charge Collections processed during the preceding Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, respectively, (f) the aggregate amount of Principal Receivables, the Invested Amount, the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, the Class D Invested Amount, the Pre-Funded Amount, the Floating Allocation Percentage, and during the Amortization Period, the Fixed/Floating Allocation Percentage with respect to the Principal Receivables in the Trust as of the close of business on the Record Date, (g) the aggregate outstanding balance of Receivables which are current, 30-59, 60-89 and 90 days and over contractually delinquent as of the end of the day on the Record Date, (h) the aggregate Investor Default Amount for the related Monthly Period, (i) the aggregate amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs, Class C Investor Charge-Offs and Class D Investor Charge-Offs for the preceding Monthly Period, (j) the amount of the Monthly Servicing Fee for the preceding Monthly Period, (k) the Class A Pool Factor and the Class B Pool Factor as of the end of the last day of the related Monthly Period, (l) the aggregate amount of funds in the Excess Funding Account as of the last day of the Monthly Period immediately preceding the Distribution Date and (m) the number of new Accounts added to the Trust during the related Monthly Period.

      The Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b), and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with, on or before January 31 of each year, beginning in 1998, such customary information (consistent with the treatment of the Certificates as debt) as the Servicer or Trustee deems necessary or desirable for tax reporting purposes.

EVIDENCE AS TO COMPLIANCE

      The Pooling and Servicing Agreement provides that within 100 days of the end of each fiscal year the Servicer will cause a firm of independent public accountants to furnish to the Trustee on an annual basis a report to the effect that such firm has compared the amounts and percentages set forth in four of the monthly settlement statements for the Monthly Periods covered by such report with the computer reports (which may include personal computer generated reports that summarize data from the computer reports generated by either the Transferor, Servicer or FDR which are used to prepare daily reports) which were the source of such amounts and percentages and that, on the basis of such comparison, such amounts and percentages are in agreement, except as shall be set forth in such report. A copy of such report will be sent by the Trustee to each Certificateholder.

      The Pooling and Servicing Agreement provides that within 100 days of the end of each fiscal year, the Servicer will cause a firm of nationally recognized independent accountants to furnish a report to the effect that such firm has applied certain procedures, as agreed upon between such firm and the Servicer, which would re-perform certain accounting procedures performed by the Servicer pursuant to certain documents and records relating to the servicing of the Accounts. Each report shall set forth the agreed upon procedures performed and the results of such procedures.

      The Pooling and Servicing Agreement also provides for delivery to the Trustee on an annual basis, within 100 days of the end of the fiscal year, of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default. A copy of such certificate may be obtained by any Certificateholder upon the submission of a written request therefor addressed to the Trustee's Corporate Trust Office.

AMENDMENTS

      The Pooling and Servicing Agreement and the Series 1997-2 Supplement may be amended by the Transferor, the Servicer and the Trustee, without the consent of Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement and Supplement or of modifying in any manner the rights of such Certificateholders; provided that (i) the Servicer shall have provided an officer's certificate to the effect that such action will not adversely affect in any material respect the interests of such Certificateholders, (ii) except in the case of any amendment for the sole purpose of curing any ambiguity or correcting or supplementing any inconsistent provision of the Pooling and Servicing Agreement or revising any schedule thereto (other than the list of Receivables), the Rating Agencies shall have been notified of such amendment and shall have provided written confirmation that they would not lower the rating of the Class A Certificates, the Class B Certificates or the Class C Certificates, and
(iii) such action will not, in the opinion of counsel satisfactory to the Trustee, result in certain adverse tax consequences. In addition, the Pooling and Servicing Agreement and the Series 1997-2 Supplement may be amended from time to time by the Transferor, the Servicer, and the Trustee, without the consent of Certificateholders, to add to or change any of the provisions of the Pooling and Servicing Agreement to provide that bearer certificates issued with respect to any other Series may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any interest on such bearer certificates, to permit such bearer certificates to be issued in exchange for registered certificates or bearer certificates of other authorized denominations or to permit the issuance of uncertificated certificates. Certificateholders by purchase of their Certificates will be deemed to have consented to a modification to the bankruptcy and insolvency Pay Out Event specified in the Pooling and Servicing Agreement such that it will be as specified in clause (iii) in "--Pay Out Events" above.

      The Pooling and Servicing Agreement and the Series 1997-2 Supplement may be amended by the Transferor, the Servicer, and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66 2/3 percent of the investor interests of each and every Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement, or any Supplement or of modifying in any manner the rights of certificateholders of any then outstanding Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any such Series, (b) change the definition of or the manner of calculating the interest of any certificateholder of such Series, or (c) reduce the aforesaid percentage of investor interests the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Pooling and Servicing Agreement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring certificateholder consent under the provisions of the Pooling and Servicing Agreement and any Supplement.

      Additionally, upon the receipt by the Transferor, the Servicer and the Trustee of a Tax Opinion reasonably satisfactory to each of them, the Pooling and Servicing Agreement and the Series 1997-2 Supplement may be amended by the Transferor, the Servicer and the Trustee without the consent of any of the Certificateholders (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause all or a portion of the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the FASIT legislation (see "Certain Federal Income Tax Consequences--Recent Legislation"), or to enable all or a portion of the Trust to qualify and an election to be made for similar treatment under such comparable subsequent federal income tax provisions as may ultimately be enacted into law, and
(ii) in connection with any such election, to modify or eliminate existing provisions of the Pooling and Servicing Agreement and any Supplement relating to the intended federal income tax treatment of the Certificates and the Trust in the absence of the election.

LIST OF CERTIFICATEHOLDERS

      Upon written request of Certificateholders representing undivided interests in the Trust aggregating not less than 10 percent of the Invested Amount, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "--Book-Entry Registration" and "--Definitive Certificates."

THE TRUSTEE

      The Bank of New York (Delaware) is the Trustee under the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at White Clay Center, Route 273, Newark, Delaware 19711. The Transferor, the Servicer, and their respective affiliates may from time to time enter into normal banking, lending and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer, and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

      The Trustee may resign at any time. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. The Trustee at all times must not be a Related Person. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor trustee.

      If the Trustee fails to perform any of its obligations under the Pooling and Servicing Agreement, and a certificateholder delivers written notice of such failure to the Trustee, and the Trustee shall not have corrected such failure for 60 days thereafter, then the holders of investor certificates representing more than 50 percent of the aggregate invested amount of all Series (including related commitments) shall have the right to remove the Trustee and (with the consent of the Transferor, which shall not be unreasonably withheld) promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.


                   DESCRIPTION OF THE PURCHASE AGREEMENTS

PURCHASES OF RECEIVABLES

      Bank Purchase Agreement. Pursuant to the Bank Purchase Agreement, Direct Merchants Bank sells to Metris all of its right, title and interest in and to (i) the Receivables arising in the Accounts and any other accounts originated or acquired by Direct Merchants Bank, including, without limitation, all accounts, general intangibles, chattel paper and other obligations of any Obligor with respect to the Receivables, then or thereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, (ii) all monies and investments due or to become due with respect thereto (including, without limitation, the right to any Finance Charge Receivables, including any recoveries) and (iii) all proceeds of such Receivables. In connection with the realignment of FCI's subsidiaries, FCI assigned to Metris all of FCI's rights and Metris assumed all of FCI's obligations under the assigned Bank Purchase Agreement and the Purchase Agreement.

      The purchase price for the Receivables (including Receivables in Additional Accounts) conveyed to Metris that are created on any day is payable on the date they are conveyed by Direct Merchants Bank to Metris in an amount equal to 100 percent of the Principal Receivables so conveyed, as such amount may be adjusted from time to time as described in the Bank Purchase Agreement.

      Purchase Agreement. The Transferor purchases Receivables on an ongoing basis from Metris pursuant to the Purchase Agreement. Pursuant to the Purchase Agreement, the Transferor purchases from Metris Receivables arising from time to time until the Purchase Termination Date (as defined below in "--Purchase Termination Date"). On each business day prior to the Purchase Termination Date, Metris delivers all Receivables arising in the Accounts to the Transferor. The purchase price of such Receivables is an amount equal to 100 percent of the amount of Principal Receivables, and is payable by the Transferor in cash and by capital contributions. Pursuant to the Pooling and Servicing Agreement, such Receivables are thereafter transferred immediately by the Transferor to the Trust, and the Transferor has assigned its rights in, to and under the Purchase Agreement and the Bank Purchase Agreement with respect to such Receivables to the Trust.

REPRESENTATIONS AND WARRANTIES

      Bank Purchase Agreement. In the Bank Purchase Agreement, Direct Merchants Bank represents and warrants as of the Initial Closing Date that, among other things, (a) Direct Merchants Bank is a national banking association validly existing in good standing under the laws of the United States, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under the Bank Purchase Agreement, (b) the Bank Purchase Agreement constitutes the valid and binding obligations of Direct Merchants Bank, enforceable against Direct Merchants Bank in accordance with its terms, subject to customary bankruptcy and equity related exceptions, (c) Direct Merchants Bank is the legal and beneficial owner of all right, title and interest in and to each Receivable conveyed to Metris pursuant to the Bank Purchase Agreement and each such Receivable has been or will be transferred to Metris free and clear of any lien other than Permitted Liens, (d) Direct Merchants Bank has the full right, power and authority to transfer the Receivables pursuant to the Bank Purchase Agreement, (e) the Bank Purchase Agreement constitutes a valid transfer and assignment to Metris of all right, title and interest of Direct Merchants Bank in and to the Receivables, all monies due or to become due and all proceeds related thereto, or an absolute sale of such property and the proceeds thereof and (f) each Account classified as an "Eligible Account" by Direct Merchants Bank in any document or report delivered under the Bank Purchase Agreement will satisfy the requirements contained in the definition of Eligible Account and each Receivable classified as an "Eligible Receivable" by Direct Merchants Bank in any document or report delivered under the Bank Purchase Agreement will satisfy the requirements contained in the definition of Eligible Receivable.

      Purchase Agreement. Pursuant to the Purchase Agreement Metris represents and warrants to the Transferor that, among other things, subject to specified exceptions and limitations, Metris is duly organized, validly existing, and in good standing under the laws of Delaware, Metris is duly qualified to do business and in good standing (or is exempt from such requirement) in any state required in order to conduct its business and has obtained all necessary licenses and approvals required under applicable law, and Metris has the requisite corporate power and authority to perform its obligations under the Purchase Agreement. Pursuant to the Purchase Agreement, Metris additionally represents and warrants that, among other things, subject to specified exceptions and limitations, (i) the execution and delivery of the Purchase Agreement and the consummation of the transactions provided for in the Purchase Agreement have been duly authorized by Metris by all necessary corporate action on its part, (ii) the execution and delivery of the Purchase Agreement and the performance of the transactions contemplated thereby do not contravene Metris' charter or by-laws, violate any material provision of law applicable to it, require any filing (except for filings under the UCC), registration, consent or approval under any such law except for such filings, registrations, consents, or approvals as have already been obtained and are in full force and effect, (iii) except as described in the Purchase Agreement, Metris has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments, and other governmental charges due from Metris or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings, (iv) there are no proceedings or investigations pending or, to the best knowledge of Metris threatened against Metris before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality asserting the invalidity of the Purchase Agreement, seeking to prevent the consummation of any of the transactions contemplated by the Purchase Agreement, seeking any determination or ruling that would materially and adversely affect the performance by Metris of its obligations thereunder or seeking any determination or ruling that would materially and adversely affect the validity of enforceability thereof, (v) Metris has no knowledge of any fact that should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by Metris in any document or report delivered under the Purchase Agreement, satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth in the Purchase Agreement, (vi) the Purchase Agreement constitutes the legal, valid, and binding obligation of Metris, (vii) Metris is not insolvent, (viii) Metris is not an "investment company" within the meaning of the Investment Company Act (or is exempt from all provisions of such Act), (ix) Metris is the legal and beneficial owner of all right, title and interest in and to each Receivable conveyed to the Transferor by Metris pursuant to the Purchase Agreement, and each such Receivable has been or will be transferred to the Transferor free and clear of any lien other than Permitted Liens and in compliance in all material respects with all requirements of law applicable to Metris and (x) the transfer of by Receivables by it to the Transferor under the Purchase Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of Metris in and to the Receivables.

      If certain of the representations or warranties described above are not true with respect to any Receivable at the time such representation or warranty was made or any Receivable becomes an Ineligible Receivable, then Metris will be obligated to pay to the Transferor an amount equal to the principal amount of such Receivable.

      The Pooling and Servicing Agreement (i) requires the Transferor to make a demand on Metris to repurchase Receivables in such cases where the Transferor is required under the Pooling and Servicing Agreement to repurchase Receivables from the Trust and (ii) permits the Transferor to consent to the sale of Receivables to a third party only in such circumstances where the Transferor may remove Receivables from the Trust under the Pooling and Servicing Agreement.

CERTAIN COVENANTS

      Bank Purchase Agreement. It is the intention of Direct Merchants Bank and Metris that the conveyance of the Receivables by Direct Merchants Bank to Metris contemplated by the Bank Purchase Agreement be construed as an absolute sale of the Receivables by Direct Merchants Bank to Metris. It is not intended that such conveyance be deemed a pledge of the Receivables by Direct Merchants Bank to Metris to secure a debt or other obligation of Direct Merchants Bank, but the Bank Purchase Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC and the conveyance provided for in the Bank Purchase Agreement shall be deemed to be a grant by Direct Merchants Bank to Metris of a "security interest" within the meaning of Article 9 of the UCC in all of Direct Merchants Bank's right, title and interest in and to the Receivables. In the Bank Purchase Agreement, Direct Merchants Bank covenants that, among other things, except as required by law or as Direct Merchants Bank may determine to be appropriate and subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be anything other than an account, general intangible or chattel paper, (ii) except for the conveyances under the Bank Purchase Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable,
(iii) except as it deems necessary to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on the Accounts if, as a result of any such reduction, either a Pay Out Event would occur or such reduction is not also applied to any comparable segment of accounts owned by it similar to the Accounts, (iv) it will comply with and perform its obligations under the Contracts relating to the Accounts and the Credit and Collection Policy and that it will not change the terms of such agreements or policies if any such change would, in either case, materially and adversely affect the rights of the Trust or the certificateholders, and that it will not enter into any amendment to the Bank Purchase Agreement that would cause a Ratings Event to occur so long as any certificates under any Series are outstanding, and (v) in the event it receives a collection on any Receivable, it will pay such collection to the Transferor as soon as practicable.

      Purchase Agreement. It is the intention of Metris and the Transferor that the conveyance of the Receivables by Metris be construed as an absolute sale of the Receivables by Metris to the Transferor. It is not intended that such conveyance be deemed a pledge of the Receivables by Metris to the Transferor to secure a debt or other obligation of Metris, but the Purchase Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC and the conveyance provided for in the Purchase Agreement shall be deemed to be a grant by Metris to the Transferor of a "security interest" within the meaning of Article 9 of the UCC in all of Metris' right, title and interest in and to the Receivables. Pursuant to the Purchase Agreement, Metris covenants that, among other things, subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be anything other than an account, general intangible or chattel paper, (ii) except for the conveyances under the Purchase Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable, (iii) except as it deems necessary to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on the Accounts if, as a result of any such reduction, either a Pay Out Event would occur or such reduction is not also applied to any comparable segment of accounts owned by it similar to the Accounts, (iv) it will comply with and perform its obligations under the Contracts relating to the Accounts and the Credit and Collection Policy and that it will not change the terms of such agreements or policies if any such change would, in either case, materially and adversely affect the rights of the Trust or the certificateholders, and that it will not enter into any amendment to the Bank Purchase Agreement that would cause a Ratings Event to occur so long as any certificates under any Series are outstanding, (v) in the event it receives a collection on any Receivable, it will pay such collection to the Transferor as soon as practicable, (vi) it will not convey or transfer any Receivable, except as otherwise provided in the Purchase Agreement, and (vii) it will take all actions reasonably necessary to maintain its rights under all Contracts to which it is a party.

PURCHASE TERMINATION DATE

      Bank Purchase Agreement. If Direct Merchants Bank becomes insolvent, Metris' obligations under the Bank Purchase Agreement will automatically be terminated. In addition, if Metris becomes insolvent, or shall become unable for any reason to purchase Receivables from Direct Merchants Bank in accordance with the provisions of the Bank Purchase Agreement, Metris' obligations under the Bank Purchase Agreement as to Direct Merchants Bank will automatically be terminated.

      Purchase Agreement. If Metris becomes insolvent, the Transferor's obligations under the Purchase Agreement will automatically be terminated. In addition, if the Transferor becomes insolvent or shall become unable for any reason to purchase Receivables from Metris in accordance with the provisions of the Purchase Agreement, the Transferor's obligations under the Purchase Agreement as to Metris will automatically be terminated. The date of any such termination will be the "Purchase Termination Date."


                  CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

      The Transferor has represented and warranted in the Pooling and Servicing Agreement that the transfer of Receivables by it to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title, and interest of the Transferor in and to the Receivables, except for the interest of the Transferor as holder of the Exchangeable Transferor Certificate and any investor certificate of any Series then held by it, or the grant to the Trust of a security interest in the Receivables. The Transferor has also represented and warranted in the Pooling and Servicing Agreement that, in the event the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting, and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, subject only to Permitted Liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Offered Certificates--Representations and Warranties."

      The Transferor has represented that the Receivables are "accounts," "general intangibles" or "chattel paper" for purposes of the UCC. Both the sale of accounts and chattel paper and the transfer of accounts and chattel paper as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the Trust. If a transfer of general intangibles is deemed to constitute the creation of a security interest, rather than a sale, Article 9 of the UCC applies and the filing of one or more appropriate financing statements is also required in order to perfect the security interest of the Trust. In order to protect the interests of the Trust in the Receivables, financing statements covering the Receivables have been filed under the UCC.

      If the transfer of Receivables constituting general intangibles is deemed to be a sale, then the UCC is not applicable and no further action is required to protect the Trust's interest from third parties. Although the priority of general intangibles arising after the Initial Closing Date is not as clear as the priority of interests governed by the UCC, Direct Merchants Bank, Metris and the Transferor believe that it would be inconsistent for a court to afford the Trust less favorable treatment if the transfer of the Receivables is deemed to be a sale than if it were deemed to be a security interest and that a court should conclude that a sale of Receivables consisting of general intangibles would be deemed to have occurred as of the Initial Closing Date or, as applicable, the relevant Addition Date.

      There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the Initial Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, the Transferor has represented and warranted that it transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor has covenanted that it will not sell, pledge, assign, transfer, or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or other government lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. There is a significant possibility that the Trust may not have a perfected security interest in any of the Receivables created after the filing of a petition for relief by or against Metris or the Transferor under the Bankruptcy Code or after the appointment of a receiver or conservator with respect to Direct Merchants Bank. Nevertheless, it is anticipated that the Trust will either own or have a perfected security interest in Receivables existing on the date of filing a petition by or against Metris or the Transferor under the Bankruptcy Code or after the date of appointment of a receiver or conservator with respect to Direct Merchants Bank and will be able to make payments in respect of principal and interest on the Offered Certificates, although there can be no assurance that any of such payments would be timely. Because the Trust's interest in the Receivables is dependent upon the Transferor's interest in the Receivables, which is dependent upon Metris' interest in the Receivables, any adverse change in the priority or perfection of the Transferor's or Metris' security interest would correspondingly affect the Trust's interest in the affected Receivables. In addition, if a receiver or conservator were appointed for Direct Merchants Bank, certain administrative expenses of the receiver or conservator also may have priority over the interest of the Trust in such Receivables. While Direct Merchants Bank is the Servicer, certain cash collections on the Receivables may be held by Direct Merchants Bank and commingled with its funds for brief periods, and if an Insolvency Event occurs, the Trust may not have a perfected interest in such commingled collections.

CERTAIN MATTERS RELATING TO BANKRUPTCY OR RECEIVERSHIP

      The Transferor will not engage in any activities except purchasing accounts receivable from Metris or any affiliate of Metris, forming trusts, transferring such accounts receivable to such trusts and engaging in activities incident to, or necessary or convenient to accomplish, the foregoing. The Transferor has no intention of filing a voluntary petition under the Bankruptcy Code or any similar applicable state law so long as the Transferor is solvent and does not reasonably foresee becoming insolvent.

      The voluntary or involuntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to Metris should not necessarily result in a similar voluntary application with respect to the Transferor so long as the Transferor is solvent and does not reasonably foresee becoming insolvent either by reason of Metris' insolvency or otherwise. Counsel has advised Metris and the Transferor that
(i) the assets and liabilities of the Transferor would not be substantively consolidated with the assets and liabilities of Metris in the event of an application for relief under the Bankruptcy Code with respect to Metris and
(ii) the sale of Receivables by Metris would constitute a valid sale and, therefore, such Receivables would not be property of Metris in the event of the filing of an application for relief by or against Metris under the Bankruptcy Code. The foregoing conclusions are reasoned conclusions, based upon various assumptions regarding factual matters and future events, as to which there necessarily can be no assurance. If a bankruptcy trustee for Metris, Metris as debtor-in-possession, or a creditor of Metris were to take the view that Metris and the Transferor should be substantively consolidated or that the transfer of the Receivables from Metris to the Transferor should be recharacterized as a pledge of such Receivables, then delays in payments on the Class A Certificates, Class B Certificates and Class C Certificates or (should the bankruptcy court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in such payments on such Certificates could result.

      The Pooling and Servicing Agreement provides that, upon the bankruptcy or appointment of a receiver for the Transferor, Direct Merchants Bank or Metris, the Transferor will promptly give notice thereof to the Trustee, and a Pay Out Event with respect to all Series will occur, and under the Pooling and Servicing Agreement, no new Principal Receivables will be transferred to the Trust. Upon the bankruptcy of the Transferor, unless otherwise instructed within a specified period by the certificateholders representing undivided interests aggregating more than 50 percent of the aggregate invested amount of each Series (and, with respect to Series 1997-2, the holders of more than 50 percent of each of the Class A, Class B, and Class C Certificates), the Trustee will proceed to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the receiver or bankruptcy trustee for the Transferor may have the power to continue to require the Transferor to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. See "Description of the Offered Certificates--Pay Out Events."

      Direct Merchants Bank and Metris have represented and warranted to Metris and the Transferor, respectively in the Purchase Agreements that the sale of the Receivables to Metris or the Transferor, respectively, is a valid sale of the Receivables to Metris or the Transferor, respectively. In addition, Direct Merchants Bank, Metris and the Transferor have treated and will treat the transaction described in the Purchase Agreements as sales of the Receivables to Metris and the Transferor, respectively, and Metris has taken or will take all actions that are required under the UCC to perfect Metris' and the Transferor's ownership interest, respectively, in the Receivables. Notwithstanding the foregoing, if Metris were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables from Metris to the Transferor, should be recharacterized as a pledge of such Receivables to secure a borrowing from such debtor, then delays in payments of collections of Receivables to the Transferor (and therefore to the Trust and to Certificateholders) could occur and (should the court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in the amount of such payments could result.

      The Federal Deposit Insurance Act ("FDIA"), as amended by FIRREA, which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as conservator or receiver of Direct Merchants Bank. Among other things, the FDIA grants such a conservator or receiver the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, Direct Merchants Bank.

      To the extent that (i) Direct Merchants Bank granted a security interest in the Receivables to Metris, (ii) the interest was validly perfected before Direct Merchants Bank's insolvency, (iii) the interest was not taken or granted in contemplation of Direct Merchants Bank's insolvency or with the intent to hinder, delay or defraud Direct Merchants Bank or its creditors, (iv) the Pooling and Servicing Agreement is continuously a record of Direct Merchants Bank, and (v) the Pooling and Servicing Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business, such valid perfected security interest of Metris should be enforceable (to the extent of Metris' "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, Direct Merchants Bank and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of Direct Merchants Bank. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable or were to require Metris to establish its rights to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to Direct Merchants Bank as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA does not define the terms "actual direct compensatory damages." On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy Statement") with respect to the payment of interest on collateralized borrowings. The RTC Policy Statements states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receive, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. In a 1993 case involving zero-coupon bonds, however, a federal district court held that the RTC was instead obligated to pay bondholders the fair market value of repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings.

      In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If Metris or the Transferor were to become subject to a bankruptcy proceeding or if Direct Merchants Bank were to become subject to a receivership and a court were to follow the 10th Circuit's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel to the Transferor has advised the Transferor that the facts of the Octagon case are distinguishable from those in the sale transactions between Direct Merchants Bank and Metris, Metris and the Transferor and the Transferor and the Trust and that the reasoning of the Octagon case appears to be inconsistent with established precedent and the UCC. In addition, because Metris, Direct Merchants Bank, the Transferor, the Trust and the transaction governed by the Pooling and Servicing Agreement do not have any particular link to the 10th Circuit, it is unlikely that Metris, Direct Merchants Bank, or the Transferor would be subject to a receivership proceeding in the 10th Circuit. Accordingly, the Octagon case should not be binding precedent on a court in a receivership proceeding.

      The occurrence of certain events of insolvency, conservatorship or receivership with respect to the Servicer will result in a Servicer Default, which Servicer Default, in turn, could result in a Pay Out Event. If no other Servicer Default other than the commencement of such bankruptcy or similar event exists, a conservator or receiver of the Servicer may have the power to prevent the Trustee and the Certificateholders from appointing a successor Servicer.

CONSUMER PROTECTION LAWS

      The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection and related laws. With respect to credit cards issued by Direct Merchants Bank, the most significant laws include the federal Truth-in-Lending Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Electronic Funds Transfer Act and National Bank Act, as well as applicable state laws. Claims may be brought under these statutes by private consumers as well as federal and state regulators. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles and at year end and, in addition, prohibit certain discriminatory practices in extending credit and impose certain limitations on the type of account related charges that may be assessed. Federal law requires credit card issuers to disclose to consumers the interest rates, cardholder fees, grace periods and balance calculation methods associated with their credit card accounts. In addition, cardholders are entitled under current laws to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to require billing errors to be resolved promptly. Certain laws, including the laws described above, may limit Direct Merchants Bank's ability to collect amounts owing with respect to the Receivables regardless of any act or omission on the part of Direct Merchants Bank. These laws further provide that in certain cases cardholders cannot be held liable for, or the cardholder's liability is limited with respect to, charges to the credit card account that result from unauthorized use of the credit card.

      Additional consumer protection laws may be enacted that would impose requirements on the making, enforcement and collection of consumer credit loans. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the Receivables. In addition, failure of the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the receivables.

      Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdictions' consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. If it were determined that out-of-state credit card issuers must comply with a jurisdiction's laws limiting the charges imposed by credit card issuers, such actions could have an adverse impact on Direct Merchants Bank's credit card operations. Application of federal and state bankruptcy and debtor relief laws (including the Soldiers' and Sailors' Civil Relief Act of 1940) would affect the interests of the holders of the Certificates if the protection provided to debtors under such laws result in any receivables of the Trust being written off as uncollectible.

      The Trust may be liable for certain violations of consumer protection laws that apply to the receivables transferred to it, either as assignee from the Transferor with respect to obligations arising before the transfer or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against such cardholder's obligation to pay the amount of Receivables owing. The Transferor will warrant to the Trust in the Pooling and Servicing Agreement that all Receivables transferred to the Trust have been and will be created in compliance with the requirements of such laws. For discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Offered Certificates--Representations and Warranties."


CLAIMS AND DEFENSES OF CARDHOLDERS AGAINST THE TRUST

      The UCC provides that (a) unless an Obligor has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the Trust, as assignee, are subject to all the terms of the Contract between the Credit Card Originator and such Obligor and any defense or claim arising therefrom, to rights of set-off and to any other defense or claim of such Obligor against the Credit Card Originator that accrues before such Obligor receives notification of the assignment and (b) any such Obligor is authorized to continue to pay the Credit Card Originator until (i) Obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee or successor Servicer and
(ii) if requested by the Obligors, the Trustee or successor Servicer has furnished reasonable proof of assignment. No such agreement not to assert defenses has been entered into and no notice of the assignment of the Receivables to the Trust will be sent to the cardholders obligated on the Accounts in connection with the transfer of the Receivables to the Trust.

                  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL; SCOPE OF FEDERAL INCOME TAX OPINION

      Set forth below is a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates which are anticipated to be relevant to most categories of investors and has been prepared or reviewed by Skadden, Arps, Slate, Meagher & Flom LLP, special federal income tax counsel to the Transferor ("Special Tax Counsel"). Special Tax Counsel is of the opinion that this discussion is correct in all material respects. As more fully described below, Special Tax Counsel will render its opinion, subject to the analysis and assumptions contained therein, that the Offered Certificates will be characterized as indebtedness secured by the Receivables for federal income tax purposes and that the Trust will not be subject to federal income tax at the entity level. Except as expressly provided below, Special Tax Counsel will render no other opinions to the Transferor with respect to the Offered Certificates. This discussion is intended as an explanatory discussion of the possible effects of the classification of the Offered Certificates as indebtedness on investors generally and or related tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's tax advisor. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving instruments issued by a trust with terms similar to those of the Offered Certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Certificateholders.

      This summary does not address all aspects of federal income taxation that may be relevant to the Certificate Owners in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to prospective purchasers who purchase Offered Certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Offered Certificates as "capital assets" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OFFERED CERTIFICATES SPECIFIC TO SUCH PROSPECTIVE INVESTOR.

CHARACTERIZATION OF THE OFFERED CERTIFICATES AS INDEBTEDNESS

      The Transferor, the Servicer and each Certificate Owner will express in the Pooling and Servicing Agreement the intent that, for federal, state and local income and franchise tax purposes, the Offered Certificates will be indebtedness secured by the Receivables. The Transferor, by initially entering into, and the Servicer, by accepting the assignment of, the Pooling and Servicing Agreement, and each Certificate Owner, by acquiring an interest in an Offered Certificate, will agree to treat the Offered Certificates as indebtedness for federal, state and local income and franchise tax purposes (except to the extent that different treatment is explicitly required under state or local tax statutes). However, because different criteria are used in determining the nontax accounting treatment of the transaction, the Transferor will treat the Pooling and Servicing Agreement, for financial accounting purposes and certain other nontax purposes, as effecting a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

      In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Based upon its analysis of such factors, Special Tax Counsel is of the opinion that the Transferor will be treated as the owner of the Receivables for federal income tax purposes and, accordingly, the Class A Certificates and the Class B Certificates will be characterized for federal income tax purposes as indebtedness that is secured by the Receivables. Furthermore, Special Tax Counsel is of the opinion that the Trust will not be subject to federal income tax at the entity level.

      Although, in some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form, Special Tax Counsel is of the opinion that the rationale of those cases do not apply to the transaction evidenced by the Offered Certificates, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Offered Certificates as debt for federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME TO CERTIFICATEHOLDERS

      The following discussion is based in part upon Treasury Regulations interpreting the original issue discount ("OID") provisions of Sections 1271 through 1275 of the Code which were adopted as final on January 27, 1994 (the "OID Regulations"). The OID Regulations are, however, subject to varying interpretations and do not address all issues that could affect Certificate Owners.

      Stated Interest. It is not expected that any of the Offered Certificates will be issued with OID. Based upon the foregoing opinions, and assuming that all of the Offered Certificates are treated as debt, the stated interest on Offered Certificates will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a Certificateholder's method of tax accounting.

      OID. The Offered Certificates may be issued at a discount from their principal amounts, thereby creating OID. In such a case, all or a portion of the taxable income to be recognized with respect to the Offered Certificates would be includible in income of Certificate Owners as OID. Any amount treated as OID would not, however, be includible again when the interest is actually received. If the yield on a Class of Offered Certificates were not materially different from its coupon, this treatment would have no significant effect on Certificate Owners using the accrual method of accounting. However, cash method Certificate Owners may be required to report income with respect to the Offered Certificates in advance of the receipt of cash attributable to such income.

      While it is not anticipated that the Offered Certificates will be issued at a discount from their stated principal amount that is greater than a de minimis amount, under Treasury regulations (the "Regulations") the Offered Certificates may nevertheless be deemed to have been issued with OID. This could be the case, for example, if interest payments are not deemed to be payments of "qualified stated interest" because (i) no reasonable legal remedies exist to compel timely payment of such interest payments and (ii) the offered Certificates do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. As a result, if such Regulations were to apply, all of the taxable income to be recognized with respect to the Offered Certificates would be includible in income as OID but would not be includible again when the interest is actually received. The OID Regulations provide, however, that in determining whether interest is unconditionally payable, the possibility of nonpayment due to default, insolvency, or similar circumstances is ignored. Accordingly, the Transferor intends to take the position that interest payments constitute payments of "qualified stated interest" with respect to the Offered Certificates if they are issued at a price that is less than a de minimis discount from their stated principal amount.

      If the Offered Certificates are in fact issued at a greater than de minimis discount, the following rules will apply. The excess of the "stated redemption price at maturity" of an Offered Certificate (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) over the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Certificates are sold to the public) will constitute OID. A Certificate Owner must include OID in income as interest over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "Prepayable Instrument"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to the Offered Certificates (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each Certificateholder should consult its own tax advisor regarding the impact to such Certificateholder of the OID rules if the Offered Certificates are issued with OID. An Offered Certificate issued with de minimis OID must include such OID in income proportionately as principal payments are made on such Offered Certificate.

      Discount and Premium. A subsequent holder who purchases an Offered Certificate at a discount may be subject to the "market discount" rules of
Section 1276 of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate. A Certificate Owner may, however, elect to include market discount in gross income as it accrues and, if such election is made, is not subject to the deferral of interest deductions provision. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. Further, the adjusted tax basis of an Offered Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

      A subsequent holder who purchases an Offered Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Offered Certificate in accordance with rules set forth in Section 171 of the Code.

      Optional Election. As an alternative to the above treatments, accrual method holders may elect to include in gross income all interest with respect to an Offered Certificate, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described above.

      Treatment of Losses. OID, if any (in excess of de minimis OID), must be reported by all Offered Certificateholders, and other interest income must be reported by Offered Certificateholders that report income on the accrual method, as it accrues, whether or not such Offered Certificateholder has received cash equivalent to such income and without giving effect to delays or reductions in distributions attributable to defaults and delinquencies on the Receivables, except to the extent it can be established that such amounts are uncollectible. As a result, if there were in excess of de minimis OID, the amount of income reported by an Offered Certificateholder in any period could exceed the amount of cash distributed to such holder in that period. An Offered Certificateholder generally will realize a loss where either principal or previously accrued interest are determined to be uncollectible with respect to the Offered Certificate, although the timing and character of such losses (or reductions in income) are uncertain, and the deductibility of such losses may be subject to limitations.

DISPOSITION OF OFFERED CERTIFICATES

      Generally, capital gain or loss will be recognized on a sale or other taxable disposition of Offered Certificates in an amount equal to the difference between the amount realized (other than amounts attributable to, and taxable as, accrued interest) and the seller's tax basis in the Offered Certificates. A Certificate Owner's tax basis in an Offered Certificate will generally equal such Certificate Owner's cost increased by any OID, market discount and gain previously included by such Certificate Owner in income with respect to the Offered Certificate and decreased by any bond premium previously amortized and any principal payments previously received by such Certificate Owner with respect to the Offered Certificate. Subject to the market discount rules of the Code discussed above under "--Taxation of Interest Income to Certificateholders--Discount and Premium", any such gain or loss will be capital gain or loss if the Offered Certificate was held as a capital asset (except, however, with regard to Prepayable Instruments, in which case in the event of a prepayment or redemption thereof such gain is ordinary income to the extent of any not yet accrued
OID). Capital gain or loss will be long-term if the Offered Certificate was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

      The Trustee will be required to report annually to the IRS, and to each Certificateholder, the amount of interest paid on the Offered Certificates (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Certificateholder fail to provide the required certification, the Trustee will be required to withhold (or cause to be withheld) 31 percent of the interest otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.


RECENT LEGISLATION

      Recent legislation passed by Congress and signed into law by the President on August 20, 1996 added Sections 860H through 860L to the Code (the "FASIT Provisions") which provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the legislation providing for the new FASIT entity became effective on September 1, 1997, and many technical issues are to be addressed in Treasury regulations which have not yet been issued. In general, the FASIT legislation will enable trusts such as the Trust to be treated as a pass-through entity not subject to federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for federal income tax purposes. Transition rules provided for by the FASIT legislation contemplate that entities in existence on August 31, 1997 may elect to be taxed under the FASIT Provisions, however, how such election would be made and how outstanding interests of such entity are to be treated subsequent to the election is not explained in the FASIT legislation.

OTHER POSSIBLE CHARACTERIZATIONS OF THE POOLING AND SERVICING AGREEMENT

      Although, as described above, it is the opinion of Special Tax Counsel that the Class A Certificates and Class B Certificates will properly be characterized as indebtedness, and that the Class C Certificates (not offered hereby) should be classified as indebtedness (or, if not, would be classified as an interest in a partnership), for federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such characterization will prevail. As set forth above, in the opinion of Special Tax Counsel, if the IRS were to contend successfully that the Class C Certificates were not debt for federal income tax purposes (assuming that neither the Class A or Class B Certificates, nor certificates of any other outstanding series, were also recharacterized) the arrangement among the Transferor and the Class C Certificateholders would be classified as a partnership for federal income tax purposes. If, however, the IRS were to contend successfully that either the Class A or Class B Certificates, or certificates of any other outstanding series, were not debt for federal income tax purposes, the arrangement among the Certificate Owners, the Transferor, and certificate owners of such other Series might be classified for federal income tax purposes as a publicly traded partnership taxable as a corporation.

      If the Class C Certificates (and no Class of the Offered Certificates nor certificates of any other outstanding Series) were treated as interests in a partnership, it is Special Tax Counsel's opinion that the partnership would not be treated as a publicly traded partnership because it would qualify for an applicable "safe harbor" that the IRS has provided. Therefore, the partnership would not be subject to federal income tax.

      If, alternatively, the arrangement created by the Pooling and Servicing Agreement were treated as a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Moreover, distributions by the entity to all or some of the classes of Certificateholders would probably not be deductible in computing the entity's taxable income and all or part of distributions to Certificateholders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to Certificateholders and the Certificateholders could be liable for a share of such tax.

      Because the Transferor will treat the Offered Certificates as indebtedness for federal income tax purposes, the Trustee will not comply with the tax reporting requirements that would apply under the foregoing alternative characterizations of the Offered Certificates.

DEFEASANCE

      The Certificates are subject to Defeasance in certain circumstances. It is not clear under the existing authorities whether Defeasance would, for federal income tax purposes, result in a deemed taxable sale or exchange of the Certificates in exchange for the amounts deposited in the Principal Funding Account and the Accumulation Period Reserve Account as a result of the Defeasance; however, if such a sale or exchange were deemed to occur, because of the short time period, the amount required to be deposited and the nature of the assets in which such amount may be invested, such a result would not be expected to have a material adverse effect on a Certificateholder for federal income tax purposes, notwithstanding that, if such a sale or exchange were deemed to occur, each Certificateholder would thereafter be deemed to own its pro rata share of the assets in which such amount is invested, and would be required to report its taxable income on such basis.

TAX CONSEQUENCES TO FOREIGN INVESTORS

      Special Tax Counsel will render its opinion, subject to the analysis and assumptions contained therein, that the Class A Certificates and Class B Certificates will properly be characterized as indebtedness secured by the Receivables, and that the Class C Certificates (not offered hereby) should be classified as indebtedness (or, if not, would be classified as an interest in a partnership), for federal income tax purposes. Based upon that opinion, the following information describes the U.S. federal income tax treatment of investors in Offered Certificates that are not U.S. persons (each, a "Foreign Person"). The term "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source or, for trusts whose taxable years begin after December 31, 1996, a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust.

            (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the Transferor or a "controlled foreign corporation" with respect to which the Transferor is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Offered Certificate is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Trustee within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

            (b) Any capital gain realized on the sale or other taxable disposition of an Offered Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

            (c) If the interest, gain or income on an Offered Certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

      If the IRS were to contend successfully that any of the Offered Certificates are interests in a partnership (not taxable as a corporation), a Certificate Owner that is a Foreign Person might be required to file a United States individual or corporate income tax return and pay tax on its share of partnership income at regular United States rates including, in the case of a corporate Certificate Owner, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If any of the Offered Certificates were recharacterized as interests in a "publicly traded partnership" taxable as a corporation, to the extent distributions on such Offered Certificates were treated as dividends, a Foreign Person would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

                        CERTAIN STATE TAX CONSEQUENCES

      Because of the differences in state tax laws and their applicability to different investors, it is not possible to summarize the potential state tax consequences of holding the Offered Certificates. ACCORDINGLY, PURCHASERS OF OFFERED CERTIFICATES SHOULD CONSULT THEIR RESPECTIVE TAX ADVISORS REGARDING THE STATE TAX CONSEQUENCES OF PURCHASING ANY CLASS OF OFFERED CERTIFICATES.

                     EMPLOYEE BENEFIT PLAN CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh Plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c) a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to such Plans by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans, and both ERISA and the Code prohibit certain transactions involving "plan assets" between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans. Violation of these rules may result in the imposition of an excise tax or penalty. Thus, a Plan fiduciary considering an investment in the Offered Certificates should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

      Neither ERISA nor the Code defines the term "plan assets." Under
Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Plan Assets Regulation"), a Plan's assets may be deemed to include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Accordingly, an investment in the Offered Certificates by a Plan might result in the assets of the Trust being deemed to constitute plan assets, which in turn could have the consequence that certain aspects of such investment, including the operation of the Trust, might give rise to or result in prohibited transactions under ERISA and the Code.

CLASS A CERTIFICATES

      The Plan Assets Regulation contains an exception to the plan asset rules that provides that if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets, regardless of the fact that the security might otherwise represent an equity interest in the issuer. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is "widely-held," i.e., owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to a Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Under the Plan Assets Regulation, a class of securities will not fail to be widely-held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the control of the issuer.

      The Class A Underwriters expect, although no assurance can be given, that the Class A Certificates will be held by at least 100 independent investors at the conclusion of the offering and the Transferor anticipates that the other conditions of the Plan Assets Regulation will be met with respect to the Class A Certificates. No monitoring or other measures will be taken to ensure that any such conditions will be met with respect to the Class A Certificates. If the Trust's assets were deemed to be "plan assets" of a Plan investor, there is uncertainty whether existing exemptions from the "prohibited transaction" rules of ERISA and the Code would apply to all transactions involving the Trust's assets. Accordingly, Plan fiduciaries should consult with counsel before making a purchase of Class A Certificates.

CLASS B CERTIFICATES

      The Underwriters do not expect that the Class B Certificates will be held by 100 or more independent investors. Accordingly, the Class B Certificates may not be purchased by Plans subject to Title I of ERISA or
Section 4975 of the Code.

      Each Certificate Owner of a Class B Certificate will be deemed to have represented and warranted that it is not (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets (as defined in the Plan Assets Regulation or otherwise under ERISA) by reason of a plan's investment in the entity or
(v) a person investing plan assets of any such plan (including for purposes of clause (iv) and this clause (v), as applicable, an insurance company general account, but excluding any entity registered under the Investment Company Act).

SPECIAL CONSIDERATIONS FOR INSURANCE COMPANY GENERAL ACCOUNTS

      It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL is required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Potential investors that are insurance company general accounts should consult their legal advisors concerning the effect of the General Account Regulations on such investment.


GENERAL INVESTMENT CONSIDERATIONS

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the Offered Certificates with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment prudence and diversification an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA) are not subject to the provisions of Title I of ERISA and Section 4975 of the Code. Accordingly, assets of such plans may, subject to the provisions of any other applicable federal and state law (including, without limitation, federal or state law which is, to a material extent, similar to the provisions of Section 406 of ERISA or
Section 4975 of the Code), be invested in any class of Offered Certificates without regard to the ERISA considerations described herein. It should be noted, however, that any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                UNDERWRITING

      Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among the Transferor and the Underwriters named below (the "Underwriters"), the Transferor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Offered Certificates set forth opposite its name:

                                                                   AMOUNT
                                                                 OF CLASS A
CLASS A UNDERWRITERS                                            CERTIFICATES
Bear, Stearns & Co. Inc.....................................        $

      Total.................................................        $


                                                                   AMOUNT
                                                                 OF CLASS B
CLASS B UNDERWRITER                                             CERTIFICATES
Bear, Stearns & Co. Inc.....................................        $

      In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates if any of the Offered Certificates are purchased.

      The Class A Underwriters named above (the "Class A Underwriters") propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of ____% of the principal amount of the Class A Certificates. The Class A Underwriters may allow, and such dealers may reallow, concessions not in excess of ____% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.

      The Class B Underwriter named above (the "Class B Underwriter") proposes initially to offer the Class B Certificates to the public at the price set forth in the cover page hereof and to certain dealers at such price less concessions not in excess of ____% of the principal amount of the Class B Certificates. The Class B Underwriter may allow, and such dealers may reallow, concessions not in excess of _____% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriter.

      The Underwriting Agreement provides that the Transferor and Metris will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

      Until the distribution of the Offered Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

      If the Underwriters create a short position in the Offered
Certificates in connection with the offering, i.e., if they sell more Offered Certificates than are set forth on the cover page of this Prospectus, the Underwriters may reduce that short position by purchasing Offered Certificates in the open market.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the Transferor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Transferor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      Each Underwriter has represented and agreed that (a) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom and (c) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

      In the ordinary course of business, several of the Underwriters or their affiliates have engaged, and may engage in the future, in certain investment banking or commercial banking transactions with Metris and its affiliates.

                               LEGAL MATTERS

      Certain legal matters relating to the Offered Certificates will be passed upon for Metris, the Transferor and Direct Merchants Bank by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to the Offered Certificates will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York.



                             GLOSSARY OF TERMS

      The following terms, which are used in this Prospectus, have the meanings indicated:

      "ABC Adjusted Invested Amount" means as of any business day the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount minus the amount then on deposit in the Principal Funding Account.

      "Account" means each revolving credit consumer credit card account established pursuant to a Contract between Direct Merchants Bank and any Person, which on the Initial Closing Date was an Eligible Account or, with respect to accounts transferred to the Trust after the Initial Closing Date, is an Additional Account or a Supplemental Account. The definition of Account includes each Transferred Account but does not include any Accounts containing Ineligible Receivables and reassigned to the Transferor pursuant to the Pooling and Servicing Agreement. The term "Account" refers to an Additional Account or Supplemental Account only from and after the Addition Date with respect thereto, and the term "Account" refers to any Removed Account only prior to the Removal Date with respect thereto.

      "Accumulation Period" is defined at page 15  in "Prospectus
Summary--Revolving Period."

      "Accumulation Period Length" is defined at page 56 in "Description of the Offered Certificates--Postponement of Accumulation Period."

      "Accumulation Period Reserve Account" is defined at page 69 in "Description of the Offered Certificates--Accumulation Period Reserve Account."

      "Accumulation Shortfall" is defined at page 80 in "Description of Offered Certificates--Application of Collections--Payment of Principal."

      "Adaptive Control System" is defined at page 40 in "Direct Merchants Bank's Credit Card Activities--New Account Underwriting--The Adaptive Control System."

      "Addition Date" means each date as of which Receivables under Additional Accounts or Supplemental Accounts are included in the Trust as Accounts pursuant to the Pooling and Servicing Agreement.

      "Additional Account" means each revolving credit consumer credit card account owned by Direct Merchants Bank coming into existence after the Initial Closing Date which is an Approved Account that the Transferor has not elected to exclude from the Trust. Any such election shall be made by the Transferor or the Servicer providing to the Trustee a written notice thereof clearly identifying such excluded accounts.

      "Adjusted Invested Amount" means as of any business day the Invested Amount minus the sum of the amount then on deposit in the Principal Funding Account and the Series Allocation Percentage of the amount then on deposit in the Excess Funding Account.

      "Adjustment Payment" is defined at page 80 in "Description of the Offered Certificates--Defaulted Receivables; Dilution."

      "Amortization Period" means the period commencing on the Amortization Period Commencement Date and continuing until the earlier of (x) the Invested Amount of the Certificates being paid in full or (y) the Termination Date.

      "Amortization Period Commencement Date" means the earlier of the first day of the Accumulation Period and the date on which a Pay Out Event occurs or is deemed to have occurred.

      "Approved Account" means each (i) Eligible Account that is a MasterCard(R) or VISA(R) account or (ii) any other revolving credit consumer credit card account the inclusion in the Trust of which would not cause a Ratings Event.

      "Assignment" is defined at page 64 in "Description of the Offered Certificates--Addition of Trust Assets."

      "Automatic Additional Accounts" is defined at page 63 in "Description of the Offered Certificates--Addition of Trust Assets."

      "Available Investor Principal Collections" is defined at page 55 in "Description of the Offered Certificates--Principal Payments."

      "Available Reserve Account Amount" is defined at page 64 in "Description of the Offered Certificates--Accumulation Period Reserve Account."

      "Available Series Finance Charge Collections" is defined at page 76 in "Description of the Offered Certificates--Application of Collections--Payment of Fees, Interest and Other Items."

      "Bank" means Direct Merchants Credit Card Bank, National Association.

      "Bank Purchase Agreement" means that certain Amended and Restated Bank Purchase Agreement dated as of May 26, 1995 between Direct Merchants Bank and FCI, together with that certain Assignment and Assumption Agreement dated as of September 16, 1996, among FCI, as assignor, Metris, as assignee, and Direct Merchants Bank, as such documents may be amended from time to time in accordance with their terms.

      "Bankruptcy Code" means the United States federal bankruptcy code, as amended.

      "Base Rate" is defined at page 49 in "Maturity Considerations."

      "Cash Equivalents" is defined at page 67 in "Description of the Offered Certificates--Trust Accounts."

      "Cedel" is defined at page 53 in "Description of the Offered Certificates--Book-Entry Registration."

      "Cedel Participants" is defined at page 53 in "Description of the Offered Certificates--Book-Entry Registration."

      "Certificateholders" means the record holders of the Certificates.

      "Certificateholders' Interest" means the interest in the assets of the Trust allocated to the Certificateholders.

      "Certificate Owners" is defined at page 3 in "Reports to Certificateholders."

      "Certificate Rates" is defined at page 14 in "Prospectus
Summary--Interest."

      "Certificates" means, collectively, the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D
Certificates.

      "Class" means any of the Class A Certificates, the Class B
Certificates, the Class C Certificates or the Class D Certificates.

      "Class A Adjusted Invested Amount" is defined at page 71 in
"Description of the Offered Certificates--Allocation Percentages."

      "Class A Certificateholders" means the record holders of the Class A Certificates.

      "Class A Certificateholders' Interest" means the interest in the assets of the Trust allocated to the Class A Certificateholders.

      "Class A Certificate Rate" means         % per annum.

      "Class A Certificates" means the         % Asset Backed Certificates,
Series 1997-2, Class A.

      "Class A Fixed/Floating Allocation Percentage" is defined at page 70 in "Description of the Offered Certificates--Allocation Percentages."

      "Class A Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of the ratio that the amount of the Class A Adjusted Invested Amount as of the end of the preceding business day bears to the greater of (a) the sum of the aggregate amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators with respect to all classes of all Series then outstanding used to calculate the applicable allocation percentage.

      "Class A Initial Invested Amount" means $                 .

      "Class A Invested Amount" is defined at page 70 in "Description of the Offered Certificates--Allocation Percentages."

      "Class A Investor Charge-Off" is defined at page 81 in "Description of the Offered Certificates--Investor Charge-Offs."

      "Class A Monthly Interest" is defined at page 78 in "Description of the Offered Certificates--Application of Collections--Payment of Fees, Interest and Other Items."

      "Class A Percentage" means a fraction the numerator of which is the Class A Initial Invested Amount and the denominator of which is the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Class C Initial Invested Amount.

      "Class A Pool Factor" is defined at page 50 in "Pool Factor and Related Information."

      "Class A Principal" is defined at page 79 in "Description of the Offered Certificates--Application of Collections--Payment of Principal."

      "Class A Required Amount" means for any business day during a Monthly Period the amount, if any, by which the sum of (i) the Class A Monthly Interest and any overdue Class A Monthly Interest on the related Distribution Date (and additional interest thereon), (ii) the Class A Floating Allocation Percentage of the Default Amount for such Monthly Period (to date), (iii) if Direct Merchants Bank, or an affiliate of Direct Merchants Bank, is no longer the Servicer, the Class A Floating Allocation Percentage of the Monthly Servicing Fee for the related Monthly Period,
(iv) the Class A Percentage of the Series Allocation Percentage of the Adjustment Payment required to be made by the Transferor but not made on the related Transfer Date and (v) the amount by which the Class A Invested Amount has been reduced on prior business days because of unreimbursed Class A Investor Charge-Offs exceed the Available Series Finance Charge Collections plus any Excess Finance Charge Collections from other Series and any Transferor Finance Charge Collections in each case allocated with respect thereto.

      "Class A Underwriters" are the Underwriters indicated at page 107 in "Underwriting."

      "Class B Adjusted Invested Amount" is defined at page 71 in
"Description of Offered Certificates--Allocation Percentages."

      "Class B Certificateholders" means the record holders of the Class B Certificates.

      "Class B Certificateholders' Interest" means the interest in the assets of the Trust allocated to the Class B Certificateholders.

      "Class B Certificate Rate" means        % per annum.

      "Class B Certificates" means the        % Asset Backed Certificates,
Series 1997-2, Class B.

      "Class B Fixed/Floating Allocation Percentage" is defined at page 70 in "Description of the Offered Certificates--Allocation Percentages."

      "Class B Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of the ratio that the amount of the Class B Adjusted Invested Amount as of the end of the preceding business day bears to the greater of (a) the sum of the aggregate amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators with respect to all classes of all Series then outstanding used to calculate the applicable allocation percentage.

      "Class B Initial Invested Amount" means $                 .

      "Class B Invested Amount" is defined at page 71 in "Description of the Offered Certificates--Allocation Percentages."

      "Class B Investor Charge-Off" is defined at page 81 in "Description of the Offered Certificates--Investor Charge-Offs."

      "Class B Monthly Interest" is defined at page 78 in "Description of the Offered Certificates--Application of Collections--Payment of Fees, Interest and Other Items."

      "Class B Percentage" means a fraction the numerator of which is the Class B Initial Invested Amount and the denominator of which is the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Class C Initial Invested Amount.

      "Class B Pool Factor" is defined at page 50 in "Pool Factor and Related Information."

      "Class B Principal" is defined at page 79 in "Description of the Offered Certificates--Application of Collections--Payment of Principal."

      "Class B Principal Payment Commencement Date" means the earlier of
(a) (i) with respect to the Accumulation Period, the Expected Final Payment Date or (ii) during the Early Amortization Period, the first Distribution Date on which the Class A Invested Amount is paid in full or, if there are no Principal Collections allocable to Series 1997-2 remaining after payments have been made to the Class A Certificates on such Distribution Date, the next succeeding Distribution Date and (b) the Distribution Date following a sale or repurchase of the Receivables pursuant to the Pooling and Servicing Agreement.

      "Class B Required Amount" means for any business day during a Monthly Period the amount, if any, by which the sum of (i) the Class B Monthly Interest and any overdue Class B Monthly Interest on the related Distribution Date (and additional interest thereon), (ii) the Class B Floating Allocation Percentage of the Default Amount for such Monthly Period (to date), (iii) if Direct Merchants Bank, or an affiliate of Direct Merchants Bank is no longer the Servicer, the Class B Floating Allocation Percentage of the Monthly Servicing Fee for the related Monthly Period,
(iv) the Class B Percentage of the Series Allocation Percentage of the Adjustment Payment required to be made by the Transferor but not made on the related Transfer Date and (v) the unreimbursed amount by which the Class B Invested Amount has been reduced on prior business days because of unreimbursed Class B Investor Charge-Offs and Reallocated Class B Principal Collections exceed the Available Series Finance Charge Collections plus any Excess Finance Charge Collections from other Series and any Transferor Finance Charge Collections in each case allocated with respect thereto.

      "Class B Underwriter" is the Underwriter indicated at page 107 in "Underwriting."

      "Class C Adjusted Invested Amount" is defined at page 71 in
"Description of the Offered Certificates--Allocation Percentages."

      "Class C Certificateholders" means the record holders of the Class C Certificates.

      "Class C Certificateholders' Interest" means the interest in the assets of the Trust allocated to the Class C Certificateholders.

      "Class C Certificate Rate" means the London interbank offered quotations for one-month United States dollar deposits plus 1.00% per annum or such lesser rate as specified in the Series 1997-2 Supplement.

      "Class C Certificates" means the Floating Rate Asset Backed
Certificates, Series 1997-2, Class C.

      "Class C Fixed/Floating Allocation Percentage" is defined at page 70 in "Description of the Offered Certificates--Allocation Percentages."

      "Class C Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of the ratio that the amount of the Class C Adjusted Invested Amount as of the end of the preceding business day bears to the greater of (a) the sum of the aggregate amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators with respect to all classes of all Series then outstanding used to calculate the applicable allocation percentage.

      "Class C Initial Invested Amount" means $______.

      "Class C Invested Amount" is defined at page 71 in "Description of the Offered Certificates--Allocation Percentages."

      "Class C Investor Charge-Off" is defined at page 81 in "Description of the Offered Certificates--Investor Charge-Offs."

      "Class C Monthly Interest" is defined at page 78 in "Description of the Offered Certificates--Application of Collections--Payment of Fees, Interest and Other Items."

      "Class C Percentage" means a fraction the numerator of which is the Class C Initial Invested Amount and the denominator of which is the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Class C Initial Invested Amount.

      "Class C Principal" is defined at page 79 in "Description of the Offered Certificates--Application of Collections--Payment of Principal."

      "Class C Principal Payment Commencement Date" means the earlier of
(a) (i) with respect to the Accumulation Period, the Expected Final Payment Date or (ii) during the Early Amortization Period, the first Distribution Date on which the Class B Invested Amount is paid in full or, if there are no Principal Collections allocable to Series 1997-2 remaining after payments have been made to the Class B Certificates on such Distribution Date, the next succeeding Distribution Date and (b) the Distribution Date following a sale or repurchase of the Receivables pursuant to the Pooling and Servicing Agreement.

      "Class C Required Amount" means for any business day during a Monthly Period the amount, if any, by which the sum (i) of the Class C Monthly Interest and any overdue Class C Monthly Interest on the related Distribution Date (and additional interest thereon), (ii) the Class C Floating Allocation Percentage of the Default Amount for such Monthly Period (to date), (iii) if Direct Merchants Bank, or an affiliate of Direct Merchants Bank is no longer the Servicer, the Class C Floating Allocation Percentage of the Monthly Servicing Fee for the related Monthly Period,
(iv) the Class C Percentage of the Series Allocation Percentage of the Adjustment Payment required to be made by the Transferor but not made on the related Transfer Date and (v) the unreimbursed amount by which the Class C Invested Amount has been reduced on prior business days because of unreimbursed Class C Investor Charge-Offs and Reallocated Class C Principal Collections exceed the Available Series Finance Charge Collections plus any Excess Finance Charge Collections from other Series and any Transferor Finance Charge Collections in each case allocated with respect thereto.

      "Class D Certificateholders" means the record holders of the Class D Certificates.

      "Class D Certificateholders' Interest" means the interest in the assets of the Trust allocated to the Class D Certificateholders.

      "Class D Certificates" means the Asset Backed Certificates, Series 1997-2, Class D.

      "Class D Fixed/Floating Allocation Percentage" is defined at page 70 in "Description of the Offered Certificates--Allocation Percentages."

      "Class D Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of the ratio that the amount of the Class D Invested Amount as of the end of the preceding business day bears to the greater of (a) the total amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators with respect to all classes of all Series then outstanding used to calculate the applicable allocation percentage.

      "Class D Invested Amount" is defined at page 71 in "Description of the Offered Certificates--Allocation Percentages."

      "Class D Investor Charge-Off" is defined at page 81 in "Description of the Offered Certificates--Investor Charge-Offs."

      "Class D Principal Payment Commencement Date" means the earlier of
(a) during the Amortization Period, the first Distribution Date on which the Class C Invested Amount is paid in full or, if there are no Principal Collections allocable to Series 1997-2 remaining after payments have been made to the Class C Certificates on such Distribution Date, the Distribution Date following the Distribution Date on which the Class C Invested Amount is paid in full and (b) the Distribution Date following a sale or repurchase of the Receivables pursuant to the Pooling and Servicing Agreement.

      "Closing Date" means the date of the initial issuance of the Certificates.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collection Account" means an account established by the Servicer for the purpose of depositing all collections of Receivables.

      "Collections" is defined at page 8 in "Prospectus
Summary--Collections."

      "Commission" means the Securities and Exchange Commission.

      "Contract" means an agreement between a Credit Card Originator and another person for the extension of revolving credit, including pursuant to a credit card, or revolving credit agreement (but shall not include any agreement or plan relating to the extension of credit on a closed-end basis).

      "Controlled Accumulation Amount" is defined at page .

      "Controlled Deposit Amount" is defined at page 48 in "Maturity Considerations."

      "Cooperative" is defined at page in "Description of the Offered Certificates--Book-Entry Registration."

      "Covered Amount" is defined at page 69 in "Description of the Offered Certificates--Accumulation Period Reserve Account."

      "Credit and Collection Policy" means the written policies and procedures of the applicable Credit Card Originator relating to the operation of its consumer revolving credit card business, including, without limitation, the written policies and procedures for determining the creditworthiness of credit card customers and relating to the maintenance of credit card accounts and collection of receivables with respect thereto, as such policies and procedures may be amended, modified or otherwise changed from time to time.

      "Credit Card Originator" means Direct Merchants Bank and its successors or assigns under the Bank Purchase Agreement and/or any transferee of the Accounts from Direct Merchants Bank or any other originator of accounts which enters into a receivables purchase agreement with Direct Merchants Bank, Metris or the Transferor in accordance with the provisions of the Pooling and Servicing Agreement.

      "Default Amount" means, (i) on any business day other than the Default Recognition Date, the aggregate amount of Principal Receivables in Accounts which became Defaulted Accounts on such business day and (ii) on any Default Recognition Date the aggregate amount of Principal Receivables in Accounts which became Defaulted Accounts during the then current Monthly Period (other than such Accounts which were included in clause (i)).

      "Default Recognition Allocation Percentage" means, with respect to each Default Recognition Date, the percentage equivalent of a fraction, the numerator of which is the Weighted Average Invested Amount for the related Monthly Period and the denominator of which is the Weighted Average Principal Receivables in the Trust for the related Monthly Period.

      "Default Recognition Date" means the last day of each calendar month; provided, however that with respect to any Monthly Period the "related Default Recognition Date" shall mean the Default Recognition Date occurring closest to the last day of such Monthly Period and any amounts allocated or applied on such Default Recognition Date shall be deemed to apply to the related Monthly Period.

      "Defaulted Account" means each Account with respect to which, in accordance with the Credit and Collection Policy or the Servicer's customary and usual servicing procedures, the Servicer has charged off the Receivables in such Account as uncollectible.

      "Defaulted Receivable" is defined at page 80 in "Description of the Offered Certificates--Defaulted Receivables; Dilution."

      "Defeasance" is defined at page 82 in "Description of the Offered Certificates--Defeasance."

      "Definitive Certificates" is defined at page 54 in "Description of the Offered Certificates--Definitive Certificates."

      "Depositaries" is defined at page 51 in "Description of the Offered Certificates--Book-Entry Registration."

      "Depository" is defined at page 51 in "Description of the Offered Certificates--General."

      "Determination Date" is defined at page 81 in "Description of the Offered Certificates--Investor Charge-Offs."

      "Direct Merchants Bank" means Direct Merchants Credit Card Bank, National Association.

      "Direct Merchants Bank Portfolio" is defined at page 44 in "Direct Merchants Bank's Credit Card Activities--Yield Considerations."

      "Discount Option Receivables" is defined at page 65 in "Description of the Offered Certificates--Discount Option."

      "Discount Percentage" is defined at page 65 in "Description of the Offered Certificates--Discount Option."

      "Distribution Account" is defined at page 66 in "Description of the Offered Certificates--Trust Accounts."

      "Distribution Date" means , 1997 and the twentieth day of each month thereafter, or if such day is not a business day, the next succeeding business day.

      "DOL" means the U.S. Department of Labor.

      "Dollars" means United States dollars.

      "DTC" means The Depository Trust Company.

      "DTC Participants" is defined at page 51 in "Description of the Offered Certificates--Book-Entry Registration."

      "Early Amortization Period" means the period beginning on the earlier of (a) the day on which a Pay Out Event occurs or is deemed to have occurred and (b) the Expected Final Payment Date if the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount have not been paid in full on such date, and ending on the earlier of (i) the date on which the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount and the Class D Invested Amount have been paid in full and (ii) the Termination Date.

      "Eligible Account" is defined at page 62 in "Description of the Offered Certificates--Eligible Accounts."

      "Eligible Receivable" is defined at page 63 in "Description of the Offered Certificates--Eligible Receivables."

      "Enhancement" means, with respect to any Series, any letter of credit, cash collateral account, cash collateral guaranty, guaranty, collateral invested amount, surety bond, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate cap, interest rate swap, subordination of the rights of one class or one Series to another, or other contract or agreement for the benefit of the certificateholders of such Series (or certificateholders of a class within such Series as designated in the applicable Supplement).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Euroclear" is defined at page 53 in "Description of the Offered Certificates--Book-Entry Registration."

      "Euroclear Operator" is defined at page 53 in "Description of the Offered Certificates--Book-Entry Registration."

      "Euroclear Participants" is defined at page 53 in "Description of the Offered Certificates--Book-Entry Registration."

      "Euroclear System" is defined at page 53 in "Description of the Offered Certificates--Book-Entry Registration."

      "Excess Finance Charge Collections" means any Finance Charge Collections allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series.

      "Excess Funding Account" is defined at page 68 in "Description of the Offered Certificates--Excess Funding Account."

      "Exchange" means any tender by the Transferor to the Trustee of the Exchangeable Transferor Certificate, pursuant to any one or more Supplements or, if provided in the relevant Supplement, certificates representing any Series and the Exchangeable Transferor Certificate, in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate.

      "Exchangeable Transferor Certificate" means the certificate which evidences the Transferor Interest.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Expected Final Payment Date" means the Distribution Date.

      "External Prospects" is defined at page 37 in "Metris Companies Inc."

      "FASIT" is defined at page 103 in "Certain Federal Income Tax Consequences--Recent Legislation."

      "FASIT Provisions" is defined at page 103 in "Certain Federal Income Tax Consequences--Recent Legislation."

      "FCI" means Fingerhut Companies, Inc., a Minnesota corporation.

      "FDIA" means the Federal Deposit Insurance Act.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "FDR" means First Data Resources, Inc.

      "FICO scores" is defined at page 39 in "Direct Merchants Bank's Credit Card Activities--New Account Underwriting--Credit Scoring."

      "Finance Charge Collections" is defined at page 6 in "Prospectus Summary--Trust."

      "Finance Charge Receivables" is defined at page 8 in "Prospectus Summary--Receivables."

      "Fingerhut" means Fingerhut Corporation, a Minnesota corporation.

      "Fingerhut Customers" is defined at page 37 in "Metris Companies Inc."

      "Fingerhut Database" is defined at page 38 in "Fingerhut Corporation."

      "Fingerhut Scores" is defined at page 38 in "Fingerhut Corporation."

      "FIRREA" is defined at page 30 in "Risk Factors--Transfer of the Receivables; Insolvency Risk Considerations."

      "Fixed/Floating Allocation Percentage" is defined at page 70 in "Description of the Offered Certificates--Allocation Percentages."

      "Floating Allocation Percentage" means the sum of the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage, the Class C Floating Allocation Percentage and the Class D Floating Allocation Percentage.

      "Foreign Person" is defined at page 104 in "Certain Federal Income Tax Consequences--Tax Consequences to Foreign Investors."

      "Full Invested Amount" is defined at page 11 in "Prospectus
Summary--Allocation of Trust Assets."

      "Funding Period" is defined at page 14 in "Prospectus
Summary--Funding Period."

      "General Account Regulations" is defined at page 106 in "Employee Benefit Plan Considerations--Special Considerations for Insurance Company General Accounts."

      "Global Securities" is defined at page B-1-1 in "Annex II."

      "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Indirect Participants" is defined at page 52 in "Description of the Offered Certificates--Book-Entry Registration."

      "Ineligible Receivable" means any receivable that does not satisfy the definition of Receivable.

      "Initial Closing Date" is defined at page 58 in "Description of the Offered Certificates--Transfer and Assignment of Receivables."

      "Initial Invested Amount" is defined at page 10 in "Prospectus Summary--Allocation of Trust Assets."

      "Insolvency Event" is defined at page 85 in "Description of the Offered Certificates--Pay Out Events."

      "Interest Accrual Period" means, with respect to a Distribution Date, the period from and including the preceding Distribution Date to but excluding such Distribution Date; provided, however, that the initial Interest Accrual Period shall be the period from the Closing Date to but excluding the initial Distribution Date.

      "Interest Funding Account" is defined at page 66 in "Description of the Offered Certificates--Trust Accounts."

      "Invested Amount" means the sum of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount and the Class D Invested Amount.

      "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time.

      "Investor Certificates" means any certificates of any Series.

      "Investor Default Amount" is defined at page 80 in "Description of the Offered Certificates--Defaulted Receivables; Dilution."

      "Investor Percentage" means, (a) with respect to Finance Charge Collections prior to the commencement of the Early Amortization Period, Receivables in Defaulted Accounts at any time and Principal Collections during the Revolving Period, the Floating Allocation Percentage and (b) with respect to Finance Charge Collections during the Early Amortization Period and Principal Collections during the Amortization Period, the Fixed/Floating Allocation Percentage, and with respect to any Series of certificates, the percentage specified in the related Supplement.

      "IRS" means the Internal Revenue Service.

      "MasterCard International" means MasterCard International Inc.

      "Metris" means Metris Companies Inc., a Delaware corporation.

      "Metris Direct" means Metris Direct, Inc., a Minnesota corporation and an affiliate of Direct Merchants Bank.

      "Metris Receivables, Inc." means Metris Receivables, Inc., a Delaware corporation.

      "Minimum Aggregate Principal Receivables" means, as of any date of determination, the sum of the numerators used in the calculation of the Investor Percentages for Principal Collections for all outstanding Series on such date of determination.

      "Minimum Retained Interest" means the product of the weighted average Minimum Retained Percentages for all Series and the sum of the outstanding principal amounts of all classes of all Series.

      "Minimum Retained Percentage" means, for Series 1997-2, 2%.

      "Minimum Transferor Interest" means the product of (i) the sum of (a) the aggregate Principal Receivables and (b) the amounts on deposit in the Excess Funding Account and (ii) the highest Minimum Transferor Percentage for any Series.

      "Minimum Transferor Percentage" means, for Series 1997-2, 0%; provided, however that in certain circumstances such percentage may be increased.

      "Monthly Period" means the period from and including the first day of each fiscal month of the Transferor to and including the last day of such fiscal month except that the first Monthly Period with respect to the Certificates shall begin on and include the Closing Date and shall end on and include , 1997.

      "Monthly Servicing Fee" is defined at page 85 in "Description of the Offered Certificates--Servicing Compensation and Payment of Expenses."

      "Moody's" means Moody's Investors Service, Inc.

      "Negative Carry Amount" is defined at page 21 in "Prospectus Summary--Coverage of Interest Shortfalls from Transferor Finance Charge Collections."

      "Notice Date" is defined at page in "Description of the Offered Certificates--Addition of Trust Assets."

      "Obligor" means a person or persons obligated to make payments with respect to a Receivable arising under an Account pursuant to a Contract.

      "Offered Certificates" is defined at page 1.

      "OID" means original issue discount.

      "OID Regulations" is defined at page 100 in "Certain Federal Income Tax Consequences--Taxation of Interest Income to Certificateholders."

      "Paired Series" is defined at page 82 in "Description of the Offered Certificates--Paired Series."

      "Participants" is defined at page 51 in "Description of the Offered Certificates--General."

      "Paying Agent" is defined at page 67 in "Description of the Offered Certificates--Trust Accounts."

      "Payment Date" is defined at page 40 in "Direct Merchants Bank's Credit Card Activities--Servicing, Billing and Payments."

      "Payment Reserve Account" is defined at page 66 in "Description of the Offered Certificates--Trust Accounts."

      "Pay Out Event" is defined at page 83 in "Description of the Offered Certificates--Pay Out Events."

      "Periodic Finance Charge" has, with respect to any Account, the meaning specified in the Contract applicable to such Account for finance charges (due to periodic rate) or any similar term.

      "Permitted Lien" means with respect to the Receivables: (i) liens in favor of the Transferor created pursuant to the Purchase Agreement and assigned to the Trustee pursuant to the Pooling and Servicing Agreement;
(ii) liens in favor of the Trustee pursuant to the Pooling and Servicing Agreement; and (iii) liens which secure the payment of taxes, assessments and governmental charges or levies, if such taxes are either (a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established.

      "Person" means any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

      "Plan" is defined at page 105 in "Employee Benefit Plan
Considerations."

      "Plan Assets Regulation" is defined at page 105 in "Employee Benefit Plan Considerations."

      "Pool Factor" means one of the Class A Pool Factor or the Class B Pool Factor.

      "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of May 26, 1995, among the Transferor, the Servicer, and the Trustee, as amended by Amendment No. 1 thereto, dated as of June 10, 1996 among the Transferor, the Servicer and the Trustee, Amendment No. 2 thereto, dated as of September 16, 1996 among the Transferor, the Servicer and the Trustee, and as further supplemented or amended in accordance with its terms. Unless the context requires otherwise, the term "Pooling and Servicing Agreement" refers to the Pooling and Servicing Agreement as supplemented by the Series 1997-2 Supplement.

      "Portfolio Yield" is defined at page 49 in "Maturity Considerations."

      "Pre-Funded Amount" is defined at page 14 in "Prospectus
Summary--Funding Period."

      "Pre-Funding Account" is defined at page 101 in "Prospectus
Summary--Funding Period."

      "Prepayable Instrument" is defined at page in "Certain Federal Income Tax Consequences--Taxation of Interest Income to Certificateholders--OID."

      "Previously Issued Series" means the Series 1995-1 Variable Funding Certificates, the Series 1996-1 Asset Backed Certificates and the Series

1997-1 Asset Backed Certificates.

      "Principal Account" is defined at page 66 in "Description of the Offered Certificates--Trust Accounts."

      "Principal Collections" means with respect to any business day Collections received with respect to Principal Receivables.

      "Principal Funding Account" is defined at page 67 in "Description of the Offered Certificates--Principal Funding Account."

      "Principal Funding Account Balance" is defined at page 67 in "Maturity Considerations."

      "Principal Funding Account Investment Proceeds" is defined at page 67 in "Description of the Offered Certificates--Principal Funding Account."

      "Principal Receivables" means for any business day, the aggregate amount shown on the Servicer's records as amounts payable by Obligors with respect to Eligible Receivables other than such amounts that are Finance Charge Receivables or (except as used in the definition of Investor Default Amount) Receivables in Defaulted Accounts and shall include, without limitation, amounts payable for purchases of goods or services or cash advances. A Receivable shall be deemed to have been created at the end of the day on the date of processing of such Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day.

      "Principal Terms" is defined at page 59 in "Description of the Offered Certificates--Exchanges."

      "Proprietary Modeling System" is defined at page 39 in "Direct

Merchants Bank's Credit Card Activities--New Account Underwriting--Credit Scoring."

      "Proprietary Score" is defined at page 39 in "Direct Merchants Bank's Credit Card Activities--New Account Underwriting--Credit Scoring."

      "Purchase Agreement" means that certain Receivables Purchase Agreement dated as of May 26, 1995 between FCI and the Transferor, together with that certain Assignment and Assumption Agreement, dated as of September 16, 1996 among FCI, as assignor, Metris, as assignee, and the Transferor, as such documents may be amended from time to time in accordance with their terms.

      "Purchase Agreements" means the Purchase Agreement and the Bank Purchase Agreement.

      "Purchase Termination Date" is defined at page 94 in "Description of the Purchase Agreements--Purchase Termination Date."

      "Qualified Institution" is defined at page 66 in "Description of the Offered Certificates--Trust Accounts."

      "Rating Agencies" means Standard & Poor's and Moody's.

      "Rating Agency Condition" means the notification in writing by each Rating Agency to the Transferor, the Servicer and the Trustee that any action will not result in any Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or class with respect to which it is a Rating Agency.

      "Ratings Event" shall mean, with respect to any Class of any outstanding Series rated by a Rating Agency, a reduction or withdrawal of the rating of any such Class by a Rating Agency.

      "Reallocated Class B Principal Collections" is defined at page 73 in "Description of the Offered Certificates--Reallocated Principal
Collections."

      "Reallocated Class C Principal Collections" is defined at page 73 in "Description of the Offered Certificates--Reallocated Principal
Collections."

      "Reallocated Class D Principal Collections" is defined at page 73 in "Description of the Offered Certificates--Reallocated Principal
Collections."

      "Reallocated Principal Collections" is defined at page 73 in "Description of the Offered Certificates--Reallocated Principal
Collections."

      "Receivable" means all of the indebtedness of any Obligor under an Account, including the right to receive payment of any interest or finance charges and other obligations of such Obligors with respect thereto. Each receivable includes, without limitation, all rights of the Transferor under the applicable Contract.

      "Record Date" means, with respect to any Distribution Date, the business day preceding such Distribution Date, except that, with respect to any Definitive Certificates, Record Date shall mean the fifth day of the then current Monthly Period.

      "Recoveries" means any amounts received by the Servicer with respect to Receivables in Accounts that previously became Defaulted Accounts.

      "Regulations" is defined at page 101 in "Certain Federal Income Tax Consequences--Taxation of Interest Income to Certificateholders--OID."

      "Related Person" means an entity that is an affiliate of Fingerhut, any holder of an Investor Certificate, any provider of Enhancement, or any person whose status would violate the conditions for a trustee contained in Section (4)(i) of Rule 3a-7 under the Investment Company Act.

      "Relevant UCC State" means each jurisdiction in which the filing of a UCC financing statement is necessary to perfect the ownership interest and security interest of the Transferor pursuant to the Purchase Agreement or the ownership or security interest of the Trustee.

      "Removed Accounts" is defined at page 64 in "Description of the Offered Certificates--Addition of Trust Assets."

      "Required Amount" is defined at page 78 in "Description of the Offered Certificates--Application of Collections--Payment of Fees, Interest and Other Items."

      "Required Reserve Account Amount" is defined at page 69 in "Description of the Offered Certificates--Accumulation Period Reserve Account."

      "Requirements of Law" means the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject.

      "Reserve Account Funding Date" is defined at page 69 in "Description of the Offered Certificates--Accumulation Period Reserve Account."

      "Restart Date" is defined at page 63 in "Description of the Offered Certificates--Addition of Trust Assets."

      "Retained Interest" means, on any date of determination, the sum of the Transferor Interest and the interest in the Trust represented by any Transferor Retained Class of investor certificates.

      "Retained Percentage" means, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Retained Interest and the denominator of which is the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination plus all amounts on deposit in the Excess Funding Account (but not including investment earnings on such amounts).

      "Revolving Period" is defined at page 15 in "Prospectus
Summary--Revolving Period."

      "RTC" means the Resolution Trust Corporation.

      "RTC Policy Statement" is defined at page 97 in "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership."

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Series" means any series of certificates issued by the Trust pursuant to a Supplement, including the Series 1997-2 Asset Backed Certificates.

      "Series Allocation Percentage" means, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Invested Amount and the denominator of which is the sum of the Invested Amounts of all Series then outstanding.

      "Series 1995-1 Variable Funding Certificates" means those certificates issued by the Trust pursuant to the Series 1995-1 Supplement dated as of May 23, 1995, as amended by the Amended and Restated Series 1995-1 Supplement dated as of September 16, 1996.

      "Series 1996-1 Asset Backed Certificates" means those certificates issued by the Trust pursuant to the Series 1996-1 Supplement dated as of April 23, 1996.

      "Series 1997-1 Asset Backed Certificates" means those certificates issued by the Trust pursuant to the Series 1997-1 Supplement dated as of May 8, 1997.

      "Series 1997-2" is defined at page 2.

      "Series 1997-2 Supplement" means the Supplement, dated as of the Closing Date, among the Transferor, the Servicer and the Trustee relating to the Series 1997-2 Certificates.

      "Service Transfer" is defined at page 87 in "Description of the Offered Certificates--Servicer Default."

      "Servicer" means initially Direct Merchants Bank and thereafter any Person appointed as successor as provided in the Pooling and Servicing Agreement.

      "Servicer Default" is defined at page 87 in "Description of the Offered Certificates--Servicer Default."

      "Servicing Fee Percentage" means 2.00 percent per annum, or for so long as Direct Merchants Bank is the Servicer, a lesser rate if so specified in the Supplement.

      "Shared Principal Collections" means the amount of Principal Collections for any business day allocated by the Servicer to the Invested Amount remaining after covering required deposits or payments to the Certificateholders and any similar amount remaining for any other Series.

      "SIPC" is defined at page 67 in "Description of the Offered
Certificates--Trust Accounts."

      "Special Tax Counsel" means Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Transferor or such other counsel reasonably acceptable to the Trustee.

      "Standard & Poor's" means Standard & Poor's, a Division of The McGraw-Hill Companies, Inc.

      "Stated Class D Amount" is defined at page 72 in "Description of the Offered Certificates--Allocation Percentages."

      "Supplement" means any Supplement to the Pooling and Servicing
Agreement.

      "Supplemental Accounts" is defined at page 63 in "Description of the Offered Certificates--Addition of Trust Assets."

      "Supplemental Certificate" is defined at page 60 in "Description of the Offered Certificates--Exchanges."

      "Suppress File" is defined at page 38 in "Fingerhut Corporation."

      "Tax Certificate" is defined at page B-1-3 in "Annex II."

      "Tax Opinion" is defined at page 60 in "Description of the Offered Certificates--Exchanges."

      "Termination Date" means the ______ Distribution Date.

      "Terms and Conditions" is defined at page 55 in "Description of the Offered Certificates--Book-Entry Registration."

      "Transfer Agent and Registrar" is defined at page 55 in "Description of the Offered Certificates--Definitive Certificates."

      "Transfer Date" is defined at page 74 in "Description of the Offered Certificates--Application of Collections--Allocations."

      "Transferor" means Metris Receivables, Inc., a Delaware corporation.

      "Transferor Finance Charge Collections" is defined at page 21 in "Prospectus Summary--Coverage of Interest Shortfalls from Transferor Finance Charge Collections."

      "Transferor Interest" means, on any date of determination, the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination plus all amounts on deposit in the Excess Funding Account (but not including investment earnings on such amounts), minus the aggregate invested amount of all Series at the end of such day.

      "Transferor Percentage" is defined at page 70 in "Description of the Offered Certificates--Allocation Percentages."

      "Transferor Retained Class" means any class of investor certificates which is retained by the Transferor.

      "Transferor Retained Finance Charge Collections" is defined at page 78 in "Description of the Offered Certificates--Application of Collections--Payment of Fees, Interest and Other Items."

      "Trigger Event" is defined at page 85 in "Description of the Offered Certificates--Pay Out Events."

      "Trust" means the Metris Master Trust.

      "Trust Accounts" is defined at page 66 in "Description of the Offered Certificates--Trust Accounts."

      "Trust Portfolio" is defined at page 45 in "The Receivables."

      "Trustee" means The Bank of New York (Delaware), a Delaware banking corporation.

      "Trustee's Corporate Trust Office" means the Trustee's office located at White Clay Center, Route 273, Newark, Delaware 19711.

      "UCC" means the Uniform Commercial Code as amended from time to time as in effect in the applicable jurisdiction.

      "Underwriters" is defined at page 107 in "Underwriting."

      "Underwriting Agreement" means the underwriting agreement dated __________, 1997 among the Transferor and the Underwriters.

      "U.S. Person" is defined at page B-1-3 in "Annex II."

      "Variable Funding Certificates" means a series of Certificates, in one or more classes, issued pursuant to the Pooling and Servicing Agreement and the Variable Funding Series Supplement relating thereto.

      "Variable Funding Series Supplement" means the Series 1995-1 Supplement dated as of May 26, 1995 among the Transferor, the Servicer and the Trustee relating to the Variable Funding Certificates.

      "Weighted Average Invested Amount" means with respect to any Monthly Period the weighted average Adjusted Invested Amount based on the Adjusted Invested Amount outstanding on each business day after giving effect to all transactions on such business day from but excluding the Default Recognition Date related to the preceding Monthly Period to and including the Default Recognition Date with respect to such Monthly Period.

      "Weighted Average Principal Receivables" means with respect to any Monthly Period the weighted average sum of the total amount of Principal Receivables and the amount on deposit in the Excess Funding Account on each business day after giving effect to all transactions on such business day from but excluding the Default Recognition Date related to the preceding Monthly Period to and including the Default Recognition Date with respect to such Monthly Period.


                                                                 ANNEX I

                                OTHER SERIES

      The table below sets forth the principal characteristics of the Series 1995-1 Variable Funding Certificates, the Series 1996-1 Asset Backed Certificates and the Series 1997-1 Asset Backed Certificates, the only Series heretofore issued by the Trust. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (612) 525-5094. The Servicer will provide, without charge, to any prospective purchaser of the Certificates, a copy of the disclosure documents for any previous publicly issued Series.

SERIES 1995-1

CLASS A CERTIFICATES

Invested Amount as of April 23, 1997.........  $692,800,000
Expected Invested Amount as of Closing Date
(after application
of proceeds).................................  $24,800,000
Maximum Permitted Invested Amount............  $824,800,000
Certificate Rate.............................  A1/P1 Commercial Paper/LIBOR +
                                               0.625% Blended
Commencement of Amortization Period..........  May 1999 (extendible)
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B
                                               Certificates, Class C
                                               Certificates and Class D
                                               Certificates
Scheduled Series Termination Date............  May 30, 2003 (extendible)
Series Issuance Date.........................  May 1995 (Maximum Permitted
                                               Invested Amount increased on
                                               September 16, 1996)

CLASS B CERTIFICATES

Initial Invested Amount......................  $129,612,000
Certificate Rate.............................  LIBOR + 0.625%
Annual Servicing Fee Percentage..............  Same as above for Class A
                                               Certificates
Enhancement..................................  Subordination of Class C
                                               Certificates and Class D
                                               Certificates
Scheduled Series Termination Date............  Same as above for Class A
                                               Certificates

CLASS C CERTIFICATES

Initial Invested Amount......................  $70,698,000
Certificate Rate.............................  LIBOR + 0.750%
Annual Servicing Fee Percentage..............  Same as above for Class A
                                               Certificates
Enhancement..................................  Subordination of Class D
                                               Certificates
Scheduled Series Termination Date............  Same as above for Class A
                                               Certificates

CLASS D CERTIFICATE

Invested Amount as of April 23, 1997.........  $133,454,000
Expected Invested Amount as of Closing Date
(after reduction
of Class A Invested Amount)..................  $33,638,000
Maximum Permitted Invested Amount............  $153,178,000
Certificate Rate.............................  None
Annual Servicing Fee Percentage..............  Same as above for Class A
                                               Certificates
Scheduled Series Termination Date............  Same as above for Class A
                                               Certificates

SERIES 1996-1

CLASS A CERTIFICATES

Initial Invested Amount......................  $518,000,000
Certificate Rate.............................  6.45%
Commencement of Amortization Period..........  First day of August 1998
                                               Monthly Period
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B
                                               Certificates, Class C
                                               Certificates and Class D
                                               Certificates
Scheduled Series Termination Date............  February 2002 Distribution Date
Series Issuance Date.........................  April 23, 1996

CLASS B CERTIFICATES

Initial Invested Amount......................  $87,500,000
Certificate Rate.............................  6.80%
Annual Servicing Fee Percentage..............  Same as above for Class A
                                               Certificates
Enhancement..................................  Subordination of Class A
                                               Certificates and Class D
                                               Certificates
Scheduled Series Termination Date............  Same as above for Class A
                                               Certificates

CLASS C CERTIFICATES

Initial Invested Amount......................  $50,000,000
Certificate Rate.............................  LIBOR + 0.650%
Annual Servicing Fee Percentage..............  Same as above for Class A
                                               Certificates
Enhancement..................................  Subordination of Class D
                                               Certificates and Class C
                                               Reserve Account
Scheduled Series Termination Date............  Same as above for Class A
                                               Certificates

CLASS D CERTIFICATE

Invested Amount..............................  $44,500,000
Certificate Rate.............................  None
Annual Servicing Fee Percentage..............  Same as above for Class A
                                               Certificates
Scheduled Series Termination Date............  Same as above for Class A
                                               Certificates

SERIES 1997-1

CLASS A CERTIFICATES

Initial Invested Amount...................... $616,250,000
Certificate Rate............................. 6.87%
Commencement of Accumulation Period.......... Last day of March 2001 Monthly
                                              Period or later date as
                                              determined in the Agreement
Annual Servicing Fee Percentage.............. 2.00%
Enhancement.................................. Subordination of Class B
                                              Certificates, Class C
                                              Certificates and Class D
                                              Certificates
Scheduled Series Termination Date............ October 2005 Distribution Date
Series Issuance Date......................... May 8, 1997

CLASS B CERTIFICATES

Initial Invested Amount...................... $106,250,000
Certificate Rate............................. 7.11%
Commencement of Accumulation Period.......... Last day of March 2001 Monthly
                                              Period or later date as
                                              determined in the Agreement
Annual Servicing Fee Percentage.............. Same as above for Class A
                                              Certificates
Enhancement.................................. Subordination of Class C
                                              Certificates and Class D
                                              Certificates
Scheduled Series Termination Date............ Same as above for Class A
                                              Certificates

CLASS C CERTIFICATES

Initial Invested Amount...................... $72,250,000
Certificate Rate............................. Libor + 0.850%
Commencement of Accumulation Period.......... Last day of March 2001 Monthly
                                              Period or later date as
                                              determined in the Agreement
Annual Servicing Fee Percentage.............. Same as above for Class A
                                              Certificates
Enhancement.................................. Subordination of Class D
                                              Certificates and Class C
                                              Reserve Account
Scheduled Series Termination Date............ Same as above for Class A
                                              Certificates

CLASS D CERTIFICATE

Invested Amount.............................. $55,250,000
Certificate Rate............................. None
Annual Servicing Fee Percentage.............. Same as above for Class A
                                              Certificate
Schedule Series Termination Date............. Same as above for Class A
                                              Certificate


                                                                  ANNEX II

                       GLOBAL CLEARANCE SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Metris Master Trust Asset Backed Trust Certificates, Series 1997-2 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional Eurobonds, except that there will be not temporary global security and no "look-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to conventional credit card certificate issues in same-day funds.

      Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

      Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct their respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30 percent U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 864(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or such Certificate Owner's agent.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such Certificate Owner's agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or, for trusts whose taxable years begin after December 31, 1996, a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


====================================    ====================================

      NO DEALER, SALESMAN OR OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE                Metris Master Trust
INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE
CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS IN                   $___________ ___%
CONNECTION WITH THE OFFER MADE BY                    Asset-Backed
THIS PROSPECTUS AND, IF GIVEN OR                     Certificates,
MADE, SUCH INFORMATION OR                       Series 1997-2, Class B
REPRESENTATIONS MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY
THE TRANSFEROR OR THE UNDERWRITERS.
NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL UNDER ANY
CIRCUMSTANCES CREATE AN IMPLICATION
THAT THERE HAS BEEN NO CHANGE IN
THE AFFAIRS OF METRIS COMPANIES
INC., DIRECT MERCHANTS CREDIT CARD                $___________ ___%
BANK, NATIONAL ASSOCIATION, METRIS                   Asset-Backed
RECEIVABLES, INC. OR THE                             Certificates,
RECEIVABLES SINCE THE DATE HEREOF.              Series 1997-2, Class B
THIS PROSPECTUS DOES NOT CONSTITUTE
AN OFFER OR SOLICITATION BY ANYONE
IN ANY STATE IN WHICH SUCH OFFER OR
SOLICITATION IS NOT AUTHORIZED OR
IN WHICH THE PERSON MAKING SUCH
OFFER OR SOLICITATION IS NOT
QUALIFIED TO DO SO OR TO ANYONE TO
WHOM IT IS UNLAWFUL TO MAKE SUCH
OFFER OR SOLICITATION.

    ------------------




        TABLE OF CONTENTS                                  Metris
                                                      Receivables, Inc.
                                Page                     Transferor

Reports to Certificateholders.....3
Available Information.............3
Incorporation of Certain
  Documents By Reference..........3              Direct Merchants Credit
Other Information.................4                 Card Bank, National
Prospectus Summary................5                     Association
Risk Factors.....................29                       Servicer
The Trust........................37
Metris Companies Inc.............37
The Transferor...................37
Direct Merchants Credit
   Card Bank, National
   Association...................37                      PROSPECTUS
Fingerhut Corporation............38
Direct Merchants Bank's
  Credit Card Activities.........38             Underwriters of the Class A
The Receivables..................45                     Certificates
Maturity Considerations..........48
Pool Factor and Related
   Information...................50
Use of Proceeds..................50              Bear, Stearns & Co. Inc.
Description of the Offered
   Certificates..................50
Description of the Purchase
   Agreements....................91
Certain Legal Aspects of the
    Receivables..................95              Underwriter of the Class B
Certain Federal Income Tax                              Certificates
   Consequences..................99
Certain State Tax Consequences..105               Bear, Stearns & Co., Inc.
Employee Benefit Plan
   Considerations...............105
Underwriting....................107                              , 1997
Legal Matters...................108
Glossary of Terms...............109

=====================================     ===================================

                                    PART II

        ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fee............................................$303.04
Printing and Engraving............................................*
Trustee's Fees....................................................*
Legal Fees and Expenses...........................................*
Blue Sky Fees and Expenses........................................*
Accountants' Fees and Expenses....................................*
Rating Agency Fees................................................*
Miscellaneous Fees................................................*

      Total.................................................$______

----------
* To be completed by amendment.

      ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Registrant's certificate of incorporation and by-laws provide for the indemnification of the directors, officers, employees, and agents of the Registrant to the full extent that may be permitted by Delaware law from time to time. Certain provisions of the Registrant's certificate of incorporation protect the Registrant's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care; however, the Registrant's directors remain liable for breaches of their duty of loyalty to the Registrant, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, transactions from which a director derives improper personal benefit and liability under section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

      Under Section 145 of the Delaware General Corporation Law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than a "derivative action" by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

      The Registrant's parent corporation currently maintains a policy insuring, subject to certain exceptions, its directors and officers and the directors and officers of its subsidiaries against liabilities which may be incurred by such persons acting in such capacities.



      ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

Exhibits

1         --Form of Underwriting Agreement.*

3(a)      --Amended and Restated Certificate of
          Incorporation of Metris Receivables, Inc.
          (incorporated herein by reference to
          Registration Statement No. 333-23045).

3(b)      --By-laws of Metris Receivables, Inc.
          (incorporated herein by reference to
          Registration Statement No. 33-99514).

4(a) --Pooling and Servicing Agreement (incorporated herein by reference to Registration Statement
          No. 33-99514).

4(b)      --Pooling and Servicing Agreement Amendment No.
          1 dated as of June 10, 1996, among the
          Transferor, the Servicer and the Trustee
          (incorporated herein by reference to
          Registration Statement No. 333-23045).

4(c)      --Pooling and Servicing Agreement Amendment No.
          2 dated as of September 16, 1996, among the Transferor, the Servicer and the Trustee
          (incorporated herein by reference to
          Registration Statement No. 333-23045).

4(d)      --Form of Series 1997-2 Supplement.*

4(e)      --Amended and Restated Bank Purchase Agreement
           dated as of May 26, 1995 between FCI and Direct Merchants Bank (incorporated herein by reference to Registration
           Statement No. 33-99514).

4(f)      --Assignment and Assumption Agreement dated
           as of September 16, 1996 among FCI, as
           assignor, Metris, as assignee, and
           Direct Merchants Bank. (incorporated
           herein by reference to Registration
           Statement No. 333-23045).

4(g)      --Receivables Purchase Agreement dated as
           of May 26, 1995 between FCI and the
           Transferor (incorporated herein by
           reference to Registration Statement No.
           33-99514).

4(h) --Assignment and Assumption Agreement dated as of September 16, 1996 among FCI, as assignor, Metris, as assignee, and Metris Receivables, Inc. (incorporated herein by reference to Registration Statement No. 333-23045).

5         --Opinion of Skadden, Arps, Slate, Meagher &
          Flom LLP with respect to legality.*

8         --Opinion of Skadden, Arps, Slate, Meagher &
          Flom LLP with respect to tax matters.*

24        --Consent of Skadden, Arps, Slate, Meagher &
          Flom LLP (Contained in Exhibits 5 and 8).*

25 --Power of Attorney (contained on the signature page).


----------
*  To be filed by amendment.
b.   Financial Statements
Inapplicable




      ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes as follows:

      (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the state of Minnesota, city of Minnetonka, on September 26, 1997.

                                   METRIS RECEIVABLES, INC.

                                   By:

                                   /s/ Robert W. Oberrender
                                   --------------------------------------
                                   Robert W. Oberrender
                                       President

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint both Robert W. Oberrender and Michael P. Sherman his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agents may lawfully do or cause to be done.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 26, 1997.

SIGNATURE                              TITLE

/s/ Robert W. Oberrender      President and Director   (Principal Executive
--------------------------                              Officer and Principal
Robert W. Oberrender                                    Financial Officer)


/s/ Thomas C. Vogt            Vice President and       (Principal Accounting
--------------------------    Controller                Officer)
 Thomas C. Vogt


/s/ Jill B. Barclift          Director
--------------------------
 Jill B. Barclift


/s/ Michael P. Sherman        Director
--------------------------
Michael P. Sherman


/s/ Ruth K. Lavelle
--------------------------    Director
Ruth K. Lavelle


--------------------------    Director
James B. O'Neill




                                 EXHIBIT INDEX

EXHIBIT NO.

1            --Form of Underwriting Agreement.*

3(a) --Amended and Restated Certificate of Incorporation of Metris Receivables, Inc. (incorporated herein by reference to Registration Statement No. 333-23045).

3(b) --By-laws of Metris Receivables, Inc. (incorporated herein by reference to Registration Statement No.
             33-99514).

4(a) --Pooling and Servicing Agreement (incorporated herein by reference to Registration Statement No. 33-99514).

4(b) --Pooling and Servicing Agreement Amendment No. 1 dated as of June 10, 1996, among the Transferor, the Servicer and the Trustee (incorporated herein by reference to Registration Statement No. 333-23045).

4(c) --Pooling and Servicing Agreement Amendment No. 2 dated as of September 16, 1996, among the Transferor, the Servicer and the Trustee (incorporated herein by reference to Registration Statement No. 333-23045).

4(d)         --Form of Series 1997-2 Supplement.*

4(e) --Amended and Restated Bank Purchase Agreement dated as of May 26, 1995 between FCI and Direct Merchants Bank (incorporated herein by reference to Registration
             Statement No. 33-99514).

4(f) --Assignment and Assumption Agreement dated as of September 16, 1996 among FCI, as assignor, Metris, as assignee, and Direct Merchants Bank (incorporated herein by reference to Registration Statement No. 333-23045).

4(g) --Receivables Purchase Agreement dated as of May 26, 1995 between FCI and the Transferor (incorporated herein by reference to Registration Statement No. 33-99514).

4(h) --Assignment and Assumption Agreement dated as of September 16, 1996 among FCI, as assignor, Metris, as assignee, and Metris Receivables, Inc. (incorporated herein by reference to Registration Statement No. 333-23045).

5           --Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
             with respect to legality.*

8 --Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.*

24 --Consent of Skadden, Arps, Slate, Meagher & Flom LLP (Contained in Exhibits 5 and 8).*

25          --Power of Attorney (contained on the signature page).



* To be filed by Amendment.